SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Jameson Inns, Inc.

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Units of membership interest in Kitchin Hospitality, LLC

(2)	Aggregate number of securities to which transaction applies:

Units

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$ which is the book value of the units of membership interest in Kitchin Hospitality being acquired by

      Jameson Inns, Inc

(4)	Proposed maximum aggregate value of transaction:

$564,834

(5)	Total fee paid:

$45.70

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Our annual meeting for this year has been delayed until now in order to present to you our proposals to relinquish our status as a real estate investment trust (“REIT”) for federal income tax purposes and to acquire Kitchin Hospitality LLC.

Kitchin Hospitality, LLC was originally formed to serve as the independent lessee and operator of our hotel properties. Under the tax rules, a hotel REIT is not permitted to operate its properties. If the relinquishment of our status of a REIT is approved, the Kitchin Hospitality hotel operations could be combined with our assets and operations. This would eliminate the conflict of interest that has existed whereby we have been leasing our properties to a company that is wholly owned by our founder and Chairman and Chief Executive Officer, Thomas W. Kitchin, and members of his family, including Craig R. Kitchin, our President and Chief Financial Officer.

We have entered into an acquisition agreement with the owners of Kitchin Hospitality to acquire all of their membership interests for a total consideration consisting of 2,185,430 shares of our common stock, and cash in the amount of $1.3 million, subject to certain adjustments provided for in the acquisition agreement. This agreement was negotiated and approved on our behalf by a Special Committee of our Board of Directors that is comprised of all of our independent, outside directors. Raymond James & Associates, Inc. served as financial advisors to the Special Committee and has rendered its opinion that the consideration to be paid by us pursuant to the acquisition agreement is fair, from a financial point of view, to us as of the date of the acquisition agreement.

The Special Committee has determined that the acquisition and the related relinquishment of our status as a REIT are in the best interests of us and our shareholders, and the Special Committee unanimously recommends voting FOR approval of the REIT status relinquishment and the issuance of the shares of our common stock as consideration for the acquisition of Kitchin Hospitality.

If the transaction with Kitchin Hospitality is completed, the beneficial ownership of Mr. T. Kitchin and members of his family will increase from 5.3% of the outstanding common stock to approximately 19.9%. Mr. T. Kitchin also beneficially owns 72,727 shares, or 5.7%, of our outstanding Series A Cumulative Preferred Stock. Mr. T. Kitchin and the other owners of Kitchin Hospitality will enter into a shareholders’ agreement and a registration rights agreement imposing certain restrictions upon their ownership and activities as shareholders, and granting them certain rights, such as the right to designate a nominee for election to our Board and to cause any proposed sales of their shares to be registered with the Securities and Exchange Commission under certain conditions. These agreements are explained more fully in the proxy statement.

We describe the material risks associated with the acquisition and the transactions contemplated thereby under the heading “Risk Factors” beginning on page 28 of this proxy statement.

In addition to voting on the relinquishment of our REIT status and the proposed issuance of shares of common stock in the Kitchin Hospitality acquisition, holders of our common stock will vote on proposed amendments to our articles of incorporation to eliminate the provisions relating to the common stock ownership and transfer restrictions required by the REIT rules of the IRS as well as the matters usually addressed at our annual meeting of shareholders, including the election of two Class I directors for a new three-year term, approval of the Jameson 2003 Stock Incentive Plan, ratification of Ernst & Young LLP as the auditors for our 2003 financial statements and a shareholder proposal. Your vote is very important.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, it is important that your shares be voted. Please take the time to vote by completing and mailing the enclosed proxy card to us.

The record date for determining the holders of Jameson common stock entitled to notice of, and to vote at, the annual meeting is October 31, 2003.

This proxy statement gives you detailed information about the proposals to be voted upon. We encourage you to read this document carefully. In addition, you may obtain information about our companies from documents that we have filed with the Securities and Exchange Commission.

Vice President—Legal and Secretary

JAMESON INNS, INC.

8 Perimeter Center East, Suite 8050

Atlanta, Georgia 30346-1604

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:             , 2003

Time: 2:00 p.m., local time

Place:

Atlanta, Georgia

At the annual meeting, the shareholders of Jameson Inns, Inc. will vote upon the following proposals:

1.	Re-election of two directors for Class I for a three-year term which will expire at the annual meeting for 2006;

2.	Approval of a proposal to relinquish the status of Jameson Inns, Inc. as a real estate investment trust;

3.	Approval of the issuance of shares of common stock of Jameson Inns, Inc. as consideration for the acquisition of all of the membership interests of Kitchin Hospitality, LLC pursuant to the Membership Interest Purchase Agreement, dated as of September 10, 2003.

4.	Approval of the proposed amendments to the articles of incorporation to eliminate the common stock ownership restrictions necessitated by our status as a real estate investment trust;

5.	Approval of the Jameson 2003 Stock Incentive Plan;

6.	Ratification of the appointment of Ernst & Young LLP as independent auditors of Jameson for 2003;

7.	Consideration of a shareholder proposal; and

8.	Transaction of any other business as may properly come before the meeting or any adjournment of the meeting.

If Item 2 above is not approved, Items 3 and 4 will not be implemented, even if they are approved. If Item 3 is not approved, Items 2 and 4 will not be implemented, even if they are approved, unless our Board then determines to proceed with the acquisition of Kitchin Hospitality for consideration not including the issuance of 5% or more of our common stock (and thus not requiring the approval of our shareholders). If Items 2 and 3 are approved but Item 4 is not, the REIT status of the Company will be relinquished, and it is expected that our Board of Directors will exercise its authority to waive the restrictions on stock ownership and transfers contained in our existing articles of incorporation.

It is important that your shares be voted. Please vote as soon as possible by completing the proxy card and returning it in the enclosed envelope. If you decide to attend the meeting in person, you may withdraw your proxy and vote at that time. Holders of common stock of record on October 31, 2003, are entitled to one vote for each share of common stock held.

The Special Committee of our Board of Directors has unanimously approved the relinquishment of our REIT status and our acquisition of Kitchin Hospitality, and has determined that these matters are in the best interests of our shareholders, and unanimously recommends that shareholders vote to approve the relinquishment of our REIT status and the issuance of shares of our common stock as consideration for the acquisition of Kitchin Hospitality. In addition, our Board unanimously recommends that shareholders vote to elect the named nominees as directors, amend our articles of incorporation, approve the Jameson 2003 Stock Incentive Plan, and ratify Ernst & Young LLP as Jameson’s independent auditors for 2003 at the annual meeting. Our Board recommends a vote against the shareholder proposal.

By order of the Board of Directors,

Steven A. Curlee

Vice President—Legal and Secretary

Atlanta, Georgia

                 , 2003

It is important that you sign, date and promptly return your proxy card in the enclosed envelope, so that your shares will be represented whether or not you plan to attend the meeting. See page      for voting alternatives, such as internet and telephone voting. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each card should be signed and returned.

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QUESTIONS & ANSWERS

Q:	Why is Jameson proposing to relinquish its REIT status?

A:	Among the primary purposes for this proposal are that it will allow us to:

•	become a fully integrated hotel company with the ability to operate our hotels without the REIT restrictions to which we have been subject;

•	eliminate the conflicts of interest we encounter currently in our relationships with Kitchin Hospitality;

•	retain our future earnings and cash flow to pay down debt and for future development;

•	pursue other business activities not permissible for us as a REIT, such as managing hotels for other owners and franchising our brands; and

•	possibly attract more interest in our shares by institutional investors who typically are not interested in investing in REITs.

Q:	What effect will this change have on me as a shareholder?

A:	We plan on discontinuing, at least for the foreseeable future, payments of dividends on our common stock. We intend to use the cash that would otherwise be paid out in dividends and any additional cash flow resulting from our ownership of Kitchin Hospitality to pay down some of our long-term indebtedness and to finance any expansion and renovation projects that we believe are appropriate.

We will continue to pay the dividends on our outstanding series of preferred stock. However, we may consider future action to exchange other securities for our outstanding preferred stock in order to, among other things, either reduce our income tax liability or increase our cash available for our operations and growth. No decisions have yet been made on what course of action, if any, that we may take with respect to our preferred stock.

In this regard, if Proposal No. 4 is approved, our articles of incorporation will be amended to eliminate the provisions and restrictions regarding “excess shares.” This will eliminate the ownership limitations that were imposed on all of our shareholders because of the requirements regarding the ownership of REITs. While this will eliminate certain restrictions on the ownership of our stock, we don’t believe this alone will have any material impact on the liquidity or price of our common stock.

Q:	Why is Jameson proposing to acquire Kitchin Hospitality?

A:	If we relinquish our REIT status, we will then be able to operate our own properties and engage in other activities that we otherwise could not pursue as a REIT. Kitchin Hospitality, has long-term leases on all of our properties and billboards and has the organization and personnel that have been operating these properties. Acquiring Kitchin Hospitality would allow us to manage all of our assets. The terms of the proposed acquisition have been negotiated on our behalf by a Special Committee composed of our independent directors. They have received an opinion from Raymond James & Associates, Inc. that, as of the date of the acquisition agreement, the consideration to be paid by us pursuant to the acquisition agreement is fair, from a financial point of view, to us. We also will eliminate the conflicts of interests that we encounter due to the ownership of Kitchin Hospitality by. Thomas W. Kitchin and his family and be able to benefit from the increased earnings and cash flow we should be able to realize. The construction subsidiaries of Kitchin Hospitality will not be included. They will be spun off to the Kitchin Hospitality owners before the closing.

If we don’t acquire Kitchin Hospitality, it will continue to be the lessee of all of our Jameson Inns for the next eight years and our Signature Inns for nine years and the owners of that company would realize the benefits of any profits it may realize over the period of the master leases.

Q:	What was the role of the Special Committee of the Board of Directors?

A:	Because of our management’s ownership of and involvement in Kitchin Hospitality, a Special Committee of the Board of Directors was appointed to consider the proposed acquisition of Kitchin Hospitality and the related relinquishment of our status as a REIT, to negotiate its terms on our behalf and to approve the acquisition and provide a recommendation to our shareholders. In carrying out these functions, the Special Committee engaged Jones Day as its legal counsel and Raymond James & Associates, Inc. as its financial advisor.

Q:	What is the cost of acquiring Kitchin Hospitality?

A:	We will issue 2,185,430 shares of our common stock, subject to a possible downward adjustment, and cash in the amount of $1.3 million to Mr. T. Kitchin and the other members of his immediate family who now own Kitchin Hospitality. The number of shares to be issued may be adjusted downward, depending upon Kitchin Hospitality’s year-end working capital and long-term debt.

Q:	Will there be any tax consequences to me?

A:	Our shareholders will not realize taxable gain or loss for federal income tax purposes as a result of the relinquishment of our REIT status or our acquisition of Kitchin Hospitality. To review the tax consequences of the various proposals to us and to the owners of Kitchin Hospitality, see pages through .

Q:	Are there risks to be considered?

A:	Yes. Among other risks, it is possible that:

•	the loss of the benefits of being a REIT will not be overcome by the expected benefits of not being subject to the REIT rules and combining our operations and assets with Kitchin Hospitality; and

•	we will be exposed to greater business risks and liability due to our expanded operations and substantially greater number of employees.

Further,

•	by relinquishing our status as a REIT, we will be subject to payment of income taxes; and

•	we will issue 2,185,430 shares of our common stock, representing 15.5% of our outstanding common stock, which will dilute the ownership of our current shareholders.

For other risks, see pages      through     .

Q:	Do any Jameson shareholders have dissenters’ appraisal rights in connection with the relinquishment of our REIT status, the proposed amendment to our articles of incorporation or the issuance of shares of our common stock as consideration for the acquisition of Kitchin Hospitality?

A:	No.

Q:	When will the REIT status relinquishment be effective?

A:	If approved by our shareholders, the relinquishment of our REIT status will become effective in January of 2004. If it were to be effective during 2003, it would be retroactive to the beginning of the year and we would incur federal income tax liability on the amount of our income in 2003, without the benefit of excluding the dividends that we have already paid.

Q:	Why is Jameson proposing to amend the articles of incorporation?

A:	The articles of incorporation include a number of restrictions and limitations on the ownership of our capital stock that are required in order to maintain our status as a REIT. These will no longer be necessary if we relinquish our status as a REIT.

Q:	If the proposal to relinquish the REIT status is approved but the proposal to amend our articles of incorporation is not, will the REIT status still be relinquished?

A:	Yes. If the proposal to relinquish our status as a REIT is approved, but the proposal to amend our articles of incorporation is not, we will still relinquish our status as a REIT, and it is expected that our Board will exercise its authority to waive the restrictions on stock ownership and transfers contained in our existing articles of incorporation.

Q:	Will there be any action that I will need to take if the REIT status relinquishment or the acquisition of Kitchin Hospitality is approved?

A:	No. You will continue to hold the shares that you currently own and there will be no material changes in your rights or interests as a shareholder.

Q:	What do I need to do now?

A:	Just indicate on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your shareholders’ meeting. You may also vote by phone or over the internet by following the instructions on the proxy card (or the broker’s instruction sheet if your shares are held in a brokerage account) furnished to you along with this proxy statement.

If you send in your proxy but do not indicate how you want to vote, your proxy will be counted as a vote in favor of the REIT relinquishment, the issuance of shares of our common stock as consideration for the acquisition of Kitchin Hospitality, the amendments to the articles of incorporation, the election of the nominees for director, the approval of the Jameson 2003 Stock Incentive Plan, and the ratification of Ernst & Young LLP as our independent auditors for 2003, and a vote against the shareholder proposal.

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. You can change your vote at any time before your proxy is voted at the meeting. You can do this in any of three ways. First, you can send a written notice stating that you are revoking your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the Secretary of Jameson at the address below. Simply attending the meeting, however, will not revoke your proxy. You should send any written notice or new proxy card to the Secretary of Jameson at the following address: Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1604.

Q:	Who can vote?

A:	You can vote your shares of common stock if our records show that you owned the shares on October 31, 2003. A total of [ ] shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. We do not recognize cumulative voting for the election of our directors. The enclosed proxy card shows the number of shares you can vote.

Q:	What if other matters come up at the annual meeting?

A:	Our Board does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment.

Q:	Can I vote in person at the annual meeting rather than by completing the proxy card?

A:	Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

Q:	What do I do if my shares are held in “street name”?

A:	If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

Q:	How are votes counted?

A:	We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. Broker non-votes, meaning shares held in the name of a nominee where no voting instruction has been provided to the nominee, will also be counted as present to determine if a quorum exists. Under Georgia law, directors are elected by a plurality of votes cast. Each of the other proposals, except for the amendment to our articles of incorporation, will be approved if it receives a majority of votes cast. The proposed amendments to our articles of incorporation will require the affirmative vote of the holders of a majority of all of our outstanding shares of common stock. Votes will be tabulated by an inspector of election appointed by our Board of Directors. Abstentions from voting, withheld votes and broker non-votes will not be considered “votes cast” and will have no effect on the outcome of the election of directors or other proposals except for the proposal to amend our articles of incorporation, and in that case they will be the same as votes against the proposal.

Q:	Who pays for this proxy solicitation?

A:	The accompanying proxy is solicited by and on behalf of our Board of Directors, and the entire cost will be paid by us. In addition to sending you these materials, some of our employees may contact you by telephone, by mail or in person. None of these employees will receive any extra compensation for doing this, but they may be reimbursed for their out-of-pocket expenses incurred while assisting us in soliciting your proxy. We also plan on using The Altman Group to assist us in soliciting proxies and will pay a fee of $20,000 for these services.

SUMMARY OF PROPOSED ACQUISITION OF KITCHIN HOSPITALITY

AND RELATED RELINQUISHMENT OF OUR STATUS AS A REIT

This summary highlights selected information from this proxy statement regarding our proposed acquisition of Kitchin Hospitality and related relinquishment of our REIT status and may not contain all of the information that is important to you. There will be a vote on the issuance of shares of our common stock pursuant to this transaction only if the shareholders approve the proposed relinquishment of our REIT status. For a more complete understanding of the acquisition and for a more complete description of the legal terms of the acquisition, you should read this entire document carefully; as well as the additional documents to which we refer you. See “Where You Can Find More Information” (page     ). For your convenience we have included page references to direct you to more complete descriptions of the topics presented in this summary.

The Companies

Jameson Inns, Inc

8 Perimeter Center East, Suite 8050,

Atlanta, Georgia 30346-1604.

Telephone number: (770) 481-0305

We are:

•	a regional hotel chain which owns and develops limited service hotels (“Inns”);

•	organized as a real estate investment trust (“REIT”) for federal income tax purposes; and

•	the owner of a total of 120 hotels located in 14 states in the southeastern and midwestern United States at June 30, 2003 (including 96 Jameson Inns with 5,348 available rooms and 24 Signature Inns with 2,827 available rooms).

Generally, our Inns are rooms-only facilities designed to appeal to price and quality conscious travelers. Our target customers are business travelers, such as sales representatives and government employees, as well as families and leisure travelers attending events in our markets, such as college or cultural gatherings, fairs, festivals and family reunions. Our Inns feature amenities such as swimming pools, fitness centers, remote-controlled television with access to cable programming, including HBO, free local calls, complimentary continental breakfast and newspaper, king-sized or double beds, attractive decor, quality furnishings and, in select rooms, whirlpool baths and small refrigerators.

We built all of our Jameson Inns, beginning in 1988. Until 1998, we built two-story, 40 room Jameson Inns with exterior access to the guest rooms constructed on a one- to two-acre tract with an outdoor swimming pool, fitness center and parking area. Based on market demand, certain of the Jameson Inns have been expanded since their initial construction. In late 1998, we designed and began building new three-story, interior corridor structures with 56 to 80 rooms and elevator access to each floor. We currently have 26 interior corridor and 70 exterior corridor Jameson Inns.

In May 1999, we merged with Signature Inns, Inc. and acquired 26 Signature Inns. Most of our Signature Inns incorporate a two-story atrium and a bright, well-appointed and richly decorated lobby and registration area; contain approximately 120 guest rooms, averaging over 300 square feet per room; have a swimming pool and exercise facilities and provide a complimentary breakfast and other amenities including a microwave, refrigerator, in-room coffee, iron and ironing board and hair dryer in all guest rooms. We currently have 24 Signature Inns.

Due to REIT restrictions, we are not allowed to operate our own properties. Presently, all of our Inns are leased to Kitchin Hospitality, LLC under master leases. These master leases require Kitchin Hospitality to pay us base rent based on the number of rooms in operation (available for rent) on the first day of each month and percentage rent based on room revenues, as defined in the master leases. The master leases generally provide that a portion of aggregate room revenues in excess of specified amounts will be paid to us as percentage rent.

For further information about Jameson Inns, Inc., you should review our annual report to shareholders (which includes our Annual Report on Form 10-K filed with the SEC) and our quarterly reports on Form 10-Q. We have included the Annual Report on Form 10-K and the Quarterly Report on Form 10-Q for the period ended June 30, 2003 with this proxy statement.

Kitchin Hospitality LLC (page     )

8 Perimeter Center East, Suite 8050,

Atlanta, Georgia 30346-1604.

Telephone number: (770) 901-9020

Kitchin Hospitality is the only lessee and operator of our properties. At June 30, 2003 it also operates two hotel properties for third parties and receives license fees for the use of the Jameson trademark on eight hotels that we sold. Kitchin Hospitality has a total of 2,400 employees as of June 30, 2003, which includes all of our officers and certain employees which perform services for us. Kitchin Hospitality is wholly owned by Thomas W. Kitchin, our Chairman and Chief Executive Officer, and members of his family, including Craig R. Kitchin, our President and Chief Financial Officer. References to Kitchin Hospitality throughout this report refer to either Kitchin Hospitality, LLC (formerly named Jameson Hospitality, LLC), or its predecessors.

Vote Required (pages      and     )

Because of the ownership interests of Mr. T. Kitchin and members of his family in Kitchin Hospitality and our leasing and other arrangements with that company, under the rules of The Nasdaq Stock Market, the issuance of shares of our common stock pursuant to the proposed acquisition must be approved by a majority of the total votes cast on the proposal in person or by proxy. Even if this proposal does receive the required shareholder approval, the acquisition will not be effected unless the proposal to relinquish our REIT status is also approved and effected. The proposal to relinquish our status as a REIT must be approved by a majority of the total votes cast on the proposal, in person or by proxy.

Th e Acquisition (page     )

At the effective time, we will acquire all of the outstanding membership interests in Kitchin Hospitality and we will issue to the owners of Kitchin Hospitality 2,185,430 shares of common stock and $1.3 million in cash. The number of shares to be issued may be adjusted downward, depending upon Kitchin Hospitality’s year-end working capital and long-term debt. Through two subsidiary companies, Kitchin Hospitality is engaged in non-related construction activities. The Special Committee determined not to include the construction business in the acquisition. Prior to the consummation of the acquisition, Kitchin Hospitality will distribute to its owners its construction subsidiaries. These subsidiaries will not be a part of Kitchin Hospitality if it is acquired by us. We will consummate the acquisition only if our shareholders also approve the proposal to relinquish our REIT status.

Because of the ownership of Kitchin Hospitality by Mr. T. Kitchin, our Chairman and Chief Executive Officer, and members of his family (including Mr. C. Kitchin, our President and Chief Financial Officer), the Board of Directors appointed a Special Committee consisting of all of the independent directors to consider and negotiate the acquisition. The Special Committee engaged Jones Day as its legal counsel and Raymond James & Associates, Inc. as its financial advisor.

Our Rationale for the R EIT Status Relinquishment and the Acquisition (page     ).

The following are the principal reasons why we and the Special Committee believe that relinquishing our REIT status and acquiring Kitchin Hospitality are in the best interests of us and our shareholders:

•	we will become a fully integrated hotel company with the ability to operate our hotels without any of the REIT restrictions to which we have been subject;

•	we will eliminate the conflicts of interests we encounter currently in our relationships with Kitchin Hospitality;

•	we will gain complete control over the operation of our Inns;

•	we will capture the future earnings and cash flow, if any, that would have been realized by the owners of Kitchin Hospitality;

•	we will retain working capital to help reduce our outstanding debt and to use for future development and capital improvements;

•	we will have the opportunity to engage in other business activities prohibited by REIT rules, such as managing hotels for other owners and franchising our brands; and

•	we may possibly attract more interest in our shares by institutional investors who typically are not interested in investing in REITs.

Opinion of Financial Advisor (page     )

In deciding to approve the acquisition, the Special Committee received and considered the opinion dated September 10, 2003, of Raymond James & Associates, Inc., its financial advisor, as to the fairness of the consideration to be paid by us pursuant to the acquisition agreement, from a financial point of view, to us as of that date. A copy of the Raymond James opinion is attached to this proxy statement as Appendix C. The opinion of Raymond James does not constitute a recommendation as to how you should vote with respect to the proposed acquisition. You should read the opinion in its entirety to understand the assumptions made, matters considered and limitations of the review undertaken by Raymond James in providing its opinion. In addition to agreeing to reimburse Raymond James for expenses incurred in connection with its services to the Special Committee and agreeing to indemnify Raymond James against certain liabilities, we will pay Raymond James customary fees in connection with advising the Special Committee, rendering the fairness opinion to the Special Committee and the successful closing of the transactions.

The Acquisition Agreement

We have attached the acquisition agreement, which is the legal document that governs the acquisition, as Appendix A and we encourage you to read it. We have also included in the mailing of this proxy statement copies of our Annual Report to Shareholders for the year ended December 31, 2002 and our Quarterly Report on Form 10-Q for the six-month period ended June 30, 2003. The information in these documents has been incorporated by reference into this proxy statement. Please see the section titled “Where You Can Find More Information,” on page     , for instructions on how to obtain copies of these documents.

Conditions (page     ). We will complete the acquisition only if certain conditions are satisfied or waived, including the following:

Conditions to our obligation to consummate the acquisition include:

•	The representations and warranties of Kitchin Hospitality and its owners shall be true and correct in all material respects on the date they were made and at closing;

•	Kitchin Hospitality and its owners shall have performed and complied in all material respects with their covenants and agreements;

•	No material adverse change in or effect upon Kitchin Hospitality’s condition, results of operations, business, properties, assets, or prospects shall have occurred;

•	The construction subsidiaries of Kitchin Hospitality shall have been distributed to the owners of Kitchin Hospitality;

•	Required consents and approvals shall have been obtained and satisfied;

•	Our shareholders shall have approved the issuance of shares of our common stock as consideration for the acquisition and the related relinquishment of our status as a REIT;

•	There shall be no governmental proceedings pending challenging the validity or legality of the acquisition agreement and transaction contemplated thereby; and

•	Legal matters shall be satisfactory to us and our legal counsel and we shall have received a legal opinion from counsel to the owners of Kitchin Hospitality;

•	The owners of Kitchin Hospitality shall have entered into a shareholders’ agreement and a registration rights agreement with us.

Conditions to the obligations of the owners of Kitchin Hospitality to consummate the acquisition include:

•	Our representations and warranties in the acquisition agreement shall be true and correct in all material respects at closing;

•	We shall have performed and complied in all material respects with our covenants and agreements;

•	Required consents shall have been obtained; and

•	Legal matters shall be reasonably satisfactory to the owners of Kitchin Hospitality and their legal counsel.

Termination (page     ). The acquisition agreement may be terminated under certain conditions, including the following:

•	By mutual written consent of us and the representative of the owners of Kitchin Hospitality;

•	By either us or the representative of the owners Kitchin Hospitality, if the acquisition has not been completed on or before January 31, 2004, other than due to the failure of the party seeking to terminate to perform its obligations under the acquisition agreement;

•	By either us or the representative of the owners of Kitchin Hospitality, if there has been a material breach by the other of any of its or their representations, warranties, covenants, obligations or agreements;

•	By either us or the representative of the owners of Kitchin Hospitality, if consummation of the acquisition or any related transactions shall violate any nonappealable final order, decree or judgment of any court or governmental authority;

•	By us, if there has been a material adverse change in the condition, business, assets, properties or prospects of Kitchin Hospitality or the occurrence of an event or condition which might result in such a material adverse change, since June 30, 2003;

•	By either us or the representative of the owners of Kitchin Hospitality, if any condition to its or their obligations is not satisfied or waived; and

•	By us, if the Special Committee, in the exercise of its good faith determination as to our fiduciary duties to our shareholders imposed by law, decides that such termination is required.

Mr. T. Kitchin will serve as the representative of the owners of Kitchin Hospitality.

Accounting Treatment (page     ). We will account for the acquisition as a purchase for financial reporting purposes. The cost of the acquisition, together with Kitchin Hospitality’s accumulated members’ deficit at the acquisition date, will be expensed in the period incurred as lease termination costs.

Nasdaq National Market Listing. We will list the shares of our common stock to be issued in the acquisition for trading on the Nasdaq National Market.

Benefits to Certain Officers and Owners of Jameson and in the Acquisition (page     ) Certain of our executive officers have interests in the acquisition that are different from, or in addition to, yours as a shareholder. If the acquisition is completed, Mr. T. Kitchin and the other owners of Kitchin Hospitality will receive the shares of common stock and cash payments described at “Proposal No. 3 Proposed Issuance of Shares of Common Stock to Acquire Kitchin Hospitality—General.” All of our executive officers are also executive officers of Kitchin Hospitality. It is expected that they will each continue performing essentially the same functions for us that they performed for Kitchin Hospitality prior to the acquisition.

Acquisition-Related Expenses

We estimate that the relinquishment of our REIT status, amendment of our articles of incorporation and the acquisition of Kitchin Hospitality will result in fees and expenses totaling approximately $1.3 million. We did not adjust the pro forma financial information for any operating efficiencies that the combined companies may realize after the acquisition, if any.

No Dissenters’ Rights

Our shareholders will not have any dissenters’ or appraisal rights in connection with the relinquishment of our REIT status, amendment of our articles of incorporation or the issuance of shares of our common stock as consideration for the acquisition of Kitchin Hospitality.

Other Jameson Annual Meeting Proposals

At the annual meeting, our shareholders will also be asked to vote on the election of two Class I directors for a three-year term, proposed amendments to provisions in our articles of incorporation which will no longer be relevant if we relinquish our REIT status, a new employee stock incentive plan, ratification of Ernst & Young LLP as our independent auditors for 2003, the shareholder proposal described under Proposal No. 7 below and on any other matters that properly come before the meeting.

SELECTED FINANCIAL INFORMATION

Jameson. In the table below, we provide you with our selected financial and operating information on a historical basis. You should read the following information in conjunction with the consolidated financial statements and accompanying notes and management’s discussion and analysis included in this proxy statement. We derived the consolidated historical financial data from the audited historical consolidated financial statements of Jameson. Certain other data (occupancy rate, ADR, REVPAR, room nights available, and room revenues) represents non-GAAP indicators of performance and are from Kitchin Hospitality’s operating results.

Our historical financial and operating information includes all operating Inns. Because of our historical development of new Inns, expansion of existing Inns and the Signature Inns, Inc. acquisition in May 1999, the information between periods may not be comparable. Historical operating results, including net income, may not be comparable to future operating results.

Jameson

Selected Financial Information

(dollars in thousands, except per share data, ADR and REVPAR)

	Year Ended December 31,
	2002	2001	2000	1999	1998
Balance Sheet Data:
Investment in real estate (before accumulated depreciation)	$385,959	$381,749	$372,415	$320,960	$168,880
Net investment in real estate	$315,183	$328,347	$334,091	$296,583	$152,125
Total assets	$326,507	$339,361	$346,725	$322,852	$156,329
Total mortgage debt	$222,820	$227,063	$207,145	$173,958	$53,697
Shareholders’ equity	$98,868	$106,615	$126,741	$136,303	$98,869

	Year Ended December 31,
	2002	2001	2000	1999	1998
Financial Data:
Gross revenues:
Lease revenue from Kitchin Hospitality	$42,032	$42,795	$42,263	$33,979	$17,989
Expenses:
Depreciation	19,565	19,256	14,291	10,300	5,614
Property tax and insurance expense	5,417	5,243	4,439	3,139	1,519
General and administrative expenses	2,366	1,660	1,405	1,131	592
Loss on disposal of furniture and equipment	—	—	—	755	508
Write off and amortization offering costs	—	—	176	100	—
Early extinguishment of debt	62	341	88	—	134
Loss on impairment of real estate	—	2,110	—	—	2,507

Income from operations	14,622	14,185	21,864	18,554	7,115
Interest expense, net of amounts capitalized	(14,794)	(18,648)	(14,607)	(8,348)	(1,648)
Other income	33	33	48	99	—

Income (loss) before discontinued operations and gain (loss) on sale of assets	(139)	(4,430)	7,305	10,305	5,467
Gain (loss) on sale of assets	425	903	(37)	—	—
Gain on sale of land	9	197	320	—	—

Income (loss) from continuing operations	295	(3,330)	7,588	10,305	5,467
Discontinued Operations:
Discontinued operations	309	262	203	466	206
Gain on sale of discontinued operations	132	—	—	—	—

Net income (loss)	736	(3,068)	7,791	10,771	5,673
Preferred stock dividends	6,668	6,669	6,696	5,387	2,188

Net income (loss) attributable to common shareholders	$(5,932)	$(9,737)	$1,095	$5,384	$3,485

Basic earnings (loss) per common share	$(.53)	$(.87)	$.10	$.51	$.36
Diluted earnings (loss) per common share	$(.53)	$(.87)	$.10	$.51	$.35
Dividends paid per common share	$.20	$.98	$.98	$.97	$.94
Cash flow provided by operating activities	$18,947	$17,658	$35,966	$22,484	$13,845
Cash flow used in investing activities	$(5,265)	$(16,923)	$(50,418)	$(40,464)	$(55,845)
Cash flow (used in) provided by financing activities	$(13,338)	$1,563	$14,063	$19,056	$42,161
Other Non-GAAP Data:
Funds from operations(1)	$13,267	$10,987	$15,752	$16,559	$12,270
Occupancy rate	49.5%	52.4%	56.6%	60.0%	61.7%
ADR	$59.81	$58.66	$58.81	$56.36	$50.60
REVPAR	$29.59	$30.74	$33.28	$33.83	$31.21
Room revenues(2)	$93,141	$96,575	$94,150	$75,075	$38,424
Room nights available	3,032,292	3,052,887	2,805,159	2,194,613	1,216,998
Operating hotels (at period end)	121	124	130	114	81
Rooms available (at period end)	8,281	8,355	8,351	7,300	3,748

(1)	FFO is a supplemental non-GAAP measure used to analyze REITS and is calculated consistent with the National Association of Real Estate Investment Trusts, Inc. definition from their White paper issued in April 2002. FFO has been calculated as net income attributable to common shareholders before depreciation expense, gains or losses on disposal of depreciable real estate, impairment losses of real estate assets and extraordinary items. FFO should not be considered an alternative to accounting principles generally accepted in the United

States. However, Jameson’s FFO may not be comparable to similarly titled measures presented by other companies.

(2)	Room revenues as defined in the Jameson Lease include revenues from telephone charges, vending machine payments and other miscellaneous revenues after deducting all (i) credits, rebates and refunds, (ii) sales taxes and other excise taxes, and (iii) fees, commissions, charges and other payments made to travel agents, consortia and global access providers in connection with sales of rooms. Room revenues do not include (i) sales of alcoholic beverages if and to the extent prohibited by laws applicable to the Inns, and (ii) any utility surcharge assessed by the lessee to guests in connection with the rental of rooms. Room revenues as defined in the Signature Lease are substantially the same as in the Jameson Lease other than an amount representing (iii) above is not deducted under the Signature Lease.

Kitchin Hospitality. In the table below, we provide you the selected historical consolidated financial data of Kitchin Hospitality for each of the five years in the period ended December 31, 2002. You should read the following information in conjunction with the consolidated financial statements, including the notes thereto and management’s discussion and analysis of financial condition and results of operations included in this proxy statement. We derived the consolidated historical financial data from the audited consolidated financial statements of Kitchin Hospitality.

Through two subsidiary companies, Kitchin Hospitality is engaged in non-related construction activities. The Special Committee of Jameson determined not to include the construction business in the acquisition. Prior to the consummation of the acquisition, Kitchin Hospitality will distribute to its owners its construction subsidiaries. These subsidiaries will not be acquired by Jameson.

Kitchin Hospitality, LLC

Selected Financial Information

(dollars in thousands)

	December 31,
	2002	2001	2000	1999	1998
Balance Sheet Data:
Property and equipment (before accumulated depreciation)	$1,989	$1,833	$1,692	$975	$3,810
Property and equipment	$467	$603	$711	$834	$2,992
Total assets	$9,074	$8,157	$10,741	$14,518	$9,377
Total debt	$750	$319	$316	$325	$2,315
Members’ capital (deficit)	$631	$187	$221	$(155)	$69

	Year Ended December 31,
	2002	2001	2000	1999	1998
Financial Data:
Revenues
Room rental revenues	$88,481	$92,254	$91,466	$72,931	$37,626
Other Inn-related sales	4,660	4,321	2,684	2,144	798

Hotel revenues	93,141	96,575	94,150	75,075	38,424
Construction revenues	23,999	34,248	48,298	30,414	40,990
Overhead reimbursement	1,593	1,103	1,258	—	—
Management and license fees	385	8	—	143	98
Gain on sale of assets, net	298	298	135	241	—
Investment income (expense), net	183	199	234	(18)	(166)

Total revenues	119,599	132,431	144,075	105,855	79,346
Expenses
Lease expense	41,330	42,638	42,131	34,006	18,059
Cost of construction revenues	21,334	28,181	41,598	25,645	36,133
Room expenses	23,770	24,483	23,858	18,746	11,294
Utilities	5,560	5,692	5,391	3,965	3,310
General and administrative	17,193	20,725	21,685	17,366	6,662
Maintenance	4,321	4,092	3,903	3,189	1,355
Advertising	4,504	4,617	4,376	2,622	2,147
Depreciation and amortization	297	288	317	109	456

Total expenses	118,309	130,716	143,259	105,648	79,416

Income (loss) from continuing operations	1,290	1,715	816	207	(70)
Loss from discontinued operations	(393)	(265)	(223)	(74)	(89)

Net income (loss)	897	1,450	593	134	(159)
Unrealized gain (loss) on marketable securities	106	22	175	(422)	(67)

Comprehensive income (loss)	$1,003	$1,472	$768	$(288)	$(226)

Kitchin Hospitality’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion in conjunction with the historical consolidated financial statements of Kitchin Hospitality and the accompanying notes that are included in this report.

General

The following table shows certain financial and other non-GAAP information for the periods indicated. The hotel information represents the combined Jameson and Signature brands.

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2003	2002	2003	2002	2002	2001	2000
Occupancy rate	54.8%	55.3%	50.0%	50.0%	49.5%	52.4%	56.6%
ADR	$58.78	$59.40	$58.75	$59.09	$59.81	$58.66	$58.81
REVPAR	$32.22	$32.82	$29.36	$29.53	$29.59	$30.74	$33.28
Room rentals (000s)	$23,971	$24,407	$43,478	$43,770	$88,481	$92,254	$91,466
Other inn revenues (000s)	$1,321	$1,285	$2,368	$2,404	$4,660	$4,321	$2,684
Room nights sold	407,799	417,430	741,002	752,828	1,500,196	1,599,818	1,587,407
Room nights available	743,917	755,539	1,482,883	1,506,672	3,032,292	3,052,887	2,805,159
Operating Inns (at period end)	120	122	120	122	121	124	130
Rooms available (at period end)	8,175	8,319	8,175	8,319	8,281	8,355	8,351
Construction revenues (000s)	$4,323	$7,556	$8,350	$12,330	$23,999	$34,248	$48,298

Kitchin Hospitality performs the following activities: The Hotel division leases the Inns under master leases from Jameson and operates the Inns in all respects including staffing, advertising, housekeeping, and routine maintenance. Kitchin Hospitality is the exclusive lessee of all the Inns. In addition, at June 30, 2003, Kitchin Hospitality manages two hotels for third party owners and receives fees from the licensing of the Jameson Inns trademark to purchasers of eight hotels from Jameson. The Construction division historically developed and expanded Inns for Jameson, including identification of suitable Inn locations, design and configuration, land preparation, construction and acquisition of initial furniture, fixtures and equipment. Kitchin Hospitality’s Construction division’s contracts with Jameson are generally fixed price and limit Kitchin Hospitality’s profit on each contract to 10% after considering costs of construction and certain other amounts. On June 5, 2001, Kitchin Hospitality entered into a capital refurbishment agreement with Jameson authorizing Kitchin Hospitality to complete all refurbishment projects for Jameson. The agreement requires Jameson to pay Kitchin Hospitality’s costs, plus a 7% profit margin for the refurbishment projects. The Construction division also acts as the general contractor for various unrelated commercial developers.

Kitchin Hospitality shares office space and management with Jameson. Kitchin Hospitality has a cost reimbursement agreement with Jameson whereby Jameson agrees to pay for its share of the use of office space, office equipment, telephones, file and storage space, and other reasonable and necessary office equipment, facilities and personnel costs. Administrative and personnel costs charged to Jameson pursuant to the cost reimbursement agreement are reflected as overhead reimbursement in the accompanying statements of income.

Results of Operations

Comparison of the Three Month Periods Ended June 30, 2003 and June 30, 2002

For the three months ended June 30, 2003, hotel revenues were $25.3 million compared to $25.7 million in the same period of 2002 due to the following factors:

•	REVPAR for all hotels decreased 1.8% from the 2002 period, due to a decline in occupancy to 54.8% from 55.3%, and a 1.0% decrease in average daily rate; and

•	A decrease of room nights available for rent of 11,622 room nights was the result of the sale of three Jameson Inns and one Signature Inn during 2002, partially offset by the opening of one Jameson Inn during 2002.

Construction revenues were $4.3 million for the three months ended June 30, 2003 compared to $7.6 million in the same period for 2002. This decrease was primarily due to a $2.1 million decrease in construction revenues related to new Jameson hotel development and a $1.1 million decrease in the Jameson capital refurbishment program.

Overhead reimbursement was $449,000 for the three months ended June 30, 2003 compared to $297,000 for the three months ended June 30, 2002. This increase was due primarily to an increase in professional fees and additional time spent by shared employees on Jameson’s business matters as compared to Kitchin Hospitality’s business matters.

Management and license fee revenues related to non-Jameson owned hotels of $60,000 for the three months ended June 30, 2003 decreased because two hotels managed by Kitchin Hospitality were sold by their owners during the 2003 period and the management contracts were terminated.

Lease expense was $11.2 million in the three months ended June 30, 2003 compared to $11.3 million for the same period of 2002. This slight decrease was due to a REVPAR decrease for Jameson Inns and fewer room nights available for all hotels.

Construction costs were $4.0 million for the three months ended June 30, 2003 compared to $6.9 million for the same period in 2002. This decrease was due to a reduction of $1.8 million in costs related to Jameson hotel construction and a reduction of $1.0 million in costs related to the Jameson capital refurbishment program.

Hotel operating costs, which consist of room expenses, utilities, maintenance and advertising, were $9.8 million for the three months ended June 30, 2003 and comparable to $9.7 million for three months ended June 30, 2002.

General and administrative costs were $4.1 million in the three-month period ended June 30, 2003 compared to $3.9 million for the same period in 2002. Certain reductions in hotel-related expenses were offset by increases of construction and corporate costs.

Kitchin Hospitality’s loss from discontinued operations represents the operating results of assets sold or held for sale by Jameson in the respective period.

The unrealized gains on marketable securities consist of fluctuations in the share price of 72,727 shares of Jameson’s Series A Preferred Stock held by Kitchin Hospitality.

Comparison of the Six Month Periods Ended June 30, 2003 and June 30, 2002

For the six months ended June 30, 2003, hotel revenues were $45.8 million compared to $46.2 million in the six month period ended June 30, 2002 due to the following factors:

•	REVPAR for all hotels decreased 0.06% from the first six months of 2002, due to a 0.05% decrease in average daily rate, with occupancy remaining flat at 50.0% for both periods; and

•	A decrease of room nights available for rent of 23,789 room nights was the result of the sale of one Signature Inn during 2003 and the sale of one Jameson Inn during the second half of 2002.

Construction revenues were $8.3 million for the six months ended June 30, 2003 compared to $12.3 million for the six months ended June 30, 2002. This decrease was primarily due to a $4.4 million decrease in construction revenues related to new hotel development, and a $1.1 million decrease in the capital refurbishment program, offset by a $1.5 million increase in commercial construction revenues.

Overhead reimbursement was $899,000 for the six months ended June 30, 2003 compared to $685,000 for the six months ended June 30, 2002. This increase was due primarily to an increase in professional fees and additional time spent by shared employees on Jameson’s business matters as compared to Kitchin Hospitality’s business matters.

Management and license fee revenues related to non-Jameson owned hotels of $156,000 for the six months ended June 30, 2003 were comparable to $171,000 in the same period of 2002.

Lease expense was constant at $20.8 million for the six months ended June 30, 2003 and 2002.

Construction costs were $7.7 million in the six months ended June 30, 2003 compared to $10.9 million for the same period in 2002. This decrease was due to a reduction of $3.5 million in costs related to Jameson hotel construction, a reduction of $1.0 million in costs related to the Jameson capital program, offset partially by a $1.3 million increase in costs of commercial construction contracts.

Hotel operating costs, which consist of room expenses, utilities, maintenance and advertising, were $19.1 million in the six months ended June 30, 2003 and were comparable to $18.6 million for the same period in 2002.

General and administrative costs were $8.0 million for the six month period ended June 30, 2003 compared to $8.3 million for the same period in 2002. Reductions in hotel, construction and other corporate related costs were achieved in the six month period ended June 30, 2003 compared to the same period in 2002.

Kitchin Hospitality’s loss from discontinued operations represents the operating results of assets sold or held for sale by Jameson in the respective period.

The unrealized gains on marketable securities consist of fluctuation in share price of 72,727 shares of Jameson’s Series A Preferred Stock.

Comparison of the Year Ended December 31, 2002 to the Year Ended December 31, 2001

For fiscal 2002, hotel revenues were $93.1 million compared to $96.6 million in fiscal 2001 due to the following factors:

•	REVPAR for all hotels decreased 3.7% from 2001, due to a decline in occupancy to 49.5% from 52.4%, offset partially by a 2.0% increase in average daily rate; and

•	A decrease of room nights available for rent of 20,595 room nights resulting from the sale of three Jameson Inns and one Signature Inn during 2002, partially offset by the opening of one Jameson Inn during 2002.

Construction revenues were $24.0 million for 2002 compared to $34.2 million in 2001. This decrease was primarily due to a $15.2 million decrease in construction revenues related to new hotel development for Jameson and a $1.5 million decrease in the Jameson capital refurbishment program, offset by a $6.5 million increase in commercial construction revenues.

Overhead reimbursement was $1.6 million for 2002 compared to $1.1 million in 2001. This increase primarily was due to an increase in professional fees and additional time spent by shared employees on Jameson’s business matters as compared to Kitchin Hospitality’s business matters.

Management and license fee revenues were $385,000 for 2002 compared to $8,000 in 2001. In 2002, Kitchin Hospitality significantly increased management and licensing activities of non-Jameson owned properties.

The gain on sale of assets for 2002 and 2001 related to amortization of deferred gains from prior years.

Lease expense was $41.3 million in 2002 compared to $42.6 million in 2001. This decrease was due to a REVPAR decrease for the Signature Inns and a decrease in room nights available for rent at all hotels.

Construction costs were $21.3 million in 2002 compared to $28.2 million in 2001. This decrease was due to a reduction of $11.5 million of costs related to Jameson hotel construction and a reduction of $1.5 million in costs related to the Jameson capital program, offset partially by a $6.1 million increase in costs of commercial construction contracts.

Hotel operating costs, which consists of room expenses, utilities, maintenance and advertising, totaled $38.2 million in 2002 compared to $38.9 million in 2001. The decrease is attributable primarily to the decrease in rooms available and rooms sold.

General and administrative costs were $17.2 million in 2002 compared to $20.7 million in 2001. Reductions in hotel, construction and other corporate related costs were achieved in 2002 compared to 2001.

Kitchin Hospitality’s loss from discontinued operations represents the operating results of assets sold or held for sale by Jameson in the respective period.

The unrealized gains on marketable securities consist of fluctuation in share price of 72,727 shares of Jameson’s Series A Preferred Stock.

Comparison of the Year Ended December 31, 2001 to the Year Ended December 31, 2000

For fiscal 2001, hotel revenues were $96.6 million compared to $94.1 million in fiscal 2000 due to the following factors:

•	An increase in room nights available for rent of 247,728 room nights as a result of opening five new Jameson Inns in 2001, and seventeen new Jameson Inns in 2000, partially;

•	Offset partially by a 7.6% decrease in combined REVPAR for all hotels from 2000, due to a decline in the occupancy rate to 52.4% from 56.6% and a slight decrease in average daily rate.

Construction revenues declined $14.1 million to $34.2 million for 2001 from $48.3 million in 2000. This decrease was due to a $27.8 million decrease in revenues related to Jameson hotel construction offset by an $8.7 million increase in Jameson’s capital program and a $5.0 million increase in commercial construction.

Overhead reimbursement was $1.1 million for 2001 compared to $1.3 million in 2000. This decrease was due primarily to less time spent by shared employees on Jameson’s business matters as compared to Kitchin Hospitality’s business matters.

Gain on sale of assets increased to $298,000 during 2001 as compared to $134,000 for 2000. The increase primarily related to the amortization of a deferred gain during 2001 for an asset sold in 2001.

Lease expense was $42.6 million in 2001 compared to $42.1 million in 2000. This increase was the result of an increase in available rooms of Jameson Inns during 2001, offset slightly by a decline in REVPAR related to the Signature brand.

Construction costs declined $13.4 million from $41.6 million during 2000 to $28.2 million in 2001. This decrease was due to a reduction of $26.1 million in costs related to Jameson hotel construction, offset by an increase of $8.2 million in costs related to the Jameson capital program and a $4.5 million increase in costs of commercial construction contracts.

Hotel operating costs, which consists of room expenses, utilities, maintenance and advertising, totaled $38.9 million in 2001 compared to $37.5 million in 2000. The increase is attributable primarily to the increase in rooms available and rooms sold.

General and administrative costs were $20.7 million in 2001 compared to $21.6 million in 2000. Reductions in hotel, construction and other corporate related costs were achieved in 2001 compared to 2000.

Kitchin Hospitality’s loss from discontinued operations represents the operating results of assets sold or held for sale by Jameson in the respective period.

The unrealized gains on marketable securities consist of fluctuation in share price of 72,727 shares of Jameson’s Series A Preferred Stock.

Liquidity and Capital Resources

Kitchin Hospitality’s net cash generated by operations was $1.3 million during the six months ended June 30, 2003. Kitchin Hospitality’s principal sources of liquidity at June 30, 2003 are:

•	cash and cash equivalents on hand of $1.2 million

•	net hotel receivables of $2.2 million

•	construction and other receivables of $2.4 million

•	marketable securities of $1.6 million; and

•	the remaining availability under the line of credit of $1.6 million.

Kitchin Hospitality’s net cash used in investing activities for the six months ended June 30, 2003 totaled $15,000 consisting of purchases of furniture and equipment.

Kitchin Hospitality’s net cash used in financing activities for the six months ended June 30, 2003 totaled $347,000. This amount includes payments on the line of credit.

At June 30, 2003 Kitchin Hospitality had in place a secured $2.0 million line of credit, with outstanding borrowings of $402,000. The line is secured by hotel and construction receivables, is guaranteed by Mr. T. Kitchin with monthly interest payments at prime plus .75%. The line matures annually, and is up for renewal on October 15, 2003. Kitchin Hospitality is currently in discussions with the lender to obtain an extension of the line of credit.

SELECTED PRO FORMA FINANCIAL STATEMENTS

In the following pages, we provide you with our unaudited pro forma condensed financial statements as if this proposed acquisition had been completed on January 1, 2002 for the statement of operations and on June 30, 2003 for the balance sheet.

You should read these unaudited selected pro forma condensed financial statements in conjunction with our separate historical financial statements and accompanying notes that are included elsewhere in this proxy statement. You should not rely on the unaudited selected pro forma financial statements or information as an indication of the results of operations or financial position that would have been achieved if the acquisition and related net asset sales had taken place earlier or of the results of operations or financial position of Jameson after the completion of the acquisition. These pro forma financial statements reflect the use of the purchase method of accounting and are based on the historical financial information of the Company and Kitchin Hospitality adjusted for the pro forma adjustments described in the attached notes to unaudited pro forma combined condensed financial information. Certain reclassifications and adjustments have been made to the historical financial statements of Kitchin Hospitality to conform to the Company’s financial presentation.

The pro forma adjustments in certain cases are based on preliminary estimates of the fair value of assets and liabilities of Kitchin Hospitality, which may require further adjustment when additional information is obtained as of the acquisition date and during the one year period subsequent to the acquisition. Any reallocation of the purchase price based on final valuations of assets and liabilities should not differ significantly from the original estimates and should not have a material impact on the pro forma financial statements.

The pro forma financial information is presented for illustrative purposes only as prepared under guidelines of the Securities and Exchange Commission and is not intended to be indicative of the operating results that would have occurred if the acquisitions had been consummated in accordance with the assumptions set forth below, nor is it intended to be a forecast of future operating results or financial position.

Jameson Inns, Inc.

Unaudited Pro Forma Condensed Balance Sheet

June 30, 2003

(dollars in thousands)

	Historical Jameson	Historical Kitchin Hospitality	Excluded Operations (A)	Pro Forma Adjustments		Pro Forma Jameson
Assets
Current Assets:
Cash and cash equivalents	$2,374	$1,193	$153	$(1,300	) (D)	$2,420
Restricted cash	1,172	—	—	—		1,172
Marketable securities	—	1,560	(1,560)	—		—
Accounts receivable	—	2,195	—	—		2,195
Construction contract and other receivables	—	2,372	(2,247)	—		125
Due (to) from affiliate	(158)	158	256	—		256
Inventory	—	1,410	—	—		1,410
Lease revenue receivable (payable)	4,120	(4,120)	—	—		—
Deferred tax asset	—	—	—	648	(C)	648

Total current assets	7,508	4,768	(3,398)	(652)		8,226
Property and equipment	385,768	425	(23)	—		386,170
Less accumulated depreciation	(79,999)	—	—	—		(79,999)

	305,769	425	(23)	—		306,171
Deferred finance costs, net	2,464	5	—	—		2,469
Intangible assets, net	—	287	—	(212	)(B)	75
Deferred tax asset	—	—	—	434	(C)	434
Other assets	1,854	1,318	(608)	—		2,564

Total Assets	$317,595	$6,803	$(4,029)	$(430)		$319,939

Liabilities and Shareholders’ Equity
Current Liabilities:
Current maturities of mortgage notes payable	$27,753	$—	$—	$—		$27,753
Borrowing under line of credit	—	402	(402)	—		—
Accounts payable and accrued expenses	247	3,297	(1,024)	1,317	(D)	3,837
Subcontractors payable	—	627	(627)	—		—
Accrued interest payable	959	—	—	—		959
Accrued property and other taxes	2,249	947	(1)	—		3,195
Accrued payroll	—	827	—	—		827
Preferred stock dividends payable	1,668	—	—	—		1,668
Deferred gain on sale of assets	—	138	(138)	—		—

Total current liabilities	32,876	6,238	(2,192)	1,317		38,239
Mortgage notes payable	189,295	—	—	—		189,295

Total Liabilities	222,171	6,238	(2,192)	1,317		227,534
Shareholders’ equity:
Preferred stock-Series A	1,273	—	—	—		1,273
Preferred stock-Series S	2,191	—	—	—		2,191
Common stock	1,195	—	—	219	(E)	1,414
Additional paid-in capital	94,441	—	—	5,834	(E)	100,275
Deferred compensation	(2,649)	—	—	—		(2,649)
Retained earnings (deficit)	(1,027)	—	—	(9,072	)(F)	(10,099)
Members’ equity	—	565	(1,837)	1,272	(F)	—

Total shareholders’ equity	95,424	565	(1,837)	(1,747)		92,405

Total Liabilities and Equity	$317,595	$6,803	$(4,029)	$(430)		$319,939

Explanations of Pro Forma Adjustments:

The following notes describe the pro forma adjustments necessary to reflect the effects of the acquisition. Actual adjustments to account for the acquisitions under the purchase method are dependent upon the final valuations of the various assets and liabilities of Kitchin Hospitality as of the date that the transaction is consummated.

Note A—This column represents the effect of eliminating the operations of Kitchin Hospitality which will not be acquired by Jameson Inns, Inc. as part of the proposed acquisition. See further description provided on page             .

Note B—The pro forma adjustment to “Intangible Assets” eliminates the value of goodwill recorded at Kitchin Hospitality and revalues the Jameson and Signature trademarks being acquired to $75,000 in aggregate. This value represents the contract price that Jameson would be able to purchase the trademarks from Kitchin Hospitality at the expiration of the master lease agreements.

Note C—The pro forma adjustment to “Deferred Tax Asset” represents the value of deferred income taxes as of June 30, 2003 on the combined company basis given the assumed conversion of the Company from a REIT to a C-corporation filing status as of that date.

Significant components of the deferred tax asset as of June 30, 2003 are as follows (in thousands):

Deferred tax liabilities:
Property and equipment, principally due to differences in depreciation	$1,746
Stock-based compensation	135
Other	162

Total deferred tax liabilities	2,043
Deferred tax assets:
Deductible lease termination costs and other tax intangible assets resulting from acquisition	3,778
Accrued liabilities	648
Net operating loss carryforwards	1,554

Total deferred tax assets	5,980
Valuation allowance for deferred tax assets	(2,855)

Total deferred tax assets	3,125

Net deferred tax asset	$1,082

Deferred tax assets are recognized for the tax benefit of timing differences and federal and state net operating loss carryforwards. Valuation allowances are recognized on these assets if it is believed some or all of the deferred tax assets will not be realized. We believe certain deferred tax assets will be realized because of anticipated future taxable income from operations. Valuation allowances of $ 2.9 million were established for the remaining deferred tax assets.

Note D—The pro forma adjustment to “Accounts Payable and Accrued Expenses” includes the accrual of $1.3 million for estimated professional fees related to the acquisition which have not been paid as of June 30, 2003. The pro forma adjustment to “Cash and Cash Equivalents” represents the $1.3 million of cash consideration to be paid in January 2004 to the members of Kitchin Hospitality in connection with the proposed acquisition.

Note E—The pro forma adjustments to “Common Stock” and to “Additional Paid-in Capital” for an aggregate of $6.1 million represent the effect of the issuance of 2,185,430 shares of the Company’s common stock to the members of Kitchin Hospitality in connection with the proposed acquisition. Such shares have been valued based on a market price of $2.77, which represents an average of the closing market prices of our common stock on the two days before and after the date that the acquisition was announced.

Equity consideration comprises (in thousands):
Common stock ($.10 par value)	$219
Additional paid-in capital	5,834

$6,053

Note F—The pro forma adjustment to “Retained Deficit” represents the effect of the following entries (in thousands):

Consideration to be issued for the transaction	$(7,353)
Estimated professional fees related to the transaction	(1,317)
Excess of liabilities above assets to be acquired from Kitchin Hospitality based on June 30, 2003 valuation	(1,272)
Revaluation of intangible assets acquired	(212)
Tax benefit for establishment of net deferred tax asset	1,082

$(9,072)

Consideration to be issued for the transaction will be reflected as nonrecurring lease termination costs in the period which the acquisition is consummated.

Jameson Inns, Inc.

Unaudited Pro Forma Condensed Statement of Operations

Year Ended December 31, 2002

(dollars in thousands, except share and per share data)

	Historical Jameson	Historical Kitchin Hospitality	Excluded Operations (A)	Pro Forma Adjustments(F)		Pro Forma Jameson
Revenues:
Lease revenue	$42,032	$—	$—	$(42,032	)(C)	$—
Hotel revenues	—	93,141	—	—		93,141
Construction revenues	—	23,999	(11,522)	(12,477	)(B)	—
Overhead reimbursement	—	1,593	—	(1,574	)(D)	19
Management and license fees	—	384	—	—		384
Investment income	—	168	(168)	—		—

Total Revenues	42,032	119,285	(11,690)	(56,083)		93,544
Expenses:
Room expenses	—	23,770	—	—		23,770
Utilities	—	5,560	—	—		5,560
Property and other taxes	3,941	—	—	—		3,941
Insurance expense	1,476	—	—	—		1,476
Maintenance	—	4,321	—	—		4,321
Advertising	—	4,504	—	(702	)(C)	3,802
Depreciation	19,565	297	(20)	(95	)(B)	19,747
General and administrative expenses	2,366	17,192	(2,409)	(1,574	)(D)	15,575
Lease expense	—	41,330	—	(41,330	)(C)	—
Costs of construction revenues	—	21,334	(9,430)	(11,904	)(B)	—
Early extinguishment of debt	62	—	—	—		62

Total expenses	27,410	118,308	(11,859)	(55,605)		78,254

Income (loss) from operations	14,622	977	169	(478)		15,290
Interest expense, net	(14,794)	—	—	—		(14,794)
Other income (expense)	33	312	(213)	—		132
Gain on disposal of real estate	426	—	—	—		426
Gain on sale of land	9	—	—	—		9

Net income (loss) from continuing operations before tax	296	1,289	(44)	(478)		1,063
Income tax expense	—	—	—	(457	)(E)	(457)

Net income (loss) from continuing operations	$296	$1,289	$(44)	$(935)		606

Preferred stock dividends						(6,668)

Net loss from continuing operations attributable to common shareholders						$(6,062)

Weighted average shares outstanding:
Historical basis						11,250,021
Shares to be issued in connection with the proposed acquisition						2,185,430

Pro forma basis						13,435,451

Loss per share, basic and diluted
Historical						$(0.53)

Pro forma						$(0.45)

Explanations of Pro Forma Adjustments:

The following notes describe the pro forma adjustments necessary to reflect the effects of the acquisition as if the transaction had been consummated effective January 1, 2002.

Note A—This column represents the effect of eliminating the operations of Kitchin Hospitality which will not be acquired by Jameson Inns, Inc. as part of the proposed acquisition. See further description provided on page     .

Note B—The pro forma adjustments to “Construction Revenues” and “Cost of Construction Revenues” represent the elimination of revenues and related costs of revenues for operating property and equipment constructed by Kitchin Hospitality and sold to Jameson Inns, Inc. in the year ended December 31, 2002. The net effect of approximately $573,000 represents the gross margin charged by Kitchin Hospitality to Jameson Inns, Inc. on property and equipment constructed by Kitchin Hospitality and sold to Jameson Inns, Inc. for the year ended December 31, 2002. The cost of construction was capitalized by Jameson as part of the acquisition cost. Thus, the pro forma adjustment to “Depreciation” represents the elimination of the depreciation expense of approximately $95,000 recorded for the year ended December 31, 2002 related to this capitalized charge.

Note C—The pro forma adjustments to “Lease Revenue,” “Lease Expense” and “Advertising” represent the elimination of lease payments recorded by Kitchin Hospitality and revenues recorded by Jameson Inns, Inc. for the year ended December 31, 2002 for the leases of the Inns (which represents lease expense) and the billboards (included within advertising expenses).

Note D—The pro forma adjustments to “Overhead Reimbursement Income” and “General and Administrative Expenses” represent the elimination of overhead payments recorded by Jameson Inns, Inc. and revenues recorded by Kitchin Hospitality for the year ended December 31, 2002 related to overhead services provided by Kitchin Hospitality to the REIT.

Note E—This pro forma adjustment represents the income tax expense for the combined company for the year ended December 31, 2002.

The income tax expense has been computed at an effective tax rate of 43%. Significant components of the income tax expense for the year ended December 31, 2002, include:

Federal	$372
State, net of federal benefit	32
Permanent differences	53

$457

Note F—Pro forma adjustments exclude (a) the effect of the nonrecurring lease termination charge that would result from consummation of the transaction and (b) the nonrecurring effect of establishing deferred taxes that would result from the change in taxable status from a REIT structure to a C-Corporation.

Jameson Inns, Inc.

Unaudited Pro Forma Condensed Statement of Operations

Six Months Ended June 30, 2003

(dollars in thousands, except share and per share data)

	Jameson Inns, Inc.	Kitchin Hospitality	Excluded Operations (A)	Pro Forma Adjustments		Pro Forma Jameson Inns, Inc.
Revenues:
Lease revenues	$21,184	$—	$—	$(21,184	)(C)	$—
Hotel revenues	—	45,846	—	—		45,846
Construction revenues	—	8,349	(6,554)	(1,795	)(B)	—
Overhead reimbursement	—	899	—	(899	)(D)	—
Management and license fees	—	156	—	—		156
Investment income	—	85	(85)	—		—

Total revenues	21,184	55,335	(6,639)	(23,878)		46,002
Expenses:
Room expense	—	11,724	—	—		11,724
Utilities	—	2,807	—	—		2,807
Property and other taxes	2,250	—	—	—		2,250
Insurance expense	991	—	—	—		991
Maintenance	—	2,249	—	—		2,249
Advertising	—	2,354	—	(355	)(C)	1,999
Depreciation	9,222	82	(9)	(93	)(B)	9,202
General and administrative	1,384	8,018	(579)	(899	)(D)	7,924
Lease expense	—	20,829	—	(20,829	)(C)	—
Cost of construction revenues	—	7,708	(6,004)	(1,704	)(B)	—
Early extinguishment of debt	106	—	—	—		106

Total expenses	13,953	55,771	(6,592)	(23,880)		39,252
Income (loss) from operations	7,231	(436)	(47)	2		6,750
Interest expense, net	(6,474)	—	—	—		(6,474)
Other income (expense)	(46)	137	(106)	—		(15)
Gain on sale of land	36	—	—	—		36

Net income (loss) from continuing operations before tax	747	(299)	(153)	2		297
Income tax expense	—	—	—	(125	)(E)	(125)

Net income (loss) from continuing operations	$747	$(299)	$(153)	$(123)		172

Preferred stock dividends						(3,334)

Net loss from continuing operations attributable to common shareholders						$(3,162)

Weighted average shares outstanding:
Historical basis						11,283,404
Shares to be issued in connection with the proposed acquisition						2,185,430

Pro forma basis						13,468,834

Loss per share, basic and diluted
Historical						$(0.28)

Pro forma						$(0.23)

Explanations of Pro Forma Adjustments:

The following notes describe the pro forma adjustments necessary to reflect the effects of the acquisition as if the transaction had been consummated effective January 1, 2002.

Note A—This column represents the effect of eliminating the operations of Kitchin Hospitality which will not be acquired by Jameson Inns, Inc. as part of the proposed acquisition. See further description provided on page     .

Note B—The pro forma adjustments to “Construction Revenues” and “Cost of Construction Revenues” represent the elimination of revenues and related costs of revenues for operating property and equipment constructed by Kitchin Hospitality and sold to Jameson Inns, Inc. in the six months ended June 30, 2003. The net effect of approximately $91,000 represents the gross margin charged by Kitchin Hospitality to Jameson Inns, Inc. on property and equipment constructed by Kitchin Hospitality and sold to Jameson Inns, Inc. for the six months ended June 30, 2003. The cost of construction was capitalized by Jameson as part of the acquisition cost. Thus, pro forma adjustment to “Depreciation” represents the elimination of the depreciation expense of $93,000 recorded for the year ended December 31, 2002 and the six months ended June 30, 2003 related to these capitalized charges.

Note C—The pro forma adjustments to “Lease Revenue.” “Lease Expense” and “Advertising” represent the elimination of lease payments recorded by Kitchin Hospitality and revenues recorded by Jameson Inns, Inc. for the six months ended June 30, 2003 for the leases of the Inns (which represents lease expense) and the billboards (included within advertising expenses).

Note D—The pro forma adjustments to “Overhead Reimbursement Income” and “General and Administrative Expenses” represent the elimination of overhead payments recorded by Jameson Inns, Inc. and revenues recorded by Kitchin Hospitality for the six months ended June 30, 2003 related to overhead services provided by Kitchin Hospitality to the REIT. Kitchin Hospitality historically has not charged a profit on the Overhead Reimbursement, it has been a reimbursement of costs.

Note E—This pro forma adjustment represents the income tax expense for the combined company for the six months ended June 30, 2003.

The income tax expense has been computed at an effective tax rate of 42%. Significant components of the income tax benefit for the six months ended June 30, 2003, include:

Federal	$104
State, net of federal benefit	9
Permanent differences	12

$125

RISK FACTORS

You should consider the following factors carefully in evaluating whether to vote in favor of the proposals set forth herein.

Risks of the Relinquishment of our REIT Status

The following are the material risks of relinquishing our REIT status:

We will become a taxable entity.

As a REIT, we are not subject to federal or state income taxes to the extent that we distribute to our shareholders amounts representing our income that would otherwise be taxable. If our REIT status is relinquished, we will become subject to federal and state income taxes as are most other public companies. The tax liability that we incur could reduce the funds that would otherwise be available to pay down our existing indebtedness, use for corporate growth and development or distribute to our shareholders.

After relinquishing our REIT status, our preferred dividends will no longer be deductible as currently structured. We may undertake future restructuring of that aspect of our capitalization in order to take advantage of certain tax alternatives, such as converting these shares to trust preferred units. However, no definitive plans for any recapitalization of our outstanding preferred stock have yet been developed. If we cannot convert dividends on our preferred stock to a tax deductible expense, our cash available to meet our obligations will be significantly reduced.

We plan to eliminate the dividends on our common stock, at least for the foreseeable future.

If our REIT status is relinquished, dividends paid on our capital stock will no longer be deductible for federal income tax purposes. We have no legal obligation to continue to pay dividends on our common stock. We plan to eliminate payment of those dividends in order to use the funds to pay down our existing indebtedness and to develop additional Inns or to renovate existing Inns. We will continue paying the dividends on both classes of our preferred stock.

Changes in investment and financing policies may adversely affect financial condition or results of operations of Jameson.

Our Board of Directors determines our investment and financing policies and our policies with respect to certain other activities, including growth, debt capitalization, distributions, operating policies and our qualification as a REIT. If our status as a REIT is relinquished, our Board of Directors could make financing decisions that could be very different from those that it would make if we were still a REIT. Our Board has no present intention to amend or revise its current policies, with the exception of discontinuing its policy of declaring and paying dividends on our common stock. However, our Board may do so at any time without the approval of the shareholders. A change in these policies could adversely affect our financial condition or results of operations.

Risks of the Acquisition

We anticipate the following risks if the acquisition is completed:

Net earnings acquired through Kitchin Hospitality may be less than amounts received under master leases. We currently receive lease payments under our master leases with Kitchin Hospitality. Base rent payments provide us with a set amount of rent per room regardless of the revenues realized by Kitchin Hospitality for the rooms. After the completion of this acquisition, the leases will, in all practical aspects, cease to provide us with this protection. The master leases will be terminated. The net income attributable to our operations of the Inns could be less than the minimum amount of the rents currently payable under the master leases.

Increases in outstanding Jameson shares will dilute shareholders’ investments. Upon consummation of the acquisition, we will issue 2,185,430 shares of our common stock which will, upon issuance, constitute approximately 15.5% of our outstanding shares of common stock and will cause an immediate dilution of the ownership interests of our other shareholders. Under the shareholders’ agreement that is to be signed at the closing, the Kitchin Hospitality owners will become subject to certain restrictions on their ability to resell their shares in the near future. However, they are granted certain registration rights beginning in 2005 and could sell a substantial portion of their shares at that time. The availability for resale of shares of our stock issued or issuable under the acquisition agreement may depress the market price of the Jameson stock.

The operation of the Inns will increase our financial risks. Under the terms of the master leases, Kitchin Hospitality is required to pay all of the operating costs of the Inns. Our revenues consist of a per room rental amount and a percentage of the gross room rentals realized by Kitchin Hospitality. Currently only ten employees of Kitchin Hospitality perform services for Jameson. If we acquire Kitchin Hospitality, we will encounter the financial risks of its 2,400 employees and its operating and administrative expenses, as well as the legal and regulatory risks associated with operating hotel properties.

THE JAMESON ANNUAL MEETING

Place; Time; Purposes

We will hold our annual meeting of shareholders at                                                  , Atlanta, GA 30346-1604 on                         , 2003, at 2:00 p.m. local time. At the annual meeting, holders of our common stock , will be asked to vote on the following proposals:

1.	Re-election of two directors for Class I for a three-year term and election of one additional director for a term expiring at the next annual shareholders’ meeting;

2.	Approval of the relinquishment of our REIT status;

3.	Approval of the issuance of shares of our common stock as consideration for the acquisition of all of the membership interests of Kitchin Hospitality and the issuance of shares of our common stock to the owners of that company;

4.	Approval of the proposed amendments to our articles of incorporation to eliminate the common stock ownership and transfer restrictions applicable to REITs;

5.	Approval of the Jameson 2003 Stock Incentive Plan;

6.	Ratification of the appointment of Ernst & Young LLP as independent auditors of Jameson for 2003;

7.	The shareholder proposal described below; and

8.	Transaction of any other business as may properly come before the meeting or any adjournment of the meeting.

The Special Committee of our Board of Directors has unanimously approved the relinquishment of our REIT status and the issuance of shares of our common stock as consideration for the acquisition of Kitchin Hospitality and recommends that you vote FOR approval of each of these proposals. In addition, our Board of Directors unanimously recommends that you vote FOR the nominees for director, FOR the amendment of our articles of incorporation, , FOR approval of the Jameson 2003 Stock incentive Plan, and FOR the ratification of Ernst & Young LLP as our independent auditors for 2003. The Board of Directors recommends that you vote AGAINST the shareholder proposal for the reasons discussed under the caption “Proposal No. 7” below.

Record Date; Quorum; Vote Required

October 31, 2003 has been fixed as the record date for determining the holders of our common stock entitled to notice of, and to vote at, the annual meeting. Only holders of record of shares of our outstanding common stock at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting.

At the close of business on the record date,                      shares of our common stock were issued and outstanding and entitled to vote at the annual meeting, and were held by approximately              holders of record.

Holders of record of our common stock are entitled to one vote per share on any matter that may properly come before the annual meeting. There is no cumulative voting for directors. Votes may be cast at the annual meeting in person or by proxy. See “-Voting of Proxies.”

Presence at the annual meeting, either in person or by proxy, of the holders of a majority of the votes entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from the nominee for director, abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Broker non-votes are shares held by brokers in street name that are not voted due to the absence of specific instructions from the shares’ beneficial owners. If a quorum is not present at the annual meeting, the meeting will be adjourned or postponed in order to solicit additional proxies.

Approval of the proposal to relinquish our REIT status requires a vote of the holders of a majority of our outstanding common stock who are present, in person or by proxy, and voting at the meeting. Approval of the issuance of shares of our common stock pursuant to the acquisition of Kitchin Hospitality, the Jameson 2003 Stock incentive Plan, the ratification of the independent auditors and the shareholder proposal each requires the affirmative vote of a majority of all votes cast on the matter. Approval of the proposed amendments to our articles of incorporation requires a vote of the holders of a majority of our outstanding common stock. Directors are elected by a plurality of votes cast.

Abstentions, broker non-votes and withheld votes will not be considered “votes cast.” As a result, they will have no effect on the approval of the relinquishment of our REIT status, the proposed acquisition, election of directors or the other proposals other than the proposed amendments to our articles of incorporation. Amendment of our articles requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Consequently, abstentions and broker non-votes will have the same effect as votes against this proposal.

As of the close of business on the record date, our directors and executive officers may be deemed to be the beneficial owners of approximately 929,000 outstanding shares of Jameson common stock (excluding shares underlying stock options). This represents approximately 7.8% of our common stock outstanding on the record date. It is expected that our directors and executive officers will vote “FOR” (a) the nominees for directors; (b) the relinquishment of our REIT status; (c) the issuance of shares of our common stock pursuant to the proposed acquisition; (d) the proposed amendment of our articles of incorporation;(e) approval of the Jameson 2003 Stock Incentive Plan; and (f) ratification of Ernst & Young LLP as Jameson’s independent auditors for 2003. It is expected that these shareholders will vote all of their shares against the shareholder proposal.

Voting of Proxies

If the enclosed proxy card is properly executed and returned, the shares represented by the proxy will be voted at the annual meeting. Shareholders will also be able to vote by way of toll free telephone service or by using the internet. The enclosed proxy card provides specific instructions on how to vote using any of the available options. If a shareholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that shareholder’s shares will be voted in accordance with such choice. If a shareholder does not indicate a choice, such shares will be voted “FOR” (1) the election of the named nominees for directors; (2) approval of the relinquishment of our REIT status; (3) approval of the issuance of shares of our common stock pursuant to the acquisition of Kitchin Hospitality; (4) approval of the amendments to our articles of incorporation;, (5)approval of the Jameson 2003 Stock Incentive Plan; and (6) ratification of the appointment of the independent auditor, and “AGAINST” the shareholder proposal.

Revocability of Proxies

A shareholder giving a proxy may revoke it (1) by giving written notice of revocation to the Secretary of Jameson at any time before it is voted, (2) by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of Jameson prior to or at the annual meeting, or (3) by attending the annual meeting and voting in person. Attendance at the annual meeting will not by itself constitute revocation of a proxy. All written notices of revocation or subsequent proxies should be sent and delivered to Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346, Attention: Secretary, or hand delivered to the Secretary of Jameson at or before the taking of the vote at the annual meeting.

Solicitation of Proxies

We will bear the expenses of this proxy solicitation, including the cost of preparing and mailing this proxy statement and accompanying proxy. Such expenses will also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the annual meeting to beneficial owners of Jameson common stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by our Board of Directors or employees who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

We have retained The Altman Group to assist in the solicitation of proxies for its annual meeting and delivery of proxy materials. The anticipated cost of this service is $20,000.

Adjournments or Postponements

Although it is not expected, the annual meeting may be adjourned or postponed for the purpose of soliciting additional proxies or for other reasons as determined by our Board of Directors. Any adjournment or postponement may be made without notice, including by an announcement made at the annual meeting, by approval of the holders of a majority of the voting power represented by the outstanding shares of our common stock present in person or represented by proxy at the annual meeting, whether or not a quorum exists. Any signed proxies received by us will be voted in favor of an adjournment or postponement in these circumstances unless a written note on the proxy by the shareholder directs otherwise. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies or for other reasons will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use.

PRINCIPAL SHAREHOLDERS AND

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information as of October 31, 2003, regarding (a) the ownership of our common stock by all persons known by us to be beneficial owners of more than five percent of such stock, and (b) the ownership of our common stock, 9.25% Series A Cumulative Preferred Stock, par value $1.00 per share (“Series A Preferred Stock”), and $1.70 Series S Cumulative Convertible Preferred Stock, par value $1.00 per share (“Series S Preferred Stock”), by (i) each of our directors and nominees for director, (ii) each of our executive officers named in the Summary Compensation Table below, and (iii) all of our executive officers and directors as a group. This table also shows the number of shares of common stock and the percentage of the outstanding common stock that will be owned by Thomas W. Kitchin and all of our officers and directors as a group if the acquisition is approved and consummated. Unless otherwise noted, the persons named below have sole voting and investment power with respect to their shares.

Name of Owner or Identity of Group	Shares of Common Stock Beneficially Owned (1)		Percentage of Class	Shares of Common Stock Beneficially Owned after Acquisition		Percentage of Class after Acquisition	Shares of Series A Preferred Stock Beneficially Owned (1)		Percentage of Class	Shares of Series S Preferred Stock Beneficially Owned (1)	Percentage of Class
Thomas W. Kitchin 8 Perimeter Center East Atlanta, Georgia 30346-1604	623,041	(2)	5.25%	2,808,531	(2)	19.86%	72,727	(3)	5.71%	—	—
Robert D. Hisrich (4) (5)	57,849		*	57,849		*	—		—	—	—
Michael E. Lawrence (4)	55,500		*	55,500		*	100		*	—	—
Thomas J. O’Haren (4)	91,396		*	91,396		*	—		—	—	—
All directors and executive officers as a group (8 persons) (6)	1,123,761		9.26%	3,309,251		23.41%	72,827		5.71%	—	—

*	Less than one percent (1%)

(1) The total number includes shares issued and outstanding as of October 31, 2003, plus shares which the owner shown above has the right to acquire within 60 days after such date. For purposes of calculating the percent of the class outstanding held by each owner shown above with a right to acquire additional shares, the total number of shares excludes the shares which all other persons have the right to acquire within 60 days after such date, pursuant to the exercise of outstanding stock options.

(2) Preacquisition shares include 8,000 shares issuable upon the exercise of currently vested stock options, 46,938 shares owned by Kitchin Children’s Trusts (the beneficiaries of which are members of the family of Mr. T. Kitchin and of which Mr. T. Kitchin serves as trustee), 168,459 shares of restricted common stock, and 18,850 shares owned jointly with Mr. T. Kitchin’s spouse. As a result of the acquisition, Mr. T. Kitchin will receive direct ownership of an additional 1,420,569 shares and indirect ownership of 764,925 shares of which 109,275 shares will be held by Mr. T. Kitchin’s spouse and 109,275 shares will be held in each of his six children’s trusts of which Mr. T. Kitchin and his spouse are trustees.

(3) Shares are held by Kitchin Residential Construction Company, LLC, a wholly-owned subsidiary of Kitchin Hospitality that we are not acquiring.

(4) Includes 55,000 shares issuable upon the exercise of currently vested stock options.

(5) Includes 849 shares owned by Mr. Hisrich’s spouse and children, and 2,000 shares held by a trust for which Mr. Hisrich is the trustee.

(6) Includes 194,000 shares issuable upon the exercise of currently vested stock options and 416,207 shares of restricted common stock.

EXECUTIVE OFFICERS

The executive officers of Jameson are:

Name	Position

Thomas W. Kitchin	Chief Executive Officer, Director, Chairman of the Board of Directors

Craig R. Kitchin	President, Chief Financial Officer

Steven A. Curlee	Vice President – Legal, General Counsel, Secretary

William D. Walker	Vice President – Development

Martin D. Brew	Treasurer, Chief Accounting Officer

Set forth below is certain information concerning our executive officers except for Mr. T. Kitchin. Information concerning Mr. T. Kitchin is set forth above under the heading “Proposal One – Election of Directors – Directors Continuing in Office.”

Craig R. Kitchin, 36, became Chief Financial Officer of the Company in February 1994, Vice President-Finance in September 1997 and President in November 1998. He joined the Company as its Controller and Treasurer on June 15, 1992, upon receiving his M.B.A degree from the University of Chicago with concentrations in accounting and finance. Before attending the University of Chicago, he was a financial analyst with FMC Corporation in Santa Clara, California, from 1989 to 1990. Mr. C. Kitchin graduated from Santa Clara University with a degree in finance in 1989. Craig Kitchin is the son of Thomas W. Kitchin, the Chairman and Chief Executive Officer of the Company.

Steven A. Curlee, 51, became General Counsel and Secretary of the Company in January 1993 and Vice President-Legal in September 1997. From April 1985 to July 1992, he was general counsel of an oil and gas company listed on the American Stock Exchange. Prior thereto, he was engaged in the private practice of law in Tulsa, Oklahoma for five years. From 1976 to 1980, Mr. Curlee served on active duty in the U.S. Navy as a Judge Advocate. Mr. Curlee received a B.A. degree in political science and his J.D. from the University of Arkansas. He received a Masters of Law in Taxation degree from Georgetown University. Mr. Curlee is admitted to practice law in Arkansas, the District of Columbia, Oklahoma, Texas and Georgia.

William D. Walker, 50, is Vice President-Development of the Company. He has been an officer of the Company since its inception in 1988 and served as a director from 1988 through October 29, 1993. Prior to joining the Company, he worked in various financial management positions for 12 years. Mr. Walker received a B.B.A. degree in finance from Texas Tech University in 1975.

Martin D. Brew, 43, is the Treasurer and Chief Accounting Officer of Kitchin Hospitality and the Company. He was employed by Signature Inns, Inc. for 13 years, first as controller and later as treasurer. Mr. Brew was employed by KPMG LLP prior to his employment with Signature Inns. Mr. Brew has a B. S. degree in business from Indiana University and is a certified public accountant.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our articles of incorporation state that the Board of Directors must have at least two but not more than 15 directors, as determined from time to time by resolution of the Board of Directors. The Board of Directors is divided into three classes. The terms of the classes are staggered so that, except for directors appointed to fill vacancies created by an increase in the number of directors, only one class is elected at the annual meeting of shareholders each year for a three-year term. The term of the Class I directors, currently consisting of Mr. Robert D. Hisrich and Mr. Thomas J. O’Haren, will expire at the annual meeting. The accompanying proxy solicits your vote to re-elect Messrs. Hisrich and O’Haren as Class I directors. The term of the Class I directors elected at this annual meeting will expire at the annual meeting of shareholders to be held in 2006 and the term of the Class II director elected at this meeting will expire at the annual meeting to be held in 2004.

Our Board of Directors has nominated the persons named above for election as directors. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Hisrich and O’Haren. If any of these gentlemen becomes unable for any reason to stand for election as our, it is intended that the persons named in such proxy will vote for the election of such other person as the Board of Directors may recommend. We know of no reason why any of the nominees will be unavailable or unable to serve.

The Jameson Board of Directors recommends a vote “FOR” Messrs. Hisrich and O’Haren for directors.

Nominees for Director

Class I

(Term Expires 2006)

Robert D. Hisrich, Ph. D., 58, became a director in October 1993. Dr. Hisrich has held the A. Malachi Mixon III Chair in Entrepreneurial Studies and has been a professor at the Weatherford School of Management, Case Western Reserve University, Cleveland, Ohio, since September 1993. From 1985 until his appointment at Case Western Reserve University, Dr. Hisrich held the Bovaird Chair of Entrepreneurial Studies and Private Enterprise and was a Professor of Marketing and a Director of the Enterprise Development Center at The University of Tulsa, Tulsa, Oklahoma. Dr. Hisrich was a visiting professor at the Technical University of Vienna in Austria in 2001 and at the University of Ljubljana in Slovenia in 2000. In the spring of 1992, Dr. Hisrich was a Visiting Professor of Entrepreneurship Studies at the University of Limerick, Limerick, Ireland, and from 1990 through 1991, he was a Fulbright Professor and holder of the Alexander Hamilton Chair in Entrepreneurship at the

Foundation for Small Enterprise Economic Development, Budapest, Hungary. In the spring of 1989, Dr. Hisrich was a Fulbright Professor at the International Management Center, Budapest, Hungary. In addition, since 1974 Dr. Hisrich has been director of H & B Associates, a marketing and management consulting firm and is a director of Xeta Corporation, Noteworthy Corporation and NeoMed. He has also held a number of other academic positions and is widely published in the areas of marketing, management and entrepreneurship. Dr. Hisrich has a B.A. degree in English and science from DePauw University, an M.B.A. degree in marketing from the University of Cincinnati and a Ph.D. degree in business administration from the University of Cincinnati.

Thomas J. O’Haren, 69, became a director in June 1997. Mr. O’Haren was employed for 30 years in sales and marketing for Cigna Financial Advisors, Inc., a company engaged in the insurance business. From May 1992 through September 1998, Mr. O’Haren served that company both as a regional vice president and as a consultant. Since October 1998, Mr. O’Haren has been a management consultant to the financial services industry. Since 2002, Mr. O’Haren has been an agent for Prudential Financial, Inc. He is active in the insurance industry, including serving as an adjunct professor of leadership at The American College, the degree-granting college of the insurance industry, as a member of The American College Leadership Institute and as chairman of the board of trustees of the GAMA Foundation, a research foundation for the insurance industry. Mr. O’Haren has a B.S. degree in finance from Pennsylvania State University, received his Chartered Life Underwriter designation in 1966 and his designation as a Chartered Financial Consultant in 1983.

Directors Continuing in Office

Class II

(Term to Expire 2004)

Michael E. Lawrence, 58, became a director in April 1994. Since March 1994, he has been Chief Executive Officer and a director of Sea Pines Associates, Inc., a publicly held corporation with approximately $50 million in annual revenues which owns and operates real estate and recreational properties on Hilton Head Island, South Carolina. Mr. Lawrence is president of Sea Pines Company, Inc. and Sea Pines Real Estate Company, Inc., both companies being subsidiaries of Sea Pines Associates, Inc. Prior to joining Sea Pines Associates, Inc., Mr. Lawrence was a management consultant with Ernst & Young from 1969 through 1989 and was a partner in that firm from 1982 through 1989. Mr. Lawrence is a licensed real estate broker and a certified public accountant with a B.S. degree from Washington & Lee University and an M.B.A. degree from Emory University.

Class III

(Term to Expire 2005)

Thomas W. Kitchin, 62, is our Chief Executive Officer, a director and Chairman of the Board of Directors. He has been an officer and director of the Company since its incorporation in 1988. He served from 1977 until December 1986 as the President and Chairman of the Board of a public oil and gas company. Prior thereto, Mr. T. Kitchin was involved in the banking business for 16 years. Mr. T. Kitchin serves as a director of the Atlanta Symphony Orchestra and a member of the board of trustees of a private school. Mr. T. Kitchin is the father of Craig R. Kitchin, our President and Chief Financial Officer.

Compensation of Directors

We pay each director other than Mr. T. Kitchin an annual fee of $10,000. Payment of the annual fee is not contingent upon attendance at board or committee meetings. We also pay $500 for each Board of Directors or board committee meeting attended and reimbursement of expenses incurred in attending board or committee meetings.

Under our Director Stock Option Plan (the “1995 Director Plan”), each director who is not otherwise an employee of the Company or an employee of any of our subsidiaries or affiliates is granted an option to purchase 25,000 shares of common stock upon his initial election as director. Dr. Hisrich and Mr. Lawrence, who were elected or appointed as directors prior to the adoption in 1995 of the 1995 Director Plan, each received options to purchase 25,000 shares of common stock upon the adoption of the 1995 Director Plan in exchange for their surrender and the cancellation of stock options previously granted to each of them under the 1993 Jameson Stock Incentive Plan. Options granted under the 1995 Director Plan vest immediately at the time of grant and have a per share exercise price equal to the fair market value of a share of common stock at the close of business on the last business day preceding the day of grant. The options granted to Dr. Hisrich and Mr. Lawrence have an exercise price of $7.25 per share. Mr. O’Haren received an option to purchase 25,000 shares of common stock on June 20, 1997, at an exercise price of $11.375.

Under our 1997 Director Stock Option Plan (the “1997 Director Plan”), each of our directors who is serving as a director on the first business day following our annual meeting of shareholders and at such annual meeting was considered as a director who was continuing in office or was reelected as a director and is not otherwise an employee of the Company or an employee of any of our subsidiaries or affiliates is granted an option to purchase 5,000 shares of common stock as of the first business day following the annual meeting of our shareholders. Options granted under the 1997 Director Plan vest immediately at the time of grant and have a per share exercise price equal to the fair market value of a share of common stock at the close of business on the last business day preceding the day of grant. Options were granted to Dr. Hisrich, Mr. Lawrence and Mr. O’Haren in November 1997 when the 1997 Director Plan was adopted, with an exercise price of $11.625 per share. On June 29, 1998, May 8, 1999, June 19, 2000, July 2, 2001, and July 1, 2002, each of these directors received options to purchase 5,000 shares of common stock at exercise prices of $10.00, $9.00, $7.00, $7.29 and $3.55 per share, respectively.

Meetings and Committees of the Board of Directors

During 2002, the Board of Directors held four meetings. In addition, the Board of Directors took action nine times during 2002 by unanimous written consent. No director attended fewer than 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period in which the respective director was a director during 2002, or (2) the total number of meetings held by all committees of the Board of Directors on which the respective director served. We have a standing Audit Committee and a Compensation Committee of the Board of Directors.

The Audit Committee is composed of Dr. Hisrich, Mr. Lawrence and Mr. O’Haren. Mr. Lawrence serves as Chairman of the Audit Committee. The Audit Committee, which met two times in 2002, annually considers the performance and independence of our independent auditor and makes recommendations to the Board of Directors on the engagement of the independent auditor. The Audit Committee also reviews (a) any transactions between the Company and its officers, directors and key employees, (b) the plans for and results of audits of the Company, (c) the adequacy of the Company’s system of internal accounting controls, and (d) major changes to the Company’s auditing and accounting principles and practices suggested by the independent auditor, internal auditor, if any, or management. The Audit Committee also reviewed the determinations under the Cost Reimbursement Agreement (see “Certain Relationships and Related Party Transactions—Cost Reimbursement Agreement,” below) as to the percentage of time each of our executive officers devoted to the Company’s business during the relevant period.

In 2002, the Compensation Committee was composed of Dr. Hisrich, Mr. Lawrence and Mr. O’Haren. Mr. Lawrence serves as Chairman of the Compensation Committee. The Compensation Committee did not meet in 2002. There were no salary increases in the compensation of any of our executive officers in 2002 or 2003, nor were there any increases in their compensation paid by Kitchin Hospitality. The Compensation Committee administers the Jameson 1993 Stock Incentive Plan and the Jameson 1996 Stock Incentive Plan.

We do not have a standing Nominating Committee. Our Bylaws provide that nominations of candidates for election as directors may be made by or at the direction of the Board of Directors or by any shareholder who complies with the advance notice procedures set forth therein. These procedures require any shareholder who intends to make a nomination for director to deliver notice of such nomination to our Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the previous year’s annual meeting. The notice must contain all information specified by the Board of Directors. If the chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, the nomination will be disregarded.

Report of the Audit Committee

The Audit Committee of our Board of Directors is comprised of the three directors who are not officers of the Company. Under currently applicable rules, all members are “independent” as defined under Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market, Inc. The Audit Committee reviews our financial reporting process on behalf of the Board of Directors and performs other functions listed in the amended Charter of the Audit

Committee adopted by the Board of Directors which is Attachment D to this proxy statement. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In connection with its function to oversee and monitor our financial reporting process, the Audit Committee has done the following:

-	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002, with management;

-	discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees);

-	received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent accountants the independent accountants’ independence; and

-	based on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for filing with the SEC.

Policy on Pre-Approval of Audit Services. In August 2003, the Audit Committee adopted a policy for the approval of services that can be provided by our independent auditors at management’s request without further review or approval by the Audit Committee. The policy is attached as Appendix E. Except as permitted by this policy, any services to be provided by our independent auditors must be pre-approved by the Audit Committee.

Report filed by:	Robert D. Hisrich, Ph. D	Michael E. Lawrence	Thomas J. O’Haren

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission or the SEC and to furnish us with a copy of each of these reports. SEC regulations impose specific due dates for these reports, and we are required to disclose in this proxy statement any failure to file by these dates during fiscal 2002.

To our knowledge, based solely on the review of the copies of these reports furnished to us and written representations that no other reports were required, during and with respect to fiscal 2002, all Section 16(a) filing requirements applicable to our executive officers, directors and more than 10% shareholders were complied with.

Executive Compensation

The following table sets forth certain information with respect to the compensation of Thomas W. Kitchin, our Chief Executive Officer, for services in all capacities to the Company during the fiscal years ended December 31, 2000, 2001, and 2002. No other executive officer of the Company had an annual salary and bonus in excess of $100,000 paid by the Company during any such year. No information is given as to any person for any fiscal year during which such person was not an executive officer of the Company.

Summary Compensation Table

	Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($) (1)	Restricted Stock Awards ($)		Securities Underlying Options (#)
Thomas W. Kitchin, Chairman and Chief Executive Officer	2002 2001 2000	186,248 40,636 111,749	0 140,000 700,000	(2) (3)	— — —

(1) Mr. T. Kitchin holds positions with Kitchin Hospitality, as well as with the Company, and receives compensation from such entity. The amount set forth in the table represents an allocation to the Company by Kitchin Hospitality of Mr. T. Kitchin’s total compensation from both entities based on the estimated time spent by Mr. T. Kitchin related to the Company. Compensation which Mr. T. Kitchin receives from Kitchin Hospitality is not reported in the table. Mr. T. Kitchin’s base salary has not been increased since October 1996, although the portion of it that has been allocated to us under the cost reimbursement agreement has fluctuated from year to year. See “Certain Relationships and Related Party Transactions – Cost Reimbursement Agreement.”

(2) Represents the closing price of shares of common stock on the Nasdaq National Market on the date of grant for 20,000 shares of restricted common stock granted in 2001 under the 1993 Stock Incentive Plan. These shares vest over a 10 year period with no vesting until the third anniversary of the grant, at which time the grants will be 30% vested and on each succeeding anniversary an additional 10% will vest.

(3) Represents the closing price of shares of common stock on the Nasdaq National Market on the date of grant for 100,000 shares of restricted common stock granted in 2000 under the Jameson 1996 Stock Incentive Plan. Such shares vest 10 years after the date of grant, assuming continuous employment with the Company through the date of vesting.

Option Exercises in Last Fiscal Year;

Aggregate Fiscal Year-End Values of Options

The named executive officer did not exercise any options during 2002. On December 3, 2002, he tendered stock options covering 150,000 shares to the Company in exchange for payment of $0.01 per share of common stock subject to the options. The following table sets forth the values of all options held by the named executive officer as of December 31, 2002.

Name	Number of Unexercised Options at Fiscal Year-End		Value of Unexercised in-the-money Options at Fiscal Year-End
	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas W. Kitchin	8,000	32,000	$0	$0

Employment Agreement

On November 29, 2001, the Company entered into an employment agreement with Thomas W. Kitchin effective as of December 1, 2001. Subject to early termination provisions, the employment agreement is for a two-year term and is subject to an automatic two-year renewal period unless the Company elects otherwise. The employment agreement provides that Mr. T. Kitchin’s base salary payable by the Company is the base salary multiplied by the percentage that the time Mr. T. Kitchin devotes to the business of the Company bears to the time Mr. T. Kitchin devotes to the business and affairs of the Company, the various Inns owned by the Company and Kitchin Hospitality. Mr. T. Kitchin is also eligible under the employment agreement to participate in Company incentive, profit sharing, savings, retirement and welfare benefit plans, and is entitled to expense reimbursement and other fringe benefits.

If Mr. T. Kitchin’s employment is terminated by the Company without cause or by Mr. T. Kitchin for good reason during the term of the agreement, Mr. T. Kitchin is entitled to the following: (a) two times his annual base salary then in effect and the average of his annual bonuses for the two preceding fiscal years; (b) the vesting of all restricted stock and options to purchase Company common stock; (c) certain welfare benefits for two years; (d) any other benefits Mr. T. Kitchin is entitled to be paid, provided or is otherwise eligible to receive under any plan, program, policy, contract or agreement. In the event Mr. T. Kitchin resigns or he terminates his employment for other than good reason, Mr. T. Kitchin is entitled to an amount equal to his base salary to the date of termination.

The employment agreement provides that in the event the severance payments and other compensation provided for under the agreement become subject to the excess parachute payment excise tax under the Internal Revenue Code of 1986, as amended, the Company will pay to Mr. T. Kitchin an additional amount such that the net amount retained by Mr. T. Kitchin after deduction of the excise tax and any federal, state or local taxes will equal the total benefits or amounts Mr. T. Kitchin would otherwise be entitled to under the employment agreement. The employment agreement also provides that the Company will require any successor to all or substantially all of the business and/or assets of the Company to assume and perform the employment agreement in the same manner that the Company would be required to perform.

Report on Executive Compensation

The Compensation Committee did not meet during 2002. There were no salary increases in the compensation of any of our executive officers in 2002 or 2003, nor were there any increases in their compensation paid by Kitchin Hospitality during that year. All decisions regarding the compensation of executive officers were in practice made by Mr. T. Kitchin, our Chief Executive Officer, Chairman of the Board and a director. Mr. T. Kitchin’s base salary has not been increased since October 1996, although the portion of it that has been allocated to us under the cost reimbursement agreement has fluctuated from year to year.

This report is made by Dr. Robert D. Hisrich, Michael E. Lawrence and Thomas J. O’Haren who constituted the Compensation Committee during 2002.

Insider Participation in Compensation Decisions

As noted above under “Report on Executive Compensation,” Thomas W. Kitchin, our Chief Executive Officer, Chairman of the Board and a director, made recommendations to the Compensation Committee regarding stock option awards to executives and other key employees under the 1993 Plan. All other decisions regarding the compensation of executive officers were determined in practice during 2002 by Mr. T. Kitchin.

Shareholder Return Performance Graph

Our common stock was first registered under the Securities Exchange Act of 1934 and was listed for trading on the Nasdaq National Market on January 27, 1994. The following graph compares the percentage change in the cumulative total shareholder return on our common stock during the five year period which commenced December 31, 1997, and ended December 31, 2002, with the cumulative total return on the Nasdaq Market—U.S. Index and the SNL Hotel REIT Index.

* All information provided in the graph above: (i) has been gathered by SNL Securities L.C. (“SNL”) from sources believed by SNL to be reliable and (ii) is believed by SNL to be true and accurate in both form and content. However, although SNL makes every effort to ensure data accuracy, SNL does not guarantee or warrant the correctness, completeness, currentness, merchantability or fitness for a particular purpose of the information supplied. SNL shall not be liable for any loss or injury arising out of or caused, in whole or in part, directly or indirectly, by SNL’s accidental acts or omissions in procuring, compiling, collecting, interpreting, reporting, communicating, or delivering said information. The graph was prepared by SNL at the special request of Jameson Inns, Inc. and for its own purposes.

The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Certain Relationships and Related Transactions

The Leases. All of our operating hotel properties or Inns are leased to Kitchin Hospitality under several master leases from the various Jameson entities that hold legal title to the Inns. Kitchin Hospitality is a limited liability company owned 100% by Thomas W. Kitchin, our Chief Executive Officer, Chairman of the Board and director, and members of his family.

The master leases covering our Jameson Inns (collectively, the “Jameson Lease”) terminate December 31, 2011, subject to earlier termination upon the occurrence of certain events. The Jameson Lease provides for payment of base rent and, if required based on the formula set forth under the Jameson Lease, percentage rent. The Jameson Lease requires us to pay real and personal property taxes, general liability and casualty insurance premiums, the cost of maintaining structural elements, including underground utilities, and the cost of refurbishment of the Jameson Inns. Kitchin Hospitality is required to pay liability insurance premiums, utility costs and all other costs and expenses incurred in the operation of the Jameson Inns. The Leases covering our Signature Inns (collectively, the “Signature Lease”) are substantially the same as the Jameson Lease except for the rental calculation. The Signature Lease expires December 31, 2012, subject to earlier termination upon the occurrence of certain events. In 2002, total rent, including both base rent and percentage rent charged to Kitchin Hospitality by us under the all master leases totaled $42 million.

Turnkey Construction Contracts. All new Jameson Inns and expansions of existing Inns were constructed by Kitchin Hospitality or by its predecessor companies on a turnkey basis pursuant to construction agreements with us. Kitchin Hospitality also performed all of the construction work for renovations of existing Inns. We paid Kitchin Hospitality an aggregate of approximately $12.5 million for construction of one new Inn, two expansions and renovations during the year ended December 31, 2002. Under the construction agreements, if the contract price for a new Inn or group of Inns or an Inn expansion exceeds Kitchin Hospitality’s costs plus 10%, Kitchin Hospitality is required to refund the excess amount to us. The contract price and the other terms of each construction agreement submitted by Kitchin Hospitality, are subject to approval by our independent directors.

Capital Improvement Contract. We entered into a contract with Kitchin Hospitality to refurbish several of our hotels and provide capital improvement services for several of our hotels. During 2002, we paid Kitchin Hospitality a total of $6.9 million for these refurbishments and capital improvement services.

Cost Reimbursement Agreement. Our officers and employees are also employees of Kitchin Hospitality. Rather than duplicate payroll and certain other administrative functions, we have entered into and are a party to a Cost Reimbursement Agreement with Kitchin Hospitality which provides that the we will reimburse Kitchin Hospitality, on an actual cost basis, for the employee compensation and overhead costs attributable to us. Our officers and employees receive their salaries, hourly wages and fringe benefits entirely from Kitchin Hospitality, which also pays our office overhead and other general and administrative costs. Under the Cost Reimbursement Agreement, we determine for each officer and employee the amount that we would pay in salary and benefits if such person devoted 100% of his or her time to our business. Kitchin Hospitality then determines, subject to our review, the actual percentage of the person’s time devoted to our business and applies that percentage to our established compensation amount. The resulting figure is the amount we reimburse Kitchin Hospitality with respect to officer or employee compensation. Office overhead and other general and administrative costs are also allocated to and borne by us based primarily on the amount of time spent by these officers and employees on our business. In 2002, these allocations of salary, office overhead and other general and administrative costs to us totaled approximately $1.6 million.

PROPOSAL NO. 2

APPROVAL OF RELINQUISHMENT OF OUR REIT STATUS

Background

A Special Committee of our Board has approved relinquishment of our status as a REIT under the Internal Revenue Code and has recommended that our shareholders also approve this relinquishment. If this proposal is approved by our shareholders, we will relinquish our REIT status and we will cease being a REIT effective January 1, 2004.

Our Board, along with our management, has spent considerable time and effort over the last three years exploring and examining numerous strategic alternatives. We previously engaged a third party independent investment banking firm to provide financial advisory and investment banking services in connection with a review of financial and strategic alternatives to maximize shareholder value and which may involve a transaction or a series of transactions. This review included an examination of:

•	the continuation of our existing business plan, which is to continue operating as a REIT;

•	the implementation of a new business plan, which entails relinquishing our REIT status, and commencing the operation of our properties through an acquisition of Kitchin Hospitality;

•	the potential for a merger or acquisition transaction;

•	the potential liquidation of the Company; and

•	a corporate restructuring or other extraordinary corporate transaction.

Beginning with its engagement in 2000, the investment banking firm made a number of market inquiries about possible business combinations or related types of transactions but no acceptable transaction or arrangement was developed.

Our management then considered the potential impact a relinquishment of our REIT status would have on our financial results, capitalization and liquidity and our operations. We recognized that this step would logically involve our acquisition of Kitchin Hospitality in order to achieve the ability to operate our own properties. Under the rules and restrictions applicable to REITs, we are not able to operate our own properties. Kitchin Hospitality leases our properties from us, allowing us to comply with these rules and restrictions. We believe that the acquisition of Kitchin Hospitality would eliminate the conflicts of interests inherent in our leasing arrangement and our cost reimbursement agreement. Kitchin Hospitality is owned entirely by our Chairman and Chief Executive Officer, Thomas W. Kitchin, and members of his immediate family, which includes Craig R. Kitchin, our President and Chief Financial Officer.

Because of Mr. T. Kitchin’s ownership of Kitchin Hospitality, a Special Committee of our Board was established. The members of the Special Committee are Robert D. Hisrich, Michael E. Lawrence and Thomas J. O’Haren, who constitute all of our independent directors. The Special Committee’s purpose was to consider the proposed transaction with Kitchin Hospitality and the related relinquishment of our status as a REIT, to negotiate definitive terms and conditions of any such transaction, to approve or disapprove such transaction, and, should the Special Committee approve such transaction, to recommend it to our shareholders. To assist it in carrying out these purposes, the Special Committee engaged Raymond James & Associates, Inc. as its financial advisor, and Jones Day as its legal counsel.

Effects of Relinquishment of REIT Status

If approved by our shareholders, we plan to relinquish our REIT status effective January 1, 2004. This will be accomplished simply by filing a statement with the District Director of the Georgia District of the Internal Revenue Service no later than March 31, 2004 (to be retroactively effective to January 1, 2004) that we elect to revoke our election to be a real estate investment trust.

If we relinquish our REIT status, any distributions to common or preferred shareholders in 2004 will not be deductible for purposes of computing our taxable income and we will be subject to income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, without offset for distributions of such income to our shareholders. Additionally, we could pay up to 35% of our taxable income in federal taxes and also pay applicable state taxes.

We currently are required to distribute at least 90% of our net taxable income annually in order to maintain our REIT qualification. No such minimum-distribution requirements will apply to us beginning on the effective date of our relinquishment of our status as a REIT (January 1, 2004), and the annual dividend paid on shares of our common stock likely will be suspended in favor of retaining earnings and cash flow. Our distributions per share of common stock were $.20 in 2002, $.785 in 2001, and $.98 in 2000.

We generally will be prohibited from re-electing REIT status for five years, and, in any event, we may not be in a position to re-qualify as a REIT at a future date even if we desired to make a re-election.

With the relinquishment of our REIT status, investments in our capital stock will be taxed under the general rules applicable to investments in stock of C corporations. As a C corporation, our distributions in respect of our stock will be taxed as dividends to the extent of our current and accumulated earnings and profits. Distributions in excess of our current and accumulated profits will be taxed to a shareholder as a return of capital to the extent of the shareholder’s tax basis in his stock, and the amount of a distribution in excess of the shareholder’s tax basis will be taxed as a capital gain (a long term capital gain if the shareholder has held our stock for more than one year). Under the Jobs and Growth Tax Relief Reconciliation Act of 2003, the maximum federal income tax rate applicable to dividends and long term capital gains derived from a stock investment is 15%. Additionally, we could pay up to 35% of our taxable income in federal taxes and also pay applicable state taxes. On the other hand, distributions to corporate shareholders may be eligible for the dividends received deduction, subject to certain limitations in the Code, whereas distributions from REITs are not eligible for the dividends-received deduction.

The relinquishment of our status as a REIT is part of our strategic decision to improve our earnings and return on equity by deploying all of our available capital into debt repayment and hotel development and operations.

If the REIT status relinquishment is approved and the acquisition is approved, Kitchin Hospitality will become a wholly owned subsidiary and will continue to operate the Inns. The master leases will be terminated. We may also engage in related lines of new business, such as licensing or franchising the use of our trademarked names or operating hotel properties owned by third parties.

Vote Required and Special Committee’s Recommendation

The affirmative vote of a majority of the shares of outstanding common stock present at the meeting, either in person or by proxy, and voting on the proposal is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will not be counted as votes cast. Consequently, abstentions and broker non-votes will not have any effect on the outcome of the vote on this proposal.

The Special Committee of the Board of Directors (which consists of all of the independent directors on the Board) unanimously recommends a vote “FOR” approval of the proposal to relinquish our status as a REIT.

PROPOSAL NO. 3

PROPOSED ISSUANCE OF SHARES OF COMMON STOCK

TO ACQUIRE KITCHIN HOSPITALITY

General

If our proposal to relinquish our status as a REIT is approved, we will then be able to operate our Inns. We believe the most effective and efficient manner of commencing operation of our Inns is to acquire the Kitchin Hospitality assets and personnel. Kitchin Hospitality has leased and operated all of our properties since we first became a REIT in 1994.

On September 10, 2003, we entered into a Membership Interest Purchase Agreement (which we refer to in this proxy statement as the “acquisition agreement”) with Thomas W. Kitchin and the other owners of Kitchin Hospitality to acquire all of the outstanding membership interests in Kitchin Hospitality for a total consideration of 2,185,430 shares of our common stock and cash in the amount of $1.3 million. The number of shares will decrease if the working capital of Kitchin Hospitality at December 31, 2003 is less than a deficit of $1.9 million. To the extent we do not have sufficient cash on hand at closing to pay the entire $1.3 million cash portion of the purchase price, we can elect to pay any unpaid balance in four quarterly installments. Any such installment payments not paid when due will be evidenced by a promissory note made to the owners of Kitchin Hospitality bearing interest at a rate of 10% per year. Based upon the average closing price of our common stock of $3.02 for the 60 trading days ending on September 9, 2003, the reference date used in our agreement, the total value of the consideration would be $7.9 million.

As a condition to the closing the acquisition, we will enter into a shareholders’ agreement and a registration rights agreement with the owners of Kitchin Hospitality. The shareholders’ agreement will restrict future purchases and sales of our common stock by them and will also contain certain restrictions on actions they may take as shareholders. The registration rights agreement will give the Kitchin Hospitality owners the right to have the shares of our common stock they will receive in the acquisition registered by us at any time after January 1, 2005. These agreements are described in more detail under “ Terms of the Acquisition—Shareholder Agreements” below.

If the issuance of shares of our common stock as consideration for the proposed acquisition is approved by our shareholders, the acquisition will be effective January 1, 2004. At that time, Kitchin Hospitality will become our wholly owned subsidiary and will continue to operate our hotel properties. However, the master leases of those properties will all be terminated. This structure will allow Kitchin Hospitality to maintain its existing third party contracts, bank accounts, licenses and permits and employee benefit plans and agreements. Kitchin Hospitality has historically paid the salaries of our employees and many of our other general and administrative expenses and we have reimbursed it for our share of those expenses. We expect to terminate the cost reimbursement agreement and capital improvements agreement, effective January 1, 2004. Kitchin Hospitality, as our wholly owned subsidiary, will continue to manage the two hotel properties it is currently operating for third parties. It also receives licensing fees from the owners of several Jameson Inns that we previously sold, and will continue to do so after the acquisition.

This ownership by us will eliminate the financial conflict of interest that currently exists due to the ownership of Kitchin Hospitality by Mr. T. Kitchin and his family. This means that Mr. T. Kitchin and his family will no longer realize any financial benefits from the operations of Kitchin Hospitality that are separate from their ownership interest in our capital stock.

Kitchin Hospitality has two subsidiaries that are engaged in the construction business. Kitchin Hospitality developed all of our new Jameson Inns opened since 1988 and built all of our expansions and performed all of the renovations on our Jameson Inns and in the case of renovation, Signature Inns since 1999. We have not built any new Signature Inns or expanded any existing Signature Inn since our acquisition of that company in May of 1999.

Prior to our acquisition of Kitchin Hospitality, these construction subsidiaries will be spun off and transferred to the current owners of Kitchin Hospitality. These subsidiaries currently perform services for third parties. After the acquisition, we will not engage the construction businesses owned by the Kitchin family to do any work for us. The effect of the spin-off of these subsidiaries is reflected in the pro forma financial information at pages      to      of this proxy statement.

If the proposal to issue shares of our common stock pursuant to the acquisition agreement is not approved, we will not relinquish our REIT status, even if our shareholders approve relinquishment, unless our Board then determines to proceed with the acquisition of Kitchin Hospitality for consideration not including the issuance of 5% or more of our common stock (and thus not requiring the approval of our shareholders).

Conflicts of Interest

Because of the ownership by Mr. T. Kitchin in, and positions with, us and Kitchin Hospitality, there are inherent conflicts of interest in the construction of new Jameson Inns and Signature Inns and the expansion, refurbishment and other capital expenditures relating to existing Inns by Kitchin Hospitality. Conflicts of interest also exist in our dealings with Kitchin Hospitality under the master leases, the construction and refurbishing contracts and the cost reimbursement agreement between the two companies. In an effort to reduce the conflicts of interest, we have had a policy of requiring that any material transaction or arrangement between us and Kitchin Hospitality, or an affiliate of either, be subject to approval by a majority of our independent directors.

Our Board of Directors also has a policy that any material contract or transaction between us and one or more of our directors or officers, or between us and any other entity in which one or more of our directors or officers are directors or officers or have a financial interest, must be approved by a majority of either our independent directors or disinterested shareholders, after the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to them. Our Board may change this policy without the consent of the shareholders upon the affirmative vote of a majority of our independent directors.

Tax Consequences of the Acquisition

While our purchase of all of the member interests in Kitchin Hospitality will be a taxable transaction and result in taxable gain (and, to some extent, ordinary income) for the owners of Kitchin Hospitality, the transaction will not result in gain or loss for us or our shareholders. Kitchin Hospitality will become a single-member limited liability company wholly owned by us. Under the relevant federal income tax rules, absent our election to treat Kitchin Hospitality otherwise, Kitchin Hospitality will be disregarded for federal income tax purposes and instead we will be treated as if we own all of the assets of Kitchin Hospitality (we have no intention to elect to treat Kitchin Hospitality otherwise). For our tax purposes, the value, as of closing, of the consideration we pay for the equity of Kitchin Hospitality will be determined in consultation with our tax advisors and as approved by our Board. The value for tax purposes of the consideration paid in our stock will most likely differ from the $6.6 million value of such shares used in establishing the purchase price when we entered into the acquisition agreement because the tax value will be determined in reference to the market price of these shares at the closing of this transaction and may be affected by other factors. This amount will be allocated among the assets of Kitchin Hospitality in accordance with the relative values of those assets, and will constitute our tax basis for those assets for purposes of tax depreciation and amortization.

Vote Required and Special Committee’s Recommendation

The affirmative vote of a majority of the shares of outstanding common stock present at the meeting, either in person or by proxy, and voting is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will not be counted as votes cast. Consequently, abstentions and broker non-votes will not have any effect on the outcome of the vote on this proposal.

The Special Committee of the Board of Directors unanimously recommends a vote “FOR” approval of the proposal to issue shares of our common stock as consideration for the acquisition of Kitchin Hospitality.

Terms of the Acquisition

The following is a description of the material terms and provisions of the acquisition and the acquisition agreement. This discussion is qualified by the more thorough discussion of the acquisition agreement in the section captioned “The Acquisition Agreement” and by the acquisition agreement itself which is attached to this proxy statement as Appendix A and incorporated herein by reference.

General

The acquisition agreement provides that all of the outstanding membership interests in Kitchin Hospitality will be assigned to us by their current owners in exchange for 2,185,430 shares of our common stock and cash in the amount of $1.3 million. Kitchin Hospitality will become a wholly owned subsidiary of ours and will continue to operate our Inns. The master leases will be terminated.

Background of the Acquisition

During the summer and fall of 2002, our Board considered the strategic position of our company within the lodging industry and how our REIT structure affected our market position relative to our competitors. Because federal tax laws relating to REITs prohibit us from deriving income from sources other than lease revenue from our properties, we currently are not allowed to operate our hotels. Instead, we lease our hotels to Kitchin Hospitality, a limited liability company that operates our hotels and is owned by Thomas W. Kitchin, our Chairman and Chief Executive Officer, and members of his family, including Craig R. Kitchin, our President and Chief Financial Officer. The earnings of Kitchin Hospitality, which are primarily hotel operating revenues less operating expenses and lease payments to us, are known in the lodging industry as “leakage,” since they represent income derived from our hotels but “leaked” to another company, Kitchin Hospitality. In order to capture this leakage for us, as well as to eliminate the conflict of interest inherent in leasing our hotels to a management company owned by our Chief Executive Officer and members of his family, our Board determined to explore a transaction by which we would acquire Kitchin Hospitality, thereby consolidating ownership and operation of our hotels, and relinquishing our REIT status. At this time, Mr. T. Kitchin suggested, and the remaining members of our Board agreed, that further analysis of these possibilities on behalf of our company should take place independent of Mr. T. Kitchin, due to his interests and those of his family, as owners of Kitchin Hospitality.

At the direction of the members of our Board other than Mr. T. Kitchin, during the time period from January 10, 2003 through January 16, 2003, Jones Day, a law firm with no prior relationships to us or our officers, or to the owners of Kitchin Hospitality, conducted an investigation into the independence of our Board members as prospective members of a Special Committee to be formed to consider the terms and conditions of a possible acquisition of Kitchin Hospitality.

At a Board meeting held on January 17, 2003, representatives of Jones Day gave a presentation to our Board on their fiduciary duties and the appropriate steps our Board should take to evaluate an acquisition of Kitchin Hospitality, given the interests of the Kitchin family in the transaction. Our Board determined that, in light of these interests, a Special Committee of disinterested directors should be formed to evaluate the potential transaction. Relative to the qualifications of its members to serve on the proposed Special Committee, our Board considered the ownership of our common stock by Thomas J. O’Haren, Robert D. Hisrich and Michael E. Lawrence and their affiliates. It also considered the estate-planning services previously provided to Mr. T. Kitchin by Mr. O’Haren. On the basis of this investigation, finding no material relationships between the prospective members and Kitchin Hospitality and its owners, our Board was able to conclude that Messrs. O’Haren, Hisrich and Lawrence were disinterested and independent directors with respect to Kitchin Hospitality and its owners, and therefore qualified to serve on the proposed Special Committee. After a discussion of the function, responsibilities and requirements of a Special Committee, our Board appointed Messrs. O’Haren, Hisrich and Lawrence to serve as members of a Special Committee, with Mr. O’Haren as the Chairman. The Special Committee was then authorized to engage independent legal counsel and an independent financial advisor to consider the proposed transaction with Kitchin Hospitality and the related relinquishment of our status as a REIT, to negotiate definitive terms and conditions of any such transaction, to approve or disapprove such transaction, and, should the Special Committee approve such transaction, to recommend it to our shareholders.

Immediately following the Board meeting, the newly formed Special Committee held its first meeting. As its first order of business, the Special Committee engaged Jones Day as its legal counsel, based upon that firm’s qualifications and experience and the fact that it had not had any prior relationships with us (other than as described above) or our officers, or the owners of Kitchin Hospitality. Thereafter, the Special Committee and Jones Day discussed the role of the Special Committee in the proposed Kitchin Hospitality acquisition and considered the engagement of an independent financial advisor to the Special Committee for the purpose of obtaining an opinion as to the fairness of the transaction.

In anticipation of the formation of a Special Committee, our Board had solicited proposals from several financial advisory firms that were independent from Kitchin Hospitality and its owners, and determined to be experienced in the lodging industry and qualified to render advice and a fairness opinion on any resulting transaction. After consideration of presentations by these firms, the Special Committee retained Raymond James & Associates, Inc. as its independent financial advisor.

On January 23, 2003, the Special Committee met to receive a proposal from Mr. T. Kitchin. He proposed that we would acquire the economic interests of Kitchin Hospitality in exchange for shares of our common stock valued at $8.4 million, in a tax-free transaction, subject to certain terms and conditions, including an unspecified minimum of, and maximum limitation on, the number of shares actually to be issued (known as a “collar”). Mr. T. Kitchin’s proposal also recognized that, as a result of such acquisition, we would relinquish our status as a REIT. The proposal also contemplated an exchange of shares of our outstanding preferred stock for shares of preferred securities to be issued by a business-trust subsidiary, in order to maintain the deductibility of the payments to holders of shares of our preferred stock.

Subsequent to the January 23, 2003 meeting, Jones Day began to conduct a legal due diligence review of Kitchin Hospitality and Raymond James reviewed the financial and operating performance of Kitchin Hospitality.

On April 1, 2003, the Special Committee met to receive a presentation by Raymond James that included an analysis of the proposed transaction. The Special Committee considered the advantages and disadvantages of several strategic alternatives, including: (1) rejecting and not pursuing the offer by the owners of Kitchin Hospitality; (2) establishing a taxable REIT subsidiary and proposing to purchase the leases from Kitchin Hospitality (thereby maintaining REIT status); or (3) moving forward with the proposal by purchasing Kitchin Hospitality and relinquishing our REIT status. Raymond James described the current state of the lodging industry, and then presented an overview of operational and financial performance of Kitchin Hospitality. The Special Committee then discussed the benefits and other factors relevant to the proposed transaction, including whether to include the third-party construction business of Kitchin Hospitality in the acquisition, the proposal to relinquish our REIT status and the effects thereof, the proposal to exchange our preferred stock for trust preferred securities and whether the acquisition should be structured as a taxable transaction or be effected on a tax-free basis. The Special Committee determined to meet the following day and the meeting was adjourned.

On April 2, 2003, the Special Committee met by teleconference and, after discussion concerning the possible range of valuations of Kitchin Hospitality, directed Raymond James to make a non-binding counter-proposal to purchase the assets of Kitchin Hospitality for $6.7 million, payable in shares of our common stock, with the number of shares to be issued based on the average per-share closing market price of our common stock for the 60 trading days prior to consummation of the acquisition, subject to a collar based on such average. Pursuant to the collar, if such trading average was $2.35 or less, then the number of shares of our common stock we would issue would be “capped” at 2,851,064 shares. If such trading average was $2.75 or greater, then the number of shares of our common stock we would issue would be fixed at 2,436,364 shares. This counter-proposal envisioned a purchase of the assets of Kitchin Hospitality, excluding the assets of its third-party construction business. Under the counter-proposal, the transaction would be structured to be non-taxable, and if feasible, we would exchange the outstanding shares of our preferred stock for shares of preferred securities of a business-trust subsidiary. The counter-proposal also contemplated execution of a corporate governance agreement, whereby the owners of Kitchin Hospitality, as shareholders of our company, would be required to vote for directors nominated by our Board and, in other matters, vote their shares consistent with the recommendation of our Board or in proportion to our other shareholders; be prohibited for a period of time from purchasing or selling shares of our common stock; and be prohibited from initiating or supporting any tender offer or business combination proposal involving our company, unless approved by our Board.

On April 3, 2003, Raymond James provided to Valuemetrics, financial advisor to the owners of Kitchin Hospitality, the Special Committee’s counter-proposal, set forth in a preliminary and non-binding term sheet.

On April 17, 2003, we received a revised term sheet from the owners of Kitchin Hospitality. The revised term sheet proposed a purchase price for the assets of Kitchin Hospitality (excluding the assets of its residential construction business as well as its third party construction business) of $7.5 million, payable in shares of our common stock, based on the per-share closing market price of our shares one day before closing, and subject to a collar based on that closing price. Pursuant to this collar, if such closing price was $2.00 or less, then we would issue 3,750,000 shares of our common stock; and if such closing price was $2.70 or more, then 2,777,778 shares of our common stock would be issued. The owners of Kitchin Hospitality also proposed that, should such market price be below $1.50, either they or the Special Committee could determine not to consummate the transaction. On April 24, 2003, the Special Committee met telephonically to discuss the April 17, 2003 term sheet.

On May 1, 2003, the Special Committee met telephonically to continue its discussions of the April 17, 2003 proposal by the owners of Kitchin Hospitality. Raymond James presented to the Special Committee an analysis of Kitchin Hospitality’s first-quarter results of operations. After a discussion of an appropriate valuation of Kitchin Hospitality, the Special Committee directed Raymond James to make a new counter-proposal of a purchase price of $7.1 million, payable in shares of our common stock, with the number of shares to be determined based on the average per-share closing market price of our common stock for the ten trading days prior to consummation of the acquisition, subject to a collar based on such average. Pursuant to the collar, if such trading average was $2.20 or less, then we would issue 3,227,273 shares of our common stock, and if such trading average was $3.00 or more, then 2,366,667 shares of our common stock would be issued. The Special Committee determined not to include in its counter-proposal any term allowing either party to elect to cancel the transaction if such trading average of our common stock was below $1.50 per share. Also, under the Special Committee’s counter-proposal, the final purchase price would be adjusted to account for any variance in Kitchin Hospitality’s working capital at closing from its normal level of working capital, and be reduced for any long-term debt.

On May 2, 2003, Raymond James provided to Valuemetrics the Special Committee’s new counter-proposal, set forth in a preliminary and non-binding term sheet.

On May 5, 2003, a representative of Valuemetrics telephoned a representative of Raymond James to inform him that the owners of Kitchin Hospitality had agreed, in principle, to the terms of the Special Committee’s May 2, 2003 proposal, except that the owners of Kitchin Hospitality again proposed a term by which the Special Committee or the owners of Kitchin Hospitality could determine to cancel the transaction if the trading average of our common stock for the ten days prior to closing was less than $1.50 per share.

On May 8, 2003, the Special Committee met telephonically in order for Raymond James to inform the Special Committee that their proposal had been accepted in principle. The Special Committee determined to not accept the condition proposed by the owners of Kitchin Hospitality whereby either party could cancel the transaction if the 10-day trading average of our common stock prior to closing was below $1.50 per share. This was subsequently communicated to Valuemetrics by Raymond James.

On May 14, 2003, a meeting was held in Atlanta, Georgia, between representatives of Jones Day, representatives of Raymond James, representatives of Ernst & Young LLP, our auditors and tax advisors, Mr. T. Kitchin, Craig R. Kitchin, our President and Chief Financial Officer, Martin D. Brew, our Treasurer and Chief Accounting Officer, Steven A. Curlee, our Vice President-Legal, General Counsel and Secretary, and a representative of Conner & Winters, P.C., our regular corporate counsel. The Special Committee had previously approved the request of Mr. T. Kitchin that Mr. Curlee act as counsel to the owners of Kitchin Hospitality in respect of the acquisition. The purpose of the meeting was to discuss the timetable and responsibilities of the parties necessary to complete the transaction. At this meeting, the participants preliminarily determined not to pursue the proposed exchange of the shares of our preferred stock for shares of preferred securities of a business-trust subsidiary, due to its complexity. Also, the participants at the meeting determined to further explore the benefits and detriments of structuring the transaction as a taxable acquisition, not as a tax-free merger. Mr. T. Kitchin also proposed that the Special Committee be asked to consider changing the form of the acquisition from a purchase of the assets of Kitchen Hospitality to a purchase of its equity interests. Mr. T. Kitchin stated that this structure would allow Kitchin Hospitality to better maintain its existing third-party contracts, bank accounts, licenses and permits, and employee benefit plans and agreements.

Subsequent to the May 14, 2003 meeting, the advisors to the parties explored the feasibility of changing the transaction to a taxable acquisition of the equity interests of Kitchin Hospitality. On June 13, 2003, Jones Day provided to the owners of Kitchin Hospitality a preliminary draft acquisition agreement that contemplated a tax-free acquisition structure. Jones Day also provided a preliminary draft corporate governance agreement, which provided that the members of the Kitchin family would agree: (1) not to sell any shares of our common stock that they hold for at least one year, and thereafter only sell subject to certain limitations on the volume and manner of any such dispositions; (2) not to participate in any way, other than to vote, in any shareholder proposals, except under limited circumstances; (3) not to acquire additional shares of our common stock, except under limited circumstances; (4) to vote for nominees to our Board in proportion to our other shareholders, except for any designees of the owners of Kitchin Hospitality, for whom they could vote all of their shares; and (5) on any other matter submitted to our shareholders, to vote as recommended by our Board or, absent such recommendation, in proportion to our other shareholders. The draft corporate governance agreement also provided the owners of Kitchin Hospitality the right to designate one or two nominees to serve on our Board, depending on its size, and granted certain registration rights to them that would give them the right to demand that we register, for a public offering, their shares of our common stock to be acquired in the acquisition.

On May 21, 2003, a representative of Valuemetrics telephoned a representative of Raymond James to relay the request of the owners of Kitchin Hospitality that the Special Committee consider a transaction structure that would be taxable to Kitchin Hospitality’s owners, rather than the tax-free structure previously contemplated. In light of related tax costs that would be borne by the owners of Kitchin Hospitality, and certain enumerated benefits of such structure to our company, they further asked the Special Committee to increase the consideration we would pay in the proposed transaction and to make a revised proposal in this regard.

On July 31, 2003, the Special Committee met telephonically to discuss the feasibility of a taxable transaction structure, as requested by the owners of Kitchin Hospitality. The Special Committee, with the assistance of its advisors, considered the effects of a taxable transaction, which included: (1) reduced execution risk relative to the transaction, because a tax-free transaction (which was to be structured to include a merger of Kitchin Hospitality with and into a newly formed subsidiary of our company) would require, under Georgia law, that the holders of a majority of our outstanding common and preferred stock, voting together as a single class, approve the transaction, while a taxable transaction would require the approval of only a majority of actual votes cast by holders of our common stock; (2) reduced transaction costs, due to elimination of the need to file a new NASD listing application for the company that would survive the merger, reduction in professional fees and reduction in proxy solicitation costs; and (3) potential tax benefits resulting from our ability to amortize the purchase price we would pay for the equity interests of Kitchin Hospitality, thus reducing our income taxes in the future.

On August 12, 2003, the Special Committee met telephonically to discuss a new proposal, based on a taxable deal structure, focusing on the tangible benefits to us of such a structure, including amortization of the purchase price for tax purposes (thus reducing our taxes in the future) and transaction-cost savings to us. In addition, the Special Committee received a report from Raymond James on the results of operations of Kitchin Hospitality through the first six months of 2003 and the effects of same on the valuation range appropriate for Kitchin Hospitality. After an examination of these topics, the Special Committee directed Raymond James to present a new proposed purchase price of $7.5 million, based on the valuation of Kitchin Hospitality and taking into account the present value of net expected tax benefits and certain transaction-cost savings resulting from use of a taxable structure. Under this revised proposal, the other terms of the transaction would not change, in that the price would be paid in shares of our common stock, be based on an average market price for a trading period prior to closing, and contain a collar with parameters similar to the prior proposals.

Afterward, a representative of Raymond James telephoned a representative of Valuemetrics to convey the new proposal from the Special Committee resulting from its meeting earlier that day. On August 19, 2003, Valuemetrics, on behalf of the owners of Kitchin Hospitality, responded to Raymond James regarding this proposal. In its response, Valuemetrics objected to the decreased valuation of Kitchin Hospitality on which the Special Committee based its latest proposal, the failure of the Special Committee to fairly compensate the owners of Kitchin Hospitality for agreeing to a taxable transaction, and, by providing only for shares of our common stock as consideration, requiring the owners of Kitchin Hospitality to sell shares of our common stock in the open market to pay their resulting tax liability. On behalf of the owners of Kitchin Hospitality, Valuemetrics requested that the Special Committee submit a new offer, with a purchase price of $8.9 million, of which $7.1 million would be paid in shares of our common stock and $1.8 million would be paid in cash.

On August 20, 2003, the Special Committee met telephonically to discuss the response to its latest proposal. The Special Committee adjourned and determined to meet the following day. On August 21, 2003, the Special Committee met telephonically and, after discussion, the Special Committee directed Raymond James to present a revised proposal with a purchase price of $7.9 million. The revised proposal would include $6.6 million of the total consideration in value of our common stock and $1.3 million in cash, subject to availability of cash to our company. Later that day, Raymond James provided Valuemetrics the revised proposal, set forth in a preliminary and non-binding term sheet.

On August 22, 2003, Valuemetrics submitted a counter-offer, set forth in a preliminary and non-binding term sheet, that agreed, in principle, to the $7.9 million purchase price (including the $1.3 million cash payment). In lieu of a collar, the owners of Kitchin Hospitality proposed fixing the number of shares to be issued in the acquisition at signing, based on a then-current average closing market price of our common stock per share. Further, under this counter-offer, the $1.3 million cash portion of the consideration would be paid in full at closing, subject to availability of cash to our company, with any deferred cash payment payable in quarterly installments over the year following consummation of the acquisition. Any deferred payment not paid when due would be evidenced by a promissory note, and the owners of Kitchin Hospitality would be permitted to sell shares of our common stock in amounts sufficient to pay their remaining current tax obligations resulting from the acquisition.

On August 26, 2003, the Special Committee met to discuss the August 22, 2003 counter-offer by the owners of Kitchin Hospitality. After discussion of its terms, the Special Committee directed Raymond James to submit a revised proposal maintaining the proposed purchase price of $7.9 million, with $6.6 million payable in a fixed number of shares of our common stock, based on the average closing market price of our common stock per share for the sixty trading days prior to the signing of a definitive acquisition agreement, and $1.3 million payable in cash, with such cash payment subject to the terms suggested by the owners of Kitchin Hospitality in their August 22, 2003 counter-offer. Later that day, Raymond James provided Valuemetrics the revised proposal, set forth in a preliminary and non-binding term sheet. At that point, a representative of Valuemetrics informed a representative of Raymond James that the terms set forth in the Special Committee’s term sheet were acceptable in principle to the owners of Kitchin Hospitality.

From August 26, 2003 through September 10, 2003, the parties and their counsel negotiated the terms and conditions of the definitive acquisition agreement. With regard to the draft corporate governance agreement earlier submitted by Jones Day, the owners of Kitchin Hospitality requested that its provisions be contained in two agreements, one, a registration rights agreement, and the other, a shareholders’ agreement. Accordingly, simultaneously with the negotiation of the acquisition agreement, the parties and their counsel negotiated the terms and conditions of a registration rights agreement and a shareholders’ agreement.

The registration rights agreement would give the owners of Kitchin Hospitality the right to demand that we register, for a public offering, their shares of our common stock to be acquired in the acquisition. The terms and conditions of the registration rights agreement did not differ in any material respect from the corresponding terms contained in the original draft corporate governance agreement. The shareholders’ agreement contained the remainder of the terms of the original draft corporate governance agreement, including an agreement by the owners of Kitchin Hospitality (1) not to sell any shares of our common stock that they hold for at least one year, and thereafter only sell subject to certain limitations on the volume and manner of any such dispositions; (2) not to participate in any way, other than to vote, in any shareholder proposals, except under limited circumstances; (3) not to acquire additional shares of our common stock, except under limited circumstances; (4) to vote for nominees to our Board in proportion to our other shareholders, except for any designees of the owners of Kitchin Hospitality, for whom they could vote all of their shares; and (5) on any other matter submitted to our shareholders (the definitive shareholders’ agreement limited this provision, at the request of the owners of Kitchin Hospitality, to only those matters not originally submitted by our Board), to vote as recommended by our Board or, absent such recommendation, in proportion to our other shareholders.

At a meeting in Atlanta on September 10, 2003, with all of the members of the Special Committee in attendance (other than Mr. Lawrence, who participated by telephone), representatives of Jones Day, counsel to the Special Committee, summarized the terms of the acquisition agreement, and also explained the terms of the shareholders’ agreement and the registration rights agreement. Representatives of Raymond James made a presentation regarding the financial aspects of the acquisition and gave an oral opinion (which opinion was confirmed in writing) to the effect that, as of such date, the consideration to be paid by us pursuant to the acquisition agreement was fair, from a financial point of view, to us. The Special Committee then determined that the terms and conditions of the acquisition agreement were fair to, and in the best interests of, us and our shareholders, and approved the Kitchin Hospitality acquisition and the related agreements. Accordingly, the Special Committee recommends that you vote “FOR” approval of the issuance of shares of our common stock as consideration for the acquisition of Kitchin Hospitality and “FOR” relinquishment of our status as a REIT.

In considering the recommendation of the Special Committee, shareholders should be aware that certain of our executive officers and directors have interests that are different from, or in addition to, those of our shareholders. See “Interests of Certain Persons in the Acquisition.”

Reasons for the Acquisition and for the Related Relinquishment of REIT Status

In connection with the unanimous approval by the Special Committee of our Board of the acquisition agreement and the Kitchin Hospitality acquisition and its determination to recommend that our shareholders approve the issuance of shares as consideration for the acquisition of Kitchin Hospitality and the related relinquishment of our status as a REIT, the Special Committee consulted with our management and with its financial and legal advisors, and considered a number of factors, the principal ones being the following:

•	By purchasing Kitchin Hospitality, the operating company that manages our hotels, we will become a more fully integrated lodging company;

•	Purchase of the operating company from the Kitchin family will eliminate the conflict of interest inherent in leasing our hotels to an operating company owned by our Chief Executive Officer and members of his family, including our President and Chief Financial Officer;

•	The financial presentation of Raymond James, including its opinion that, as of the date of the acquisition agreement, the consideration to be paid by us pursuant to the acquisition agreement was fair, from a financial point of view, to us;

•	The increase in our earnings and cash flow due to our acquisition of Kitchin Hospitality;

•	The terms and conditions of our acquisition agreement with the members of Kitchin Hospitality, which were viewed as favorable to our company;

•	The terms and conditions of the shareholders’ agreement with the owners of Kitchin Hospitality, relating to the shares of our common stock currently held by them and those shares to be acquired pursuant to the acquisition agreement, which were viewed as favorable to our company;

•	The provision in the acquisition agreement that permits the Special Committee, as required in the course of its fiduciary duties, to terminate the acquisition agreement unilaterally; and

•	By relinquishing our status as a REIT:

•	we will be able to retain earnings, and use these earnings to pay down our debt and further the development of our business;

•	we may operate our hotels without any of the restrictions imposed on us by reason of our current status as a REIT;

•	we will be allowed to pursue other business opportunities not permissible for us as a REIT, such as managing hotels for other owners and franchising our brands; and

•	we may attract interest in our shares from more institutional holders who typically would not have interest in investing in a REIT.

In addition, the Special Committee also identified and considered several potentially negative factors as risks to be balanced against the positive factors listed above, including the following, the order of which does not necessarily reflect their relative significance:

•	Once we relinquish our REIT status, we will suspend payment of dividends to our shareholders, which could alienate our current shareholder base and cause short-term volatility in our stock price; and

•	By relinquishing our REIT status, we will be subject to payment of income taxes.

•	Once we issue 2,185,430 shares of our common stock, representing 15.5% of our outstanding common stock, we will have diluted the ownership of our current shareholders.

After considering all of what the Special Committee determined to be relevant factors, as well as the form and amount of consideration to be paid, the Special Committee concluded that, on balance, the potential benefits to our company and our shareholders in effecting the acquisition of Kitchin Hospitality and relinquishing our status as a REIT outweighed the associated risks.

The discussion of the factors considered by the Special Committee of our Board is not intended to be exhaustive. In view of the variety of material factors considered in connection with its evaluation of the Kitchin Hospitality acquisition, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, the Special Committee conducted an overall analysis of the factors described above and, in considering these factors, individual members of the Special Committee may have given different weights to different factors. The Special Committee considered all of these factors as a whole, and ultimately considered the factors to be favorable to, and to support, its determination.

Opinion of Jameson’s Financial Advisor

Pursuant to an engagement letter dated January 17, 2003, the Special Committee of our Board of Directors retained Raymond James & Associates, Inc. to act as its sole, external investment banking advisor in helping the Special Committee identify and evaluate various strategic alternatives for us including, without limitation, the evaluation of proposals regarding our potential acquisition of all or a substantial portion of the assets or securities of Kitchin Hospitality or other related entities. On September 10, 2003, at a meeting of the Special Committee, Raymond James delivered an oral opinion, which was subsequently confirmed by a written opinion dated the same date, to the effect that, as of that date, subject to and based on the assumptions made, procedures followed, matters considered, and limitations on the review undertaken, the acquisition consideration contemplated pursuant to the acquisitionagreement was fair, from a financial point of view, to us.

THE FULL TEXT OF RAYMOND JAMES’S WRITTEN OPINION, DATED SEPTEMBER 10, 2003, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY RAYMOND JAMES IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT AND IS INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. WE URGE YOU TO READ RAYMOND JAMES’S OPINION IN ITS ENTIRETY. THE SUMMARY OF THE RAYMOND JAMES OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

The Raymond James opinion was made solely to the Special Committee for its consideration of the proposed acquisition and addresses only the fairness from a financial point of view to Jameson of the acquisition consideration to be paid by us pursuant to the acquisition agreement. The Raymond James opinion is not a recommendation to any or our shareholders as to whether the acquisition is in our shareholders’ best interests or as to whether any shareholder should vote for or against the acquisition. The Raymond James opinion does not express an opinion as to our underlying business decision to effect the acquisition or any decision by us to discontinue operating as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Raymond James neither determined nor recommended to the Special Committee the amount of the acquisition consideration to be paid by us. Additionally, the Raymond James opinion does not express any opinion as to the likely trading range of our stock following the acquisition, which may vary depending on numerous factors that generally impact the price of securities or on our financial condition.

In connection with its review of the proposed acquisition and the preparation of its opinion, Raymond James has, among other things:

•	reviewed the financial terms and conditions as stated in the acquisition agreement;

•	reviewed certain publicly available information on Jameson and Kitchin Hospitality that Raymond James deemed relevant to its inquiry;

•	reviewed other non-public financial and operating information, including financial forecasts, requested from and/or prepared and provided by Jameson and Kitchin Hospitality;

•	discussed with members of the senior management of Jameson and Kitchin Hospitality certain information relating to the aforementioned and any other matters which Raymond James has deemed relevant to its inquiry;

•	compared the financial and operating performance of Kitchin Hospitality to publicly available information of other companies Raymond James deemed comparable for the purposes of its inquiry;

•	reviewed the financial terms, to the extent publicly available, of certain recent transactions Raymond James deemed comparable to the acquisition; and

•	performed other such analyses that Raymond James deemed appropriate.

For the purposes of its opinion, Raymond James has assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to Raymond James by Jameson, Kitchin Hospitality or any other party, and Raymond James has undertaken no duty or responsibility to verify independently any of this information. Raymond James has not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of Jameson or Kitchin Hospitality. With respect to financial forecasts and other information and data provided to or discussed with Raymond James by the managements of Jameson and Kitchin Hospitality, Raymond James has assumed, without independent verification or investigation, that these forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and Raymond James has relied upon each party to promptly advise it of any inaccuracies in information previously provided or if any information previously provided needed to be updated during the period of its review.

The Raymond James opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to Raymond James as of the date of its opinion. Although any material change in these circumstances and conditions would require a reevaluation of this opinion and may affect Raymond James’s opinion, Raymond James does not have any obligation to update, revise or reaffirm its opinion. The Raymond James opinion did not address the relative merits of the acquisition compared with any other business strategy considered by the Special Committee.

In rendering its opinion, Raymond James assumed that the acquisition will be consummated on the terms described in the acquisition agreement. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the acquisition agreement and other agreements with representations and warranties are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the acquisition agreement and other agreements with representations and warranties and that all conditions to the consummation of the acquisition will be satisfied without being waived. Raymond James also assumed that all material governmental, regulatory or other consents and approvals will be obtained and that, in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which either Jameson or Kitchin Hospitality is a party, as contemplated by the acquisition agreement and other agreements with representations and warranties, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on Jameson or Kitchin Hospitality or the contemplated benefits of the acquisition.

The following is a summary of the financial analyses Raymond James presented to the Special Committee on September 10, 2003, in connection with the delivery of its opinion. No company or transaction used in the analyses described below is directly comparable to Kitchin Hospitality or the contemplated acquisition. The information summarized in the tables that follow should be read in conjunction with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Raymond James.

Precedent Transaction Analysis

Raymond James analyzed merger and acquisition transactions of a “like kind” that included other lodging REITs that have acquired entities that had leases to operate some or all of the REIT’s properties. This analysis indicated a range of values that lodging REITs have historically paid for their lessee entities. Raymond James noted that the comparable transaction analysis is one of the primary methods of determining implied value because it identifies, on a relative basis, the amount that companies have paid for similar entities. Notwithstanding that, none of the comparable precedent transactions considered by Raymond James was identical to the contemplated transaction between Jameson and Kitchin Hospitality. An analysis of the results, therefore, requires complex considerations and judgments regarding the financial and operating characteristics of Jameson and Kitchin Hospitality and the companies involved in the comparable precedent transactions analysis, as well as other facts that could affect their transaction values. The comparable precedent transactions Raymond James reviewed in the preparation of its opinion included transactions in which the following lodging REITs purchased entities that owned some or all of the REIT’s property leases.

Company

Innkeeper’s Trust USA	FelCor Lodging Trust.
Boykin Lodging	Equity Inns
Winston Hotels	LaSalle Hotel Properties
RFS Hotel Investors	MeriStar Hospitality
Host Marriott	Humphrey Hospitality

Raymond James’s analysis of each of the foregoing transactions included, among other things, a review of: (1) the purchase price (the total aggregate consideration offered); and (2) ratios of the purchase price to earnings before interest, taxes, depreciation and amortization (“EBITDA”). Raymond James calculated the ratio of the purchase price to EBITDA using publicly available EBITDA estimates from publicly available company disclosures.

Raymond James’s analysis suggested the following relevant range for the precedent transactions:

Ratio	Low	High
Purchase Price / Historical EBITDA	5.7x	8.2x
Purchase Price / Forward EBITDA	4.3x	7.5x

Applying the foregoing multiples to Kitchin Hospitality’s actual 2002, estimated 2003 EBITDA and estimated 2004 EBITDA (based on projections provided to Raymond James by the management of Kitchin Hospitality and reviewed by Jameson’s management) resulted in the following range of implied prices for Kitchin Hospitality, in millions:

Ratio	Low	High
Price / 2002A EBITDA	$8.0	$11.5
Price / 2003E EBITDA	$3.7	$6.5
Price / 2004E EBITDA	$7.0	$12.2

Discounted Cash Flow Analysis

Raymond James estimated an implied range of values for Kitchin Hospitality based on the current value of future cash flows estimated to be generated by Kitchin Hospitality. Raymond James performed a discounted cash flow analysis on the projected financial information of Kitchin Hospitality for the calendar years 2004 through 2006. This analysis was based upon operating and financial assumptions that were provided by the senior management of Kitchin Hospitality and reviewed by Jameson management. To estimate the residual value of Kitchin Hospitality at the end of the forecast period, or “terminal value”, Raymond James applied a multiple of 5.0x to 7.0x to Kitchin

Hospitality’s projected 2006 EBITDA. Raymond James used discount rates ranging from 13% to 17%. Based on the discounted cash flow analysis, Raymond James calculated that the implied value for Kitchin Hospitality resulted in the following range, in millions:

	Low	High
Price	$13.5	$19.4

EBITDA Breakeven Analysis

Raymond James calculated the total enterprise value (“TEV”) for Jameson by adding equity market value and total net debt, preferred stock, and a working capital adjustment. Based on the closing stock price of Jameson on September 9, 2003, of $3.00, Raymond James then estimated the ratios for Jameson’s TEV to Jameson’s actual 2002 EBITDA, estimated 2003 EBITDA, and estimated 2004 EBITDA based on EBITDA estimates provided by Jameson’s management. Raymond James applied these multiples to Kitchin Hospitality’s actual 2002 EBITDA, estimated 2003 EBITDA, and estimated 2004 EBITDA, respectively, yielding the following range of implied values, in millions:

	Low	High
Price	$8.4	$15.4

Comparative Company Analysis

Raymond James compared selected financial ratios for Kitchin Hospitality with a group of publicly traded hospitality companies that Raymond James considered to be reasonably comparable to Kitchin Hospitality for purposes of its analysis. The comparable companies Raymond James analyzed in the preparation of its opinion included:

Comparable Publicly Traded Companies
Marriott International, Inc.	Interstate Hotels & Resorts, Inc.
Choice Hotels International, Inc.	Candlewood Hotel Company, Inc.

Raymond James’s analysis included, among other things, a review of: (1) equity market value; (2) TEV; (3) ratios of price per share to historical and projected earnings per share (“EPS”); and (4) ratios of TEV to historical and projected EBITDA. Raymond James calculated the ratio of price per share as of September 9, 2003, to EPS using historical EPS and projected 2003 and 2004 EPS estimates, as provided by First Call, a national data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors, as well as the ratio of TEV to EBITDA using historical 2002 and projected 2003 and 2004 EBITDA estimates, based on Wall Street research reports. The estimates published by First Call and by Wall Street research analysts were not prepared in connection with the acquisition or at Raymond James’s request and may or may not prove to be accurate. Raymond James’s analysis suggested the following relevant ranges for the comparable companies:

Ratio	Low	High
Price / 2002A EPS	20.4x	22.1x
Price / 2003E EPS	17.7x	44.6x
Price / 2004E EPS	15.7x	19.5x
TEV / 2002A EBITDA	7.4x	13.6x
TEV / 2003E EBITDA	6.9x	13.8x
TEV / 2004E EBITDA	6.5x	12.6x

Applying the foregoing multiples to Kitchin Hospitality’s historical 2002 and projected 2003 and 2004 net income and EBITDA (based on projections provided to Raymond James by the management of Kitchin Hospitality and reviewed by Jameson’s management) resulted in the following range of implied values for Kitchin Hospitality, in millions:

Ratio	Low	High
Price / 2002 A Net Income	$ 9.8	$10.6
Price / 2003 E Net Income	$ 8.1	$20.5
Price / 2004 E Net Income	$14.4	$17.8
TEV / 2002 A EBITDA	$10.4	$19.1
TEV / 2003 E EBITDA	$ 6.0	$11.9
TEV / 2004 E EBITDA	$10.6	$20.4

None of the comparable companies is, of course, identical to Kitchin Hospitality. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public valuation of the comparable companies, as well as the valuation of Kitchin Hospitality. In particular, Raymond James noted that the multiples derived in the Comparative Company Analysis should not be considered a true proxy for the multiples at which Kitchin Hospitality should be purchased since unlike Kitchin Hospitality, the selected real estate companies are publicly traded and are significantly larger companies than Kitchin Hospitality.

Opinion

The summary set forth above of the analyses performed by Raymond James does not purport to be a complete description of the analyses underlying its opinion. The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of these methods to the particular circumstances involved. Such an opinion is therefore not readily susceptible to partial analyses or summary description and taking portions of the analyses set out above, without considering the analyses as a whole, would, in the opinion of Raymond James, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering Raymond James’s opinion. Raymond James did not form an opinion as to whether any individual analysis, considered in isolation, supported or failed to support its opinion. In arriving at its opinion, Raymond James considered the results of all such analyses and did not assign specific weights to particular analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The analyses performed by Raymond James, particularly those based on forecasts, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Raymond James’s analysis of the fairness, from a financial point of view, to us of the consideration to be paid for Kitchin Hospitality pursuant to the acquisition agreement. The summary in this proxy statement of Raymond James’s opinion is qualified in its entirety by reference to the full text of Raymond James’s opinion. Raymond James does not, however, make any recommendation to holders of our common stock, or to any other person or entity, as to whether such shareholders should vote for or against the acquisition. The opinion of Raymond James was one of many factors taken into consideration by the Special Committee in making its determination to approve the acquisition. Consequently, the analyses described above should not be viewed as determinative of the Special Committee’s or Jameson management’s opinion with respect to the value of Kitchin Hospitality.

Pursuant to a letter agreement dated January 17, 2003, Jameson has agreed to pay Raymond James customary fees for its financial advisory services in connection with the merger and the delivery of the fairness opinion. A portion of the fees payable to Raymond James is contingent upon delivery of a fairness opinion and the closing of the acquisition. In addition, Jameson has agreed to reimburse Raymond James for its reasonable out-of-pocket expenses (including reasonable legal fees) incurred by Raymond James in connection with the engagement, up to a specified aggregate amount.

As a condition of the engagement, Jameson has also agreed to indemnify Raymond James, its directors, officers, agents, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of Raymond James’s engagement.

Raymond James & Associates, Inc., a subsidiary of Raymond James Financial, Inc., is a nationally recognized investment banking firm. Raymond James and its affiliates, as part of their investment banking activities, are regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Special Committee selected Raymond James as its financial advisor on the basis of Raymond James’s experience and expertise in mergers and acquisitions transactions. In the ordinary course of business, Raymond James or its affiliates may actively trade the debt and equity securities of Jameson for its or any such affiliate’s own account or for the account of customers and, accordingly, may hold a long or short position in such securities.

Interests of Certain Persons in the Acquisition

Under the terms of the acquisition agreement, the owners of Kitchin Hospitality will receive 2,185,430 shares of common stock and cash in the amount of $1.3 million. Of this, Thomas W. Kitchin, our Chairman and Chief Executive Officer, and his wife will receive solely for their account 1,529,844 shares of common stock and cash in the amount of $910,000. As a result, Mr. T. Kitchin’s beneficial ownership of common stock after the acquisition will be 2,808,531 shares (which include shares held by his spouse directly and by him and his spouse as the trustees of each of their children’s trusts), which will constitute 19.9% of the then outstanding shares of common stock. The trust of which Mr. C. Kitchin is the beneficiary will receive 109,275 shares of common stock and cash in the amount of $65,002.

All of our officers had provisions in their respective employment agreements with Kitchin Hospitality which cause their options and restricted stock to vest entirely and give them a right to receive certain severance benefits upon a change of control of Kitchin Hospitality. All of our officers have agreed to waive these provisions. In this regard, these agreements have been amended to provide that the officers will be entitled to 24 months’, in the case of Mr. T. Kitchin, 18 months’, in the case of Mr. C. Kitchin, and 12 months’, in the case of our other officers, compensation and benefits if the officer should be terminated by Kitchin Hospitality without cause or by the officer for good reason. Our officers also have comparable employment contracts with us and it is anticipated that the contracts with Kitchin Hospitality will be terminated or merged into the employment contracts with us.

Accounting Treatment

We will account for the acquisition as a purchase for financial reporting purposes. The cost of the acquisition, together with Kitchin Hospitality’s accumulated members’ deficit at the acquisition date, will be expensed in the period incurred as lease termination costs.

No Appraisal Rights

Under applicable Georgia law, our shareholders are not entitled to dissenters’ appraisal rights in connection with the issuance of shares of our common stock as consideration for the acquisition.

Restrictions on Resales

Shares of our common stock issued pursuant to the acquisition will be issued in a transaction that is exempt from the registration requirements under state and federal securities laws. As a consequence, the shares will be considered “restricted” and cannot be resold unless the sale is either registered under the Securities Act of 1933 (the Securities Act”) and any applicable state securities laws or made pursuant to an exemption from the registration requirements of the Securities Act and such state securities laws.

Restricted securities may be publicly sold if the offer and sale is registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities that have been issued for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares or the average weekly trading volume of such shares during the four calendar weeks preceding the sale. Sales under Rule 144 are subject to certain other requirements, including the requirement that sales be made in unsolicited brokers’ transactions and that current public information be available about Jameson. After restricted securities have been held for two years, a person who has not been an affiliate of Jameson for more than 90 days preceding a sale is entitled to sell such securities under Rule 144 without regard to the volume limitations and certain other provisions of Rule 144, including the requirement for current public information about Jameson. Messrs. T. Kitchin and C. Kitchin would both be considered affiliates of ours.

Resales of the shares are also restricted under the terms of the shareholders’ agreement described under “The Shareholder Agreements” below. However, the registration rights agreement also described under “Shareholder Agreements,” provides the owners of Kitchin Hospitality with rights, subject to certain conditions, to require us to register proposed resales of their shares at any time after January 1, 2005.

Nasdaq National Market Listing of Common Stock

If this proposal is approved by our shareholders, we will file a notice with the Nasdaq National Market adding the shares of our common stock to be issued in the acquisition to our shares already listed on the Nasdaq National Market.

The Acquisition Agreement

The following is a summary of certain provisions of the Membership Interest Purchase Agreement, which we refer to in the proxy statement as the acquisition agreement. This summary is not complete and is qualified in its entirety by reference to the Acquisition Agreement, which is incorporated by reference in its entirety and attached to this proxy statement as Appendix A. We encourage you to read the entire acquisition agreement for a description of the terms and conditions of the acquisition.

General

The acquisition agreement provides that, upon the satisfaction or waiver of the designated conditions to the acquisition, the owners of Kitchin Hospitality will assign their interests in Kitchin Hospitality to us. As a consequence, Kitchin Hospitality will become our wholly owned subsidiary.

As the consideration for the assignment of the Kitchin Hospitality interests, Mr. T. Kitchin and the other owners of Kitchin Hospitality will receive 2,185,430 shares of our common stock and cash in the amount of $1.3 million. The number of shares issuable may be reduced if the net working capital of Kitchin Hospitality at December 31, 2003 is less than a deficit of $1.9 million or if at closing, Kitchin Hospitality has any long-term debt. If the net working capital is less than a deficit of $1.9 million, the amount of the deficiency will be divided by $3.02, the average between the closing bid and asked price of our common stock for the 60 consecutive trading days ending on the day prior to the signing of the acquisition agreement. The resulting number will then be subtracted from 2,185,430 to determine the adjusted number of shares to be issued to the owners of Kitchin Hospitality.

To the extent we do not have sufficient cash on hand at closing to pay the entire $1.3 million cash portion of the purchase price, we can elect to pay any unpaid balance in four quarterly installments. Any such installment payments not paid when due will be evidenced by a promissory note made to the owners of Kitchin Hospitality bearing interest at a rate of 10% per year.

Representations and Warranties

The acquisition agreement contains customary representations and warranties of Kitchin Hospitality, its owners and us, which are subject, in certain cases, to specified exceptions.

The representations and warranties of Kitchin Hospitality and each of its owners, jointly and severally, in the acquisition agreement, relate to, among other things:

•	Kitchin Hospitality’s due organization, valid existence and good standing;

•	due authorization and valid issuance of the membership interests of Kitchin Hospitality, and the non-existence of any other securities or rights to acquire securities of Kitchin Hospitality;

•	good title to the membership interests of Kitchin Hospitality;

•	the organizational documents of Kitchin Hospitality;

•	the absence of conflicts, creation of liens or violation of any law resulting from the execution and delivery of the acquisition agreement and the ancillary agreements (and the transactions contemplated thereby);

•	the delivery of true and correct (in all material respects) financial information of Kitchin Hospitality;

•	the absence of any liabilities not already disclosed to us, outside of the ordinary and normal course of business;

•	the absence of any change in circumstances with respect to Kitchin Hospitality, except under certain circumstances and, with respect to certain changes, outside of the ordinary and normal course of business;

•	good title to the assets of Kitchin Hospitality, free and clear of undisclosed or non-permitted liens;

•	the real property owned by Kitchin Hospitality;

•	the status of Kitchin Hospitality’s leases;

•	Kitchin Hospitality’s third-party contracts and its performance pursuant to such contracts;

•	Kitchin Hospitality’s insurance policies and coverage;

•	the absence of any undisclosed litigation against Kitchin Hospitality that involve, or could involve, material liabilities;

•	Kitchin Hospitality’s relationships with its suppliers;

•	Kitchin Hospitality’s compliance with the law;

•	obligations to any brokers, finders or agents in connection with the acquisition agreement and the ancillary agreements and the transactions contemplated thereby;

•	good title to the intellectual property of Kitchin Hospitality;

•	possession of, and material compliance with, all necessary permits, approvals, licenses, variances, waivers or consents necessary to operate the business of Kitchin Hospitality;

•	labor and employee relationships, benefit plans and compensation;

•	the filing of true, correct and complete tax returns and they payment of all taxes currently due and payable by Kitchin Hospitality;

•	the consents and approvals required for consummation of the transactions contemplated by the acquisition agreement and the ancillary agreements;

•	the absence of certain prohibited commercial practices;

•	the books and records of Kitchin Hospitality;

•	the absence of any undisclosed advances to employees or owners of Kitchin Hospitality;

•	the pricing practices of Kitchin Hospitality;

•	compliance by Kitchin Hospitality with all environmental rules and regulations; and

•	the status of Kitchin Hospitality’s employee benefits plans, and their compliance with applicable rules and regulations.

The representations and warranties of the owners of Kitchin Hospitality, severally and not jointly, in the acquisition agreement, relate to, among other things:

•	good title to their membership interests in Kitchin Hospitality;

•	requisite power and authority to enter into and perform the acquisition agreement and ancillary agreements;

•	the consents and approvals necessary to sell their membership interests to us;

•	the due authorization, execution and deliverance of the acquisition agreement and ancillary agreements; and

•	the absence of any undisclosed interest in a competitor to Kitchin Hospitality.

Our representations and warranties in the acquisition agreement, relate to, among other things:

•	our due organization, valid existence and good standing; our power and authority to make and perform the acquisition agreement and the ancillary agreements; and the approval (subject to shareholder vote) of the acquisition agreement and the ancillary agreements;

•	the absence of any conflicts, defaults or violations of law resulting from execution, delivery or performance of the acquisition agreement and the ancillary agreements;

•	obligations to any brokers, finders or agents in connection with the acquisition agreement and the transactions contemplated thereby; and

•	the consents and approvals required for consummation of the transactions contemplated by the acquisition agreement and the ancillary agreements.

Conditions to Our Obligations

The following conditions among others must be satisfied or waived in order for us to be obligated to complete the acquisition and the other transactions contemplated by the acquisition agreement:

•	the representations and warranties of Kitchin Hospitality and its owners in the acquisition agreement shall be true and complete in all material respects on the date they were made and at the time of the consummation of the acquisition;

•	Kitchin Hospitality and its owners shall have performed and complied in all material respects with their covenants and agreements;

•	there shall have been no material adverse change in or effect upon Kitchin Hospitality’s condition, results of operations, business, properties, assets, or prospects;

•	the construction subsidiaries of Kitchin Hospitality shall have been distributed to the owners of Kitchin Hospitality;

•	required consents and approvals shall have been obtained and satisfied;

•	the issuance of shares of our common stock as consideration for the acquisition and the related relinquishment of our status as a REIT shall have been approved by our shareholders;

•	there shall be no governmental proceedings pending challenging the validity or legality of the acquisition agreement and transactions contemplated thereby;

•	legal matters shall be satisfactory to us and our Special Committeelegal counsel and we will have received a legal opinion from counsel for the owners of Kitchin Hospitality (Steven A. Curlee, who is also our Vice President—Legal, General Counsel and Secretary will provide such opinion); and

•	the owners of Kitchin Hospitality shall have entered into a shareholders’ agreement and a registration agreement with us.

Conditions to the Obligations of the Kitchin Hospitality Owners

The following conditions among others must be satisfied or waived in order for the owners of Kitchin Hospitality to be obligated to transfer their interests to us and complete the other transactions contemplated by the acquisition agreement:

•	our representations and warranties in the acquisition agreement shall be true and correct in all material respects on the date they were made and at the time of the consummation of the acquisition;

•	we shall have performed and complied in all material respects with our covenants and agreements;

•	required consents shall have been obtained; and

•	legal matters shall be reasonably satisfactory to the owners of Kitchin Hospitality and their legal counsel (Steven A. Curlee, who is also our Vice President—Legal, General Counsel and Secretary is their legal counsel).

Covenants and Agreements

Covenants Regarding the Conduct of Business Pending the Acquisition. Kitchin Hospitality has agreed that until completion of the acquisition it will conduct its business only in the ordinary and normal course and consistent with past practice. In this regard, Kitchin Hospitality has agreed to use its best efforts to preserve intact its beneficial relationships between it and its agents, lessors, employees, suppliers and customers, and continue normal maintenance and distribution expenditures in connection with its business. It is also agreed that there will be no transactions between Kitchin Hospitality and any of its affiliates (other than us) without our approval. In addition, Kitchin Hospitality and its owners have agreed that without our prior consent until completion of the acquisition, Kitchin Hospitality will not:

•	other than trade debt incurred in the ordinary course of business, incur or guarantee any indebtedness for money borrowed;

•	adopt or amend any benefit or compensation plan of any employee, or increase in any manner the compensation or fringe benefits of any manager, officer or, except in the ordinary or normal course of business and consistent with past practice, any employee, or pay any benefit not required by any existing plan or arrangement or take any action or grant any benefit not expressly required under the terms of any existing agreements, trusts, plans, funds or other such arrangements or enter into any commitment to do any of these things;

•	sell, license or otherwise dispose of or agree to sell, license or otherwise dispose of any assets, including any intellectual property or technology, except inventory in the ordinary and normal course of business consistent with past practice;

•	enter into any other agreements, commitment, contracts or undertakings, except those made in the ordinary and normal course of business consistent with past practice and except for those addressed or referred to in the representations and warranties of the Kitchin Hospitality owners in the acquisition agreement;

•	terminate, modify or amend any of its leases;

•	encumber, or grant or create a lien on, any of its assets;

•	make or propose any changes or amendments to its articles of incorporation or its operating agreement;

•	sell or grant any rights to acquire any ownership interests in Kitchin Hospitality or make any other changes in its capital structure;

•	make or pay any dividends or distributions, except for the distribution of the construction subsidiaries to the owners of

•	Kitchin Hospitality;

•	cause any of its insurance to expire or lapse without putting into place reasonable replacement insurance;

•	settle any litigation or other proceedings, except in the ordinary and normal course of business or by insurers for amounts that do not exceed $10,000; and

•	take any action that would cause any of the representations and warranties in the acquisition agreement to be false or incorrect as of the closing date.

Other Covenants. Until the closing of the acquisition, Kitchin Hospitality and its owners have agreed to:

•	provide us with periodic financial and operating reports and to notify us of any material change in Kitchin Hospitality’s business or the commencement of any litigation or proceedings involving Kitchin Hospitality or of the cancellation or replacement of any insurance;

•	maintain Kitchin Hospitality’s current insurance coverage;

•	not seek, solicit or in any way participate in any offer from a third party to acquire Kitchin Hospitality or a material amount of its assets; and

•	keep in confidence the confidential information of Kitchin Hospitality; and

•	take the actions necessary to terminate, or have the owners’ other company assume, those contracts required to be terminated or assumed under the terms of the acquisition agreement.

We have mutually committed to take whatever reasonable actions may be required to complete the acquisition and to cooperate in connection with the defense of any claims or suits that may arise with respect to the activities of Kitchin Hospitality prior to completing the acquisition.

Fees and Expenses

All fees and expenses incurred by us in connection with the acquisition agreement and the acquisition will be paid by us and all fees and expenses incurred by the owners of Kitchin Hospitality and that company will be paid by the owners of Kitchin Hospitality out of funds that are not Kitchin Hospitality’s other than the fees and expenses of Valuemetrics, which will be paid by Kitchin Hospitality.

Termination

The acquisition agreement may be terminated at any time prior to the effective time of the acquisition, whether before or after approval of the acquisition by our shareholders and the owners of Kitchin Hospitality:

•	by mutual written consent of us and the representative of the owners of Kitchin Hospitality;

•	by either us or the representative of the owners Kitchin Hospitality, if the acquisition has not been completed on or before January 31, 2004, other than due to the failure of the party seeking to terminate to perform its obligations under the acquisition agreement;

•	by either us or the representative of the owners of Kitchin Hospitality, if there has been a material breach by the other of any of its or their representations, warranties, covenants, obligations or agreements;

•	by either us or the representative of the owners of Kitchin Hospitality, if consummation of the acquisition or any related transactions shall violate any nonappealable final order, decree or judgment of any court or governmental authority having competent jurisdiction;

•	by us, if there has been a material adverse change in the condition, business, assets, properties or prospects of Kitchin Hospitality or the occurrence of an event or condition which might result in such a material adverse change, since June30, 2003;

•	by either us or the representative of the owners of Kitchin Hospitality, if any condition to its or their obligations is not satisfied or waived; and

•	by us, if the Special Committee, in the exercise of its good faith determination as to our fiduciary duties owed to our shareholders imposed by law, decides that such termination is required.

Effect of Termination. If the acquisition agreement is terminated in accordance with the above provisions, the acquisition agreement will become void. All further obligations of the parties will terminate without further liability, except that (a) the obligations of the owners of Kitchin Hospitality under any confidentiality agreement relating to the acquisition and the related transactions shall survive the termination; and (b) the termination shall not constitute a waiver by any party of any claim it may have for damages caused by reason of, or relieve any party from liability for, any breach of the acquisition agreement prior to its termination.

Indemnification

The owners of Kitchin Hospitality have agreed to indemnify us for any damages, losses or expenses that we may incur by reason of (1) any breaches of the owners’ or Kitchin Hospitality’s representations, warranties or covenants under the acquisition agreement, (2) all undisclosed liabilities incurred prior to closing in connection with the business of Kitchin Hospitality, (3) the operation of its construction subsidiaries, or (4) any claim arising prior to consummation of the acquisition for which we would have an indemnification claim against Kitchin Hospitality pursuant to agreements between our company and Kitchen Hospitality. The indemnification obligation for breach of any representation or warranty will survive for the following periods:

•	until 45 days after the expiration of the statutes of limitations applicable to tax and employee benefit matters about which representation are made;

•	indefinitely with respect to representations regarding the organization, capitalization and authorization of Kitchin Hospitality and title to the membership interests in Kitchin Hospitality that we will acquire;

•	five years with respect to any claims for breaches of the representations regarding environmental matters; and

•	two years for all other representations.

The owners will not be obligated to make any indemnification payments until the total losses incurred by us exceed $158,000 and the owners will not be liable for any misrepresentation or breach of warranties or covenants (other than with respect to the organization, capitalization and authority of Kitchin Hospitality and title to membership interests by its owners) for an amount in excess of the lesser of (i) the realized amount of the consideration they receive for the membership interests (e.g. the cash amount of $1.3 million plus the aggregate market value of the shares of our common stock received by them that they still own at the time that any claim for indemnification is made, plus the amount of any net proceeds they may have received from a sale of any of the shares) or (ii) $6.6 million. If any claims for indemnification are made against the owners of Kitchin Hospitality, they will have the option of paying those claims by surrendering shares of our stock with a then-market value equal to the amount of the claim.

Representative of the Owners of Kitchin Hospitality

Under the terms of the acquisition agreement, Mr. T. Kitchin has been granted the authority to act as the representative of all of the owners of Kitchin Hospitality in any actions taken with respect to termination of the acquisition agreement or other actions required or permitted by the acquisition agreement.

The Shareholder Agreements

As a condition to the consummation of the acquisition, we and the owners of Kitchin Hospitality have agreed to enter into a shareholders’ agreement and a registration rights agreement. A copy of the form of the shareholders’ agreement can be found as Exhibit D to the acquisition agreement, which is included with this proxy statement as Appendix A. Under these agreements, the Kitchin Hospitality owners:

•	will not acquire, through December31, 2008 (unless approved by our independent directors), additional shares of our stock, if it would increase their ownership percentage beyond what it will be at the time of the acquisition;

•	will not vote their shares for a business combination not approved by our Board of Directors;

•	will not sell any shares of our stock prior to January 1, 2005;

•	will only dispose of their shares of our common stock either (1) in transfers pursuant to the volume limitations of Rule 144 of the SEC, (2) not more than one time in a one-year period as a group, by a transfer in a private placement of an amount no greater than 4.9% of our then-outstanding common stock to any one institutional investor (such institutional investor not having any intention of influencing control of our company), or (3) under certain other limitations;

•	will not initiate or become involved in any proxy solicitation initiated by a third party without the consent or approval of our Board of Directors;
•	will have a right to designate one person for nomination for election to our Board of Directors;

•	will agree to vote their shares of stock in the manner provided in the agreement; and

•	may require us to register, for a public offering, the shares of our common stock they will receive, after January 1, 2005.

Kitchin Hospitality

General

Kitchin Hospitality is a limited liability company formed under the laws of Georgia. It is the only lessee and operator of our Inns. It also operates two hotel properties owned by third parties. Kitchin Hospitality has a total of 2,400 employees as of June 30, 2003 and all of our officers and other employees are also employees of it.

Kitchin Hospitality is wholly owned by Thomas W. Kitchin, our Chairman and Chief Executive Officer, and members of his family including Craig R. Kitchin, our President and Chief Financial Officer. References to Kitchin Hospitality throughout this report refer to either Kitchin Hospitality, LLC (formerly named Jameson Hospitality, LLC), or its predecessors.

The mailing address of Kitchin Hospitality is: Kitchin Hospitality, LLC, 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1604. Its telephone number is: (770) 901-9020.

The Master Leases

We entered into master leases with Kitchin Hospitality covering all of the completed and operating Jameson Inns (the “Jameson Lease”) and a separate master lease covering the Signature Inns (the “Signature Lease”). The Jameson Lease and the Signature Lease are substantially the same except for the terms and the calculation of rent. If the REIT-status relinquishment and the acquisition are approved and consummated, the master leases will be terminated. The following is a summary description of the material terms and conditions of both the Jameson Lease and the Signature Lease.

Term. The Jameson Lease and Signature Lease terms expire on December 31, 2011, and December 31, 2012, respectively, subject to earlier termination upon the occurrence of certain events.

Rent. During the terms of each of the master leases, Kitchin Hospitality is obligated to pay to us base rent calculated on the number of rooms available for rent on the first day of the month and, when applicable under the formula described below, percentage rent based on room revenues. In general, percentage rent is calculated by multiplying average daily per-room rental revenues for all of the Inns under each master lease by certain percentages and then subtracting the amount of the base rent paid for the same period.

Under the Jameson Lease, base rent is payable monthly and equals $264 per room per month multiplied by the number of rooms available to rent on the first day of the month. Percentage rent is payable quarterly and, at January 1, 2003, is based on the following formula:

39% of the first $23.57 of average daily per room rental revenues; plus

65% of all additional average daily per room rental revenues; less

100% of the base rent paid for the same period.

Under the Signature Lease, base rent is $394 per room per month multiplied by the number of rooms available to rent on the first day of the month. Percentage rent is payable quarterly and, at January 1, 2003, is based on the following formula:

37% of the first $39.55 of average daily per room rental revenues; plus

65% of the next $10.00 of average daily per room rental revenues; plus

70% of all additional average daily per room rental revenues; less

100% of base rent paid for the same period.

Percentage rent is based on the total number of rooms available to rent during the period, rather than the number of rooms available to rent at the beginning of each month. The total base rent plus percentage rent payable by Kitchin Hospitality under the Jameson Lease is limited to 47% of room revenues. For purposes of calculating base rent and percentage rent, each master lease under which we or one of our subsidiaries is lessor is treated as a separate Jameson Lease or Signature Lease; that is, only the number of rooms and amount of room revenue attributable to Inns under a particular master lease are considered when determining the amount of base rent and percentage rent Kitchin Hospitality is obligated to pay under that master lease.

On January 1, 2004, the $23.57 amount referred to above under the Jameson Lease and the $39.55 amount referred to under the Signature Lease will be increased based on the percentage increase in the Consumer Price Index for all Urban Consumers published by the U.S. Department of Labor Bureau of Labor Statistics for the year ended December 31, 2003. Similar adjustments will be made on each subsequent January 1 for the year then beginning based on the changes the Consumer Price Index experienced over the most recently completed calendar year.

Average daily per room rental revenues (“REVPAR”) are determined by dividing room revenues realized by Kitchin Hospitality over any given period by the sum of the number of rooms available for rent on each day during the period. Room revenues as defined in the Jameson Lease include revenues from telephone charges, vending machine payments and other miscellaneous revenues after deducting all (i) credits, rebates and refunds, (ii) sales taxes and other excise taxes, and (iii) fees, commissions, charges and other payments made to travel agents, consortia and global access providers in connection with sales of rooms. Room revenues do not include (i) sales of alcoholic beverages if and to the extent prohibited by laws applicable to the Inns, and (ii) any utility surcharge assessed by the lessee to guests in connection with the rental of rooms. Room revenues as defined in the Signature Lease are substantially the same as in the Jameson Lease other than an amount representing (iii)above is not deducted under the Signature Lease. On or before March 1 of each year, Kitchin Hospitality is required to provide a calculation of the percentage rent payable for the preceding year, together with a report by the same independent accounting firm serving as auditors of Jameson’s financial statements, on the amount of room revenues and percentage rent. Total rent, including both base rent and percentage rent, which we earned under the Jameson Lease for the years ended December 31, 2000, 2001 and 2002 was $25.4 million, $28.1 million and $28.0 million, respectively. Total rent, including both base rent and percentage rent we earned under the Signature Lease for the years ended December 31, 2000, 2001 and 2002, was $17.1 million, $14.7 million and $14.1 million, respectively.

Operating Expenses. In addition to paying base rent and, if applicable, percentage rent, the master leases require Kitchin Hospitality to pay all costs and expenses incurred in the operation of the Inns, including workers’ compensation insurance premiums. We are responsible for other types of insurance, real and personal property taxes, the costs of replacing or refurbishing furniture, fixtures and equipment, and the maintenance of structural elements, roofs and underground utilities.

Approval of Master Leases. Our independent directors are members of our Board of Directors who are not also officers or employees of Jameson and who are not affiliated with Kitchin Hospitality. Our independent directors determined that the master leases, as amended, are fair to us.

Trademarks. Kitchin Hospitality owns the registered trademarks, The Jameson Inn® and Signature Inns®. The master leases require Kitchin Hospitality to operate the Inns using the trademarks and not to use the trademarks (or license their use to any other parties) for the operation of lodging facilities other than the Inns if we object to the unrelated use. We have consented to the limited use of the Jameson Inn and Signature Inn trademarks by third parties to operate several of the hotels that we sold. We anticipate that we will continue to authorize the use of these trademarks by additional purchasers if we make further sales of hotels. If the acquisition is not consummated, we may also authorize the use of these trademarks by other hotels which may be managed by Kitchin Hospitality but in which we will have no financial or other direct economic interest. We have an option to purchase The Jameson Inn® and Signature Inns® trademarks from Kitchin Hospitality at the end of each master lease or upon the earlier termination of the master lease with respect to all of the Inns for $25,000 for The Jameson Inn® trademark and $50,000 for the Signature Inns® trademark. Any acquisition of these trademarks would be subject to whatever third party rights in them had been granted and we would likely incur substantial additional costs in connection with the termination of the master leases prior to the expiration of its term.

Maintenance and Modifications. Under the master leases, we are required to maintain the underground utilities and the structural elements of the improvements and the roof of each Inn. Kitchin Hospitality is required, at its expense, to maintain the Inns in good order and repair and to make non-structural, foreseen and unforeseen, and repairs which may be necessary and appropriate to keep the Inns in good order and repair.

Kitchin Hospitality, at its expense, may make non-capital and capital additions, modifications or improvements to the Inns which do not significantly alter the character or purposes, or significantly detract from the value or operating efficiencies, of the Inns. Modifications or improvements estimated to cost in excess of $100,000 must be done under the supervision of a qualified architect, engineer or contractor satisfactory to us and in accordance with plans and specifications which we approve.

All alterations, replacements and improvements are subject to all the terms and provisions of the master leases and become our property of upon termination of a master lease. In 2002, four expansions of existing Jameson Inns were completed. One additional Jameson Inn expansion is scheduled was completed during January 2003.

Hotels in general, including the Inns, have an ongoing need for renovation and refurbishment. A significant number of Jameson Inns have been constructed within the past two years and generally do not require any substantial renovation or refurbishment. However, Inns older than two years require periodic replacement of furniture, fixtures and equipment and the master leases require that we pay the costs of the refurbishment. We have adopted a policy of maintaining sufficient cash or available borrowings to fund expenditures for replacement and refurbishment of furniture, fixtures and equipment for the Inns up to an amount equal to 4% of Kitchin Hospitality’s total aggregate room revenues since July 1, 1995, less the amounts actually expended since that date. Capital improvements to the Inns in 2003 will be contracted to Kitchin Hospitality.

Insurance and Property Taxes. The master leases provide that we are responsible for paying or reimbursing Kitchin Hospitality for real and personal property taxes as well as for all insurance coverage on the Inns except workers’ compensation coverage, which is an obligation of Kitchin Hospitality.

Indemnification. The master leases require Kitchin Hospitality to indemnify us and our affiliates from and against all liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by, imposed upon or asserted against us or our affiliates, on account of, among other things, (1) any accident or injury to person or property on or about the Inns, (2) any misuse by Kitchin Hospitality, or any of its agents, of the leased property, (3) taxes and assessments in respect of the Inns (other than our real and personal property taxes and income taxes on income attributable to the Inns), or (4) any breach of a master lease by Kitchin Hospitality. The master leases do not, however, require Kitchin Hospitality to indemnify us against our gross negligence or willful misconduct. We are required to indemnify Kitchin Hospitality against any environmental liabilities other than those caused by the acts or negligent failures of Kitchin Hospitality (for which Kitchin Hospitality will indemnify us).

Assignment and Subleasing. Under the terms of the master leases, Kitchin Hospitality is not permitted to sublet all or any part of any of the Inns or assign its interest under the master leases, other than to an affiliate of Kitchin Hospitality controlled by Mr. T. Kitchin, without the prior written consent of Jameson. No assignment or subletting will release Kitchin Hospitality from any of its obligations under the master leases.

Events of Default. Events of default under the master leases include, among others, the following:

(1) Kitchin Hospitality’s continuing failure to pay rent for a period of 10 days after receipt by Kitchin Hospitality from us of written notice of nonpayment;

(2) except under certain circumstances, continued failure by Kitchin Hospitality to observe or perform any other term of the master leases for a period of 30 days after Kitchin Hospitality receives notice from us of the failure;

(3) Kitchin Hospitality’s bankruptcy, insolvency or similar event; and

(4) Kitchin Hospitality’s voluntary discontinuation of operations at an Inn for more than five days, without our consent, except as a result of damage, destruction or condemnation.

If an event of default occurs and continues beyond any curative period, we have the option of terminating the master leases as to any individual Inn (which would not affect the master leases as to the remainder of the Inns) or as to all of the Inns by giving Kitchin Hospitality 10 days written notice of the termination date.

Termination of Master Leases on Disposition of Inns. If we enter into an agreement to sell or otherwise transfer an Inn, we may terminate the applicable master lease as to that Inn. However, if a master lease is terminated as to Inns comprising 25% or more of the total rooms of all of the Inns within a period of 12 consecutive months, we must compensate Kitchin Hospitality for the loss of its leasehold interest or offer substitute hotels. All of the Inns have been mortgaged to secure our indebtedness. In the event of a foreclosure sale (or transfer in lieu of foreclosure) of any Inn, the applicable master lease will terminate with respect to that Inn.

Inventory. The master leases require all inventory required in the operation of the Inns to be acquired and replenished by Kitchin Hospitality. Inventory includes: (1) cleaning supplies, (2) linens, (3) towels and (4) paper goods.

Regulations

Environmental Matters. Under various federal, state, and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner’s ability to borrow using the real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person.

Under the terms of the master leases, we indemnify Kitchin Hospitality against environmental liabilities, except those caused by the acts or negligent failures of Kitchin Hospitality. In addition, the master leases provide that Kitchin Hospitality will indemnify us against environmental liabilities caused by Kitchin Hospitality’s acts or negligent failures, although Kitchin Hospitality’s financial condition may limit the value of such indemnity and, in any event, such indemnity will not apply to or protect us against past unknown violations and related liabilities. See —The Master Leases, above.

We believe that the Inns are in compliance in all material respects with all federal, state and local ordinances and regulations regarding hazardous or toxic substances and do not anticipate that we will be required in the foreseeable future to expend any material amounts in order to comply with such ordinances and regulations. We have not been notified by any governmental authority, and are not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances in connection with any of our present or former properties.

Employees

At June 30, 2003, Kitchin Hospitality employed 2,400 persons. Our employees (we have a total of ten employees) are also employees of Kitchin Hospitality. Under the cost reimbursement agreement between Jameson and Kitchin Hospitality, we reimburse Kitchin Hospitality for the time and for other general and administrative costs that these shared employees spend on our business. For the year ended December 31, 2002, our reimbursement to Kitchin Hospitality totaled approximately $1,574,000. None of our or Kitchin Hospitality’s employees is represented by a union or labor organization, nor have our or Kitchin Hospitality’s operations ever been interrupted by a work stoppage. Kitchin Hospitality considers relations with its employees to be excellent.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT OF OUR ARTICLES OF INCORPORATION

In order to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to also include certain entities, which differs from the definition of beneficial ownership as defined in the rules and regulations of the SEC) during the last half of a taxable year, and such stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, certain percentages of our gross income must be from particular activities. Our articles of incorporation currently restrict the ownership, acquisition and transfer of shares of each class and each series of our outstanding capital stock (the “Ownership Limitation”).

The Ownership Limitation applies to our common stock, Series A Preferred Stock and Series S Preferred Stock, each as a separate class or series, and, for common stock and Series A Preferred Stock, subject to certain exceptions specified in the articles of incorporation, Mr. T. Kitchin cannot own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than that number of shares which is equal to 20.75% of the relevant outstanding class or series of stock or the Related Party Limit (as defined below), American Real Estate Company Ltd. cannot own directly or indirectly, more than 9% of the relevant outstanding class or series of stock and no other shareholder may own, or similarly be deemed to own, more than 6.75% of the relevant outstanding class or series of stock. For the Series S Preferred Stock, the Ownership Limitation provides that no shareholder may own more than 11.3% of the outstanding shares; provided, however, that the total shares of all classes and series of our capital stock owned by any person may not exceed 9.9% of all of our outstanding capital stock. Upon completion of the transaction, Mr. T. Kitchin and members of his family will own approximately 20.9% of our outstanding common stock and 17.2% of our outstanding capital stock (as calculated pursuant to the Internal Revenue Code).

In addition, since rent from any tenant 10% of which is owned, directly or constructively, by us, including an owner of 10% or more of us, is not qualifying rent for purposes of the gross income tests under the Internal Revenue Code, the articles of incorporation include an additional ownership restriction referred to as the “Related Party Limit.” The Related Party Limit provides that any shareholder who owns, or is deemed to own by virtue of the attribution provisions of the Internal Revenue Code (which differ from the attribution provisions applied to the Ownership Limitation), in excess of a 9.9% interest or voting power in the capital stock, net assets or profits of an entity from whom we derive gross income cannot own more than 9.9% of the relevant outstanding class or series of stock. Under this provision, Mr. T. Kitchin, sole owner with his spouse and family members of Kitchin Hospitality, would be precluded from owning or acquiring more than 9.9% of the relevant outstanding class or series of stock.

Our Board of Directors has the power to grant a waiver of the Ownership Limitation upon application by a shareholder. As a condition of such waiver, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status.

If Proposal No. 2 is approved, our status as a REIT will be relinquished. In that event, none of the stock ownership requirements and restrictions now contained in our articles of incorporation will be needed. Consequently, our Board of Directors has approved an amendment to our articles to remove all of these provisions to the extent they are applicable to shares of our common stock and has recommended that the shareholders approve these amendments. A copy of the proposed amendment to our amended and restated articles of incorporation, reflecting the proposed amendments, is attached as Appendix B.

The amendment does not remove the Ownership Limitation or the Related Party Limit as they apply to the holders of our preferred stock. Under Georgia law, these amendments would require approval of the holders of a majority of the outstanding shares of each series of preferred stock (who normally have no voting rights). Solicitation of proxies from holders of our preferred stock would entail substantial additional expense and effort. We believe that not eliminating these provisions will have no adverse effect on holders of our preferred stock so we have decided not to incur this additional expense and effort.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares of outstanding common stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Since an affirmative vote of a majority of all shares of common stock outstanding is required for approval, abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal .

The Board of Directors unanimously recommends a vote “FOR” approval of these proposed amendments to our articles of incorporation.

If approved by the shareholders and if the shareholders also approve Proposal No. 2 to relinquish our REIT status, the proposed amendments will become effective upon the filing of Amended and Restated Articles of Incorporation with the Secretary of State of Georgia in the form of Appendix B, which will occur as soon as reasonably practicable, but will not become effective until January 1, 2004. No changes will be made in the respective rights and privileges pertaining to the outstanding shares of common or preferred stock. At any time before the effective date of the amendment, even after approval of the amendment by shareholders, the Board of Directors may abandon the proposed amendment without further action by the shareholders.

If Proposals 2 and 3 are approved but this Proposal 4 is not approved, we will still relinquish our REIT status. The ownership limitations will continue in the articles of incorporation but the Board of Directors would probably either elect to waive them or to not take any action to enforce them, as it may deem appropriate.

PROPOSAL NO. 5

APPROVAL OF JAMESON 2003 STOCK INCENTIVE PLAN

General Description of the Proposal

The Jameson 1993 Stock Incentive Plan expired this year and no further incentive stock grants may be awarded under it. Shareholder action at the annual meeting will be requested with respect to the approval of the Jameson 2003 Stock Incentive Plan. While our Board of Directors is cognizant of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards. Our Board of Directors took the potential dilutive effect into account when determining the number of shares of common stock that may be subject to outstanding awards at any one time under the plan.

If the plan is approved by our shareholders, then as of the date of the annual meeting, the number of shares available for future grants of awards under the plan will equal 1,000,000 shares initially. That number may increase automatically under the plan by no more than 100,000 shares, but such increase will only occur if there is an increase in the number of our shares of common stock outstanding other than by reason of the issuance of shares under the plan.

A copy of the plan is attached hereto as Appendix F. The plan, which was approved by our Board of Directors on September 24, 2003, will not take effect unless approved by the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote. The purpose of the plan is to strengthen our ability to attract and retain well-qualified executive, managerial and professional personnel and to encourage stock ownership by these personnel in order to increase their proprietary interest in our success. Our challenge in the current employment market is to ensure that these personnel, who, along with our other employees, are our most significant asset, are appropriately recognized, rewarded, and encouraged to stay with us, help us grow, and, by doing so, continue to add shareholder value. In that regard, we have relied upon grants of stock options and restricted stock to compensate our executive, managerial and professional personnel and to retain and motivate these personnel. We desire to continue this practice because we believe that stock option and restricted stock grants encourage and reward effective management which achieves long-term corporate financial success, as measured by stock price appreciation.

Summary of the Plan

General. The plan permits the granting of awards to (a) our key employees, including officers and directors who are employees, and (b) other persons whose efforts benefit us. One million shares of the common stock have been reserved for issuance under the plan. The number of shares available under this plan shall be increased automatically without further action by the board or our shareholders on each anniversary of the approval of this plan by a number of shares equal to the lesser of (i) 100,000 shares, or (ii) that number of shares which, when added to the number of shares subject to stock options, stock appreciation rights granted and restricted stock awarded under this plan equals 10% of the number of our outstanding shares of common stock (excluding for purposes of determining the number of shares available under this plan all shares of common stock issued pursuant to this plan) less the number of shares available under this plan on the day before each adjustment date. If any shares subject to an award are forfeited or payment is made in a form other than shares or the award otherwise terminates without payment being made, the shares subject to such awards will again be available for issuance under the plan.

The plan will be administered by the stock plan committee of our Board of Directors. The stock plan committee must be comprised of the three members of our Board of Directors who are non-employees. The current members of the stock plan committee are Robert D. Hisrich, Michael E. Lawrence and Thomas J. O’Haren. The stock plan committee is authorized to determine plan participants, the types and amount of awards to be granted and the terms, conditions and provisions of awards, prescribe forms of award agreements, interpret the plan, establish, amend and rescind rules and regulations relating to the plan and make all other determinations which may be necessary or advisable for the administration of the plan. Any and all power and authority granted by the plan to the stock plan committee are likewise exercisable at any time by our Board of Directors. The Board of Directors currently administers the 1996 Plan with respect to our officers. Although a determination has not been made as to the number of employees currently eligible for consideration as participants in the plan, we and Kitchin Hospitality, LLC currently have a total of 2,400 employees.

Summary of Awards. The plan permits the granting of any or all of the following types of awards: (a) stock options, (b) stock appreciation rights (“SARs”), and (c) restricted stock. Generally, awards under the plan are granted for no consideration other than prior and future services. Awards granted under the plan may, in the discretion of the stock plan committee, be granted alone or in addition to, in tandem with or in substitution for any other award under the plan or another plan of ours. These grants could include grants of options after a decline in the market price of our common stock in substitution for previously granted options having a higher exercise price.

Stock options granted pursuant to the plan may, at the discretion of the stock plan committee, be either incentive stock options (“ISOs”) (which may be granted only to employees), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. The exercise price of an option may not be less than the fair market value of our common stock on the date of grant. Options granted pursuant to the plan are exercisable in whole or in part at such time or times as determined by the stock plan committee, except that ISOs may not be exercised after the expiration of 10 years from the date granted. Generally, options may be exercised by the payment of cash, promissory notes, stock or a combination thereof.

Any SARs granted under the plan will give the holder the right to receive cash or stock in an amount equal to the difference between the fair market value of a share of common stock on the date of exercise and the grant price. The grant price of an SAR is determined by the stock plan committee but may not be less than the fair market value of a share of common stock on the date of grant. Methods of exercise and settlement and other terms of SARs are determined by the stock plan committee.

The stock plan committee may award restricted stock, generally consisting of shares which may not be disposed of by participants until certain restrictions established by the stock plan committee lapse. Such restrictions may lapse in whole or in installments as the stock plan committee determines. A participant receiving restricted stock will have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends, unless the stock plan committee otherwise determines. Upon termination of employment during the restriction period, restricted stock which has not then vested will be forfeited, subject to such exceptions, if any, as are authorized by the stock plan committee.

Generally, awards are not transferable other than by will or the laws of descent and distribution. The plan does include provisions which would allow transfer of an award to a participant’s family members or a trust of which the participant or members of his immediate family are the only beneficiaries if the stock plan committee approves of such assignment at the time of the assignment.

In the event of any change affecting the shares of common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change or any distributions to common stock holders, the stock plan committee may make such adjustment in the aggregate number of shares which may be distributed under the plan and in the number, and exercise, grant or purchase price of shares subject to the outstanding awards granted under the plan as it deems to be appropriate in order to maintain the purpose of the original grant.

Amendment to and Termination of the Plan. The Board of Directors may amend, alter, suspend, discontinue or terminate the plan without the consent of shareholders or participants, except that shareholder approval of such action will be sought if such approval is required by any federal or state law or regulation, or if our Board of Directors in its discretion determines that obtaining such shareholder approval is advisable. The plan will terminate when our Board of Directors determines.

Change of Control. In the event we experience a change of control, all outstanding awards under the plan, regardless of any limitations or restrictions, become fully exercisable and freed of all restrictions. In such event, a participant will have the right to purchase the shares covered by his option or receive in lieu of such exercise an amount in cash equal to the difference between the fair market value of the shares of our common stock which may be purchased under his or her option and the exercise price for the shares covered by the option. For purposes of the plan, a change of control is deemed to have occurred: (a) the acquisition by a person or group (other than an acquisition from us or by us, our management or a employee benefit plan sponsored by us) of 20% or more of our outstanding shares of common stock, (b) the membership of our Board of Directors is changed as a result of one or more contested elections for directors so that the nominees for directors in the election or elections designated by the members of our Board of Directors as it is constituted immediately prior to the first such election fail to be elected or to constitute, together with any members of the pre-election Board of Directors not then standing for reelection, at least a majority of our Board of Directors, (c) the approval by our shareholders of any of the following without the approval of our Board of Directors: (i) a reorganization, merger or consolidation of which we are not the surviving entity or pursuant to which our shareholders do not receive at least a majority of the voting securities of the surviving entity or (ii) sale or disposition of all or substantially all of our assets, or (d) the approval by the our shareholders of our complete liquidation or dissolution.

Federal Income Tax Consequences. We believe that under present Federal tax laws, the following are the Federal income tax consequences generally arising with respect to awards granted under the plan. The grant of an option or SAR will create no tax consequences for the participant or us. The participant will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and we will receive no deduction. Upon exercising an option other than an ISO, a participant will recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock acquired on the date of exercise. Upon exercising an SAR, a participant will recognize ordinary income equal to the cash or the fair market value of the stock received on the date of exercise. In the case of the exercise of a non-qualified stock option or SAR, we generally will be entitled to a deduction for the amount recognized as ordinary income by the participant. The treatment to a participant of a disposition of shares acquired upon the exercise of an SAR or option depends on how long the shares have been held and on whether the shares are acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to us in connection with a disposition of shares acquired under an option except that we will be entitled to a deduction (and the employee will recognize ordinary income) if shares acquired under an ISO are disposed of before the applicable ISO holding periods have been satisfied.

With respect to awards granted under the plan involving stock that is restricted as to transferability and subject to a substantial risk of forfeiture, a participant will recognize ordinary income equal to the fair market value of the shares received at the earlier of the time at which the shares become transferable or not subject to a substantial risk of forfeiture unless the participant elects to be taxed at the time of the award notwithstanding the restrictions (to minimize the tax payable in respect of the appreciation in the value of the stock from the time it is awarded until the restrictions lapse). We generally will be entitled to a deduction for the same amount.

The foregoing provides only a very general description of the application of Federal income tax laws to awards under the plan. The summary does not address the effects of foreign, state and local tax laws.

Vote Required

The affirmative vote of a majority of the shares or common stock present in person or by proxy at the annual meeting and voting on the proposal is required for approval of plan. The Board of Directors recommends a vote “FOR” approval of the plan.

PROPOSAL NO. 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Upon the recommendation of the Jameson audit committee, the Jameson Board of Directors has appointed Ernst & Young LLP as independent auditors of Jameson for the fiscal year ending December 31, 2003. Ernst & Young LLP have been independent auditors of Jameson since Jameson’s inception in 1988. A proposal will be presented at the Annual Meeting asking the shareholders to ratify the appointment of Ernst & Young LLP as Jameson’s independent auditor. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors will reconsider the appointment.

This proposal will be approved if the number of votes cast for the proposal at the annual meeting exceeds the number of votes cast against the proposal. The Board of Directors recommends a vote “FOR” the ratification of Ernst & Young LLP as independent auditors for 2003.

A representative of Ernst & Young LLP is expected to be present at the annual meeting and therefore is expected to be available to respond to appropriate questions. If a representative of Ernst & Young LLP is present at the meeting, he or she will be given the opportunity to make a statement, if he or she desires to do so, and respond to appropriate questions.

The following table sets forth the estimated aggregate fees billed to us for the fiscal years ended December 31, 2002 and 2001 by our principal accounting firm, Ernst & Young LLP.

	2002	2001
Audit Fees	$178,250	$143,000
Audit-Related Fees	—	—
Tax Fees	60,100	67,000
All Other Fees	—	—

Total	$238,350	$210,000

The Audit Committee has considered whether the provision of the services provided under “All Other Fees” above is compatible with maintaining the principal accountants’ independence and has determined that it is.

Attached as Appendix E is a statement of the Audit Committee’s Policy for Pre-Approval of Audit Services.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares of outstanding common stock present at the meeting, either in person or by proxy, and voting is required for approval of this proposal. Abstentions and “broker non-votes” will be counted as present for purposes of determining if a quorum is present but will not be counted as votes cast. Consequently, abstentions and “broker non-votes” will not have any effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote “FOR” approval of the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors.

PROPOSAL NO. 7

SHAREHOLDER PROPOSAL

Allied Owners Action Fund, P.O. Box 20170, Park West Station, New York, New York 10025, the beneficial owner of 33,700 shares of Common Stock, has notified the Company of its intention to introduce the following proposal at the Annual Meeting. Allied Owners Action Fund’s proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below:

Shareholder Proposal and Statement

Resolved: The common shareholders of Jameson Inns urge the Board of Directors to immediately engage the services of a nationally recognized investment banker, taking into consideration the liquidation preference of preferred shareholders. This investment banker is to specifically explore the sale of the entire company to the highest bidder to enhance common shareholder value.

Supporting Statement

For the last five years, Jameson stock performance has been poor. Dividends have been cut dramatically from 24.5 cents a quarter to 5 cents. In addition, we believe Jameson’s corporate strategy of capital investment has decreased rather than increased its shareholder returns. By voting for the Maximize Value Proposal, you will indicate to the Board your disapproval of the poor shareholder returns and the drastic action that should be taken. Even if it receives the majority of Jameson shares, the Maximize Value Proposal will not be binding on the Board. However, we believe that if this resolution receives substantial support form the shareholders, the Board may choose to carry out the request set forth in the proposal:

Our belief is that Jameson is deeply undervalued. Jameson sells for less than a third of its book value, compared to 175% average for REITs. Jameson’s return on equity for the last twelve months has been -8%, well below the industry average of 8.6%. This poor performance puts it in the bottom fifth of its industry. In addition, Jameson has been unable to attract institutional investors. Only 5% of Jameson stock is institutionally held, compared to 11-50% holdings for other comparable REITs.

We believe that the stock price and institutional interest are both low for one simple reason: conflict of interest resulting in a corporate strategy that undermines shareholder value. Jameson contracts for all of its management services and construction projects with Jameson Hospitality which is 100% owned by Thomas Kitchin and his family. Thomas Kitchin is also the Chairman and CEO of Jameson. However, he and his family owns only a small percentage of Jameson, less than 12%. We believe that this conflict of interest has encouraged Jameson’s imprudent strategy of continued capital expenditures, particularly in the lagging Signature hotels. The purchase of Signature was a disaster and a horrible return on investment. Yet Thomas Kitchin has decided to increase construction spending on Signature hotels, rather than paying dividends or paying down Jameson’s high level of debt. Is this because the construction spending goes to Kitchin Hospitality, which is awarded all the upgrade contracts?

The prompt auction of Jameson should be accomplished by an appropriate process the Board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the Board will uphold its fiduciary duties during the process. We further believe that if the resolution is adopted, the management and the Board will interpret such adoption as a message from the company’s shareholders that it is no longer acceptable for the Board to continue with its current management plan and strategies.

The Company’s Statement

The shareholder proposal set forth above asks the Board of Directors to take steps that it has already undertaken in the recent past. The Board of Directors did engage the services of a nationally recognized investment banking firm to (i) advise it on strategic alternatives available to us to maximize shareholder value, and (ii) seek or consider possible business combination partners. Since the commencement of that engagement approximately three years ago, no reasonably acceptable proposals have been presented. At this time, we believe it is in the best interests of the Company and our shareholders that we consummate the acquisition of Kitchin Hospitality, as described elsewhere in this proxy statement. This addresses the conflicts of interest concerns that exist and is designed to better posture Jameson to grow shareholder value through repayment of debt and use of internally generated capital to refurbish and expand our properties. We do not believe it would be prudent to pursue a sale of the Company in the current market conditions and in light of the prospects of a recovering economy. We disagree with the subjective characterizations of our performance contained in the shareholder proposal.

The Board of Directors unanimously recommends a vote “AGAINST” approval of the proposal to hire an investment banking firm and consider selling the Company.

DESCRIPTION OF OUR COMMON STOCK

Authorized Capital

Our authorized capital stock consists of 40,000,000 shares of common stock, par value $.10 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. On October 31, 2003, there were              shares of our common stock outstanding, 1,272,727 shares outstanding of our 9.25% Series A Cumulative Preferred Stock and 2,191,500 shares outstanding of our $1.70 Series S Cumulative Convertible Preferred Stock .

Common Stock

The holders of our common stock are entitled to one vote per share on all matters voted on by shareholders, including elections of directors. Holders of our common stock exclusively possess all voting power, except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of Jameson preferred stock establishing the powers, designations, preferences and relative, participating, option or other special rights of such series. Our articles of incorporation do not provide for cumulative voting for directors.

Subject to any preferential rights of any outstanding series of our preferred stock, holders of our common stock are entitled to such distributions as may be declared from time to time by our Board of Directors from funds available for distributions. Upon liquidation, holders of our common stock are entitled to receive pro rata all or our assets available for distribution to our shareholders, subject to any preferential rights of our preferred shareholders. All shares of our common stock issued in the acquisition will be fully paid and nonassessable and the holders of that stock will not have preemptive rights to purchase additional shares.

The holders of outstanding shares of our common stock and preferred stock are subject to the restrictions on ownership and transfer described under “Proposal No. 4—Approval of Amendment of our Articles of Incorporation” above. If the proposed amendment to our articles of incorporation described under Proposal No. 4 is approved, these restrictions will be eliminated.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Shareholder proposals intended to be presented at the 2004 annual meeting and to be included in our proxy statement must be received in writing and addressed to Steven A. Curlee, Secretary, Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1604, no later than February 27, 2004.

However, a shareholder who otherwise intends to present business at the 2004 annual meeting of shareholders, including nominations of persons to our Board of Directors, must also comply with the requirements set forth in our bylaws. The bylaws state, among other things, that to bring business before an annual meeting or to nominate a person for our Board of Directors, a shareholder must give written notice that complies with the bylaws to the Secretary not less than 60 days nor more than 90 days in advance of the anniversary date of the immediately preceding annual meeting. However, the 2004 annual meeting is tentatively scheduled to be held on June 26, 2004. Thus, a notice of a shareholder proposal or nomination for the 2004 annual meeting of shareholders, submitted other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, will be deemed untimely if given before March 28, 2004 or after April 27, 2004. As to any such proposals of which notice is timely received, the proxies named in management’s proxy for that meeting may exercise their discretionary authority with respect to such matter by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such matter to the extent permitted under Rule 14a-4(c)(2) of the Securities Exchange Act of 1934, as amended. If for some reason a proposal is not timely received but is still presented at the meeting, the person named in management’s proxy will be entitled to exercise their discretionary authority in voting on the proposal.

We carefully consider all proposals and suggestions of shareholders. If a proposal is clearly in the best interest of the Company and our shareholders, we will implement it without including it in the proxy statement, unless shareholder vote is required by law.

OTHER MATTERS

The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

Steven A. Curlee, Secretary

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and copy any document we file with the SEC at:

•	the public reference room maintained by the SEC in: Washington, D.C. (450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549). Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation on the public reference rooms by calling the SEC at (800) SEC-0330, or

•	the SEC website located at www.sec.gov.

In addition, our common and preferred stock is traded on the Nasdaq National Market. You can read and copy any report, proxy statement or information we file at The Nasdaq Stock Market, 1725 K Street, N.W., Washington, D.C. 10006-1506.

You can find additional information concerning us at our web site at www.jamesoninns.com.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

Jameson SEC Filings

The documents listed below have been filed by us under the Securities Exchange Act of 1934 with the SEC (Commission File No. 0-23256) and are incorporated by reference:

1.	Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2002;

2.	Quarterly Report on Form 10-Q for the period ended March 31, 2003;

3.	Quarterly Report on Form 10-Q for the period ended June 30, 2003; and

4.	Current Reports on Form 8-K filed March 24, April 22 and June 26, 2003.

We also incorporate by reference into this Proxy Statement additional documents that may be filed with the SEC from the date of this proxy statement to the date of the shareholder meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Copies of items 1 and 3 above were included with the mailing of this Proxy Statement. You may request additional copies of these and our other SEC filings at no cost by writing, telephoning or emailing us at the following:

Steven A. Curlee, Secretary

8 Perimeter Center East-Suite 8050

Atlanta, Georgia 30346-1604

(770) 481-0305

e-mail: scurlee@jamesoninns.com

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this proxy statement shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

Report of Independent Auditors

The Members

Kitchin Hospitality, LLC

We have audited the accompanying consolidated balance sheets of Kitchin Hospitality, LLC as of December 31, 2002 and 2001, and the related consolidated statements of income and comprehensive income, members’ capital (deficit) and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kitchin Hospitality, LLC at December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

Atlanta, Georgia

February 25, 2003

Kitchin Hospitality, LLC

Consolidated Balance Sheets

	December 31
	2002	2001
Assets
Current assets:
Cash	$284,522	$1,036,717
Marketable securities	1,243,029	1,136,457
Hotel accounts receivable, net of allowance of $63,613 and $57,592	1,682,631	1,502,868
Construction contract and other receivables	1,531,974	1,392,084
Costs and estimated earnings in excess of billings	1,120,681	—
Predevelopment costs	257,457	212,353
Prepaid expenses and other assets	757,260	571,434
Inventory	1,428,735	1,452,113

	8,306,289	7,304,026
Property and equipment, net	467,089	602,632
Intangibles, net	289,865	241,989
Deferred finance costs, net	10,833	8,475

	$9,074,076	$8,157,122

Liabilities and Members’ Capital
Current liabilities:
Subcontractors payable, including retainage of $462,626 and $396,128	$2,516,549	$2,107,440
Accounts payable	361,147	443,397
Payable to affiliates	1,484,085	4,383
Notes payable, current portion	750,000	13,512
Sales and use taxes payable	726,783	730,527
Accrued payroll	814,426	1,634,492
Other accrued liabilities	1,545,200	2,273,745

	8,198,190	7,207,496
Deferred gain on sale of asset	244,718	457,610
Notes payable, long-term portion	—	305,047

Total liabilities	8,442,908	7,970,153
Retained earnings	815,053	477,421
Unrealized loss on marketable securities	(183,885)	(290,452)

Members’ capital	631,168	186,969

	$9,074,076	$8,157,122

See accompanying notes.

Kitchin Hospitality, LLC

Consolidated Statements of Income and Comprehensive Income

	Year ended December 31
	2002	2001	2000
Revenues:
Room rental revenues	$88,480,760	$92,254,038	$91,466,494
Other inn-related sales	4,659,955	4,321,338	2,684,211

Hotel revenues	93,140,715	96,575,376	94,150,705
Construction revenues	23,999,448	34,247,956	48,298,347
Overhead reimbursement	1,592,650	1,102,605	1,257,867
Management and license fees	384,671	8,195	–
Gain on sale of assets, net	298,152	297,246	134,471
Other	14,325	—	—
Investment income (expense), net	168,180	199,941	233,762

Total revenues	119,598,141	132,431,319	144,075,152
Expenses:
Lease expense	41,329,634	42,637,804	42,131,022
Cost of construction revenues	21,333,960	28,181,259	41,599,541
Room expenses	23,770,158	24,482,846	23,857,736
Utilities	5,559,355	5,691,808	5,390,615
General and administrative	17,192,606	20,724,548	21,684,547
Maintenance	4,321,497	4,092,571	3,903,371
Advertising	4,504,234	4,616,898	4,375,693
Depreciation and amortization	296,627	288,583	316,806

Total expenses	118,308,071	130,716,317	143,259,331

Income from continuing operations	1,290,070	1,715,002	815,821
Loss from discontinued operations	(393,145)	(265,138)	(222,795)

Net income	896,925	1,449,864	593,026
Unrealized gain on marketable securities	106,567	22,580	175,280

Comprehensive income	$1,003,492	$1,472,444	$768,306

See accompanying notes.

Kitchin Hospitality, LLC

Consolidated Statements of Members’ Capital (Deficit)

Members’ Capital (Deficit)
Balance at December 31, 1999	$(155,231)
Distributions	(392,505)
Net income	593,026
Unrealized gain on marketable securities	175,280

Balance at December 31, 2000	220,570
Distributions	(1,506,046)
Net income	1,449,865
Unrealized gain on marketable securities	22,580

Balance at December 31, 2001	186,969
Distributions	(559,293)
Net income	896,925
Unrealized gain on marketable securities	106,567

Balance at December 31, 2002	$631,168

See accompanying notes.

Kitchin Hospitality, LLC

Consolidated Statements of Cash Flows

	Year ended December 31
	2002	2001	2000
Operating activities
Net income from continuing operations	$1,290,070	$1,715,002	$815,821
Adjustments to reconcile net income from continuing operations to cash (used in) provided by operating activities:
Depreciation and amortization	296,627	288,583	316,806
Discontinued operations	(393,145)	(265,138)	(222,795)
Gain on sale of assets	(298,152)	(211,985)	(134,471)
Changes in assets and liabilities increasing (decreasing) cash:
Accounts receivable	(319,653)	(412,475)	(291,466)
Costs and estimated earnings in excess of billings	(1,120,681)	—	—
Receivable from (payable to) affiliates	1,479,702	1,285,281	(1,900,508)
Predevelopment costs	(45,104)	(108,580)	185,012
Prepaid expenses and other assets	(185,826)	(310,021)	102,255
Inventory	23,378	(750)	(195,348)
Subcontractors payable	409,109	(1,946,695)	1,013,636
Accounts payable	(82,102)	(149,953)	(699,889)
Accrued payroll and other	(1,549,150)	(247,202)	2,695,339

Net cash (used in) provided by operating activities	(494,927)	(363,933)	1,684,392

Investing activities
Additions to property and equipment	(129,415)	(177,835)	(93,558)

Net cash used in investing activities	(129,415)	(177,835)	(93,558)

Financing activities
Distributions to members	(559,293)	(596,331)	(392,505)
Proceeds from notes payable	750,000	11,300	—
Payments on notes payable	(318,560)	(9,050)	(8,339)

Net cash used in financing activities	(127,853)	(594,081)	(400,844)

Net change in cash	(752,195)	(1,135,849)	1,189,990
Cash at beginning of year	1,036,717	2,172,566	982,576

Cash at end of year	$284,522	$1,036,717	$2,172,566

Supplemental information
Interest paid	$4,396	$32,238	$31,700
Non-cash activity
Unrealized gain on marketable securities	$106,567	$22,580	$175,280
Non-cash distribution to reduce affiliate receivable	$—	$(909,715)	$—

See accompanying notes.

Kitchin Hospitality, LLC

Notes to Consolidated Financial Statements

December 31, 2002

1. Business and Basis of Financial Statements

Kitchin Hospitality, LLC (the “Company”) primarily leases and operates inns owned by Jameson Inns, Inc. (the “REIT”). Jameson Inns, Inc. is a real estate investment trust which owns the Jameson Inn and Signature Inn properties (the “Inns”). Thomas W. Kitchin is the Chairman and CEO of Jameson Inns, Inc. and of the Company.

Intercompany transactions among the entities and the divisions included in the consolidated financial statements have been eliminated. The Company and its divisions perform the following activities:

•	The Hotel division leases the Inns from the REIT (see Note 3) and operates the Inns in all respects including staffing, advertising, housekeeping, and routine maintenance. The Company is the exclusive lessee of Jameson Inns and Signature Inns. At December 31, 2002, the Company leased 121 Inns (8,281 rooms). The Company also has a contract with Jameson Inns, Inc. to execute the capital budgets for a fee for these Inns.

•	The Construction division historically developed and expanded Inns for the REIT, including identification of suitable Inn locations, design and configuration, land preparation, construction, acquisition of initial furniture, fixtures and equipment. The Construction division also acts as the general contractor for various unrelated commercial developers.

The members have no liability for any debt, obligations, or liabilities of the Company (beyond his or her respective contributions) or for the acts of omission of any other member, agent or employee of the Company, except as provided for by section 14-11-408 of the Georgia Securities Act of 1973, as amended.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the 2001 and 2000 financial statements have been reclassified to conform to the 2002 presentation.

Marketable Securities

The Company considers all of its marketable securities as available for sale and hence records them at fair value with changes in unrealized gains or losses being recorded directly to members’ capital (deficit). Fair value is based on the closing price of the securities on the last day of trading in the year. These marketable securities consist of 72,727 shares of the REIT’s Series A Preferred Stock from the sale of the billboards in April of 1999.

Revenue Recognition

Hotels

For Inns operated by the Company hotel revenues and other fees are recognized when rooms are occupied and services are rendered.

Construction Contracts

Billings and costs applicable to construction contracts are recognized on the percentage-of-completion method, measured by the percentage of cost incurred to date compared to estimated total cost for each contract. Revisions to estimated contract profits or losses are made in the year in which circumstances requiring such revisions become known. Any anticipated losses on construction contracts are charged to operations as soon as such losses can be estimated.

Predevelopment Costs

The Company capitalizes direct costs related to specific future projects when they are deemed probable. When the project is no longer deemed probably, the capitalized direct costs are expensed to operations, or the costs are transferred to the project when construction begins.

Inventory

Inventory, consisting of room linens and towels, is stated at the lower of cost (first-in, first-out method) or market. Replacements of inventory are expensed.

Property and Equipment

Property and equipment is stated at cost.

Depreciation is calculated using the straight-line method over five years for vehicles, and over three to seven years for office furniture, fixtures and equipment. Leasehold improvements at the Inns are amortized using the straight-line method over their estimated useful lives ranging from three to ten years, not to exceed the remaining term of the lease (see Note 3), and the corporate office leasehold improvements are being amortized over the life of the lease.

The Company’s long-lived assets are individually evaluated for impairment when conditions exist that indicate that it is probable that the sum of the related expected future cash flows (on an undiscounted basis) are less than the historical net cost basis. Upon determination that a permanent impairment has occurred, the related assets are reduced to their fair value. There were no impairment losses recorded for the periods presented.

Intangibles

Intangibles consist of the following at December 31:

	2002	2001
Goodwill	$203,862	$203,862
Registered trademarks	129,807	76,699

	333,669	280,561
Accumulated amortization	(43,804)	(38,572)

	$289,865	$241,989

The registered trademarks are related to operating the Inns. The lease described in Note 3 requires the Company to operate the Inns using the trademarks and not to use the trademarks (or license its use to any other parties) for the operation of lodging facilities other than the Inns unless the REIT does not object to such unrelated use. The REIT has an option to purchase these trademarks from the Company at the end of the lease term (or upon the earlier termination of the lease with respect to all of the Inns) for $25,000 and $50,000, respectively. The registered trademarks are being amortized over 20 years.

Income Taxes

Kitchin Hospitality, LLC has elected to be treated as a partnership for federal and state income tax purposes. Accordingly, the members report their proportionate share of the Company’s taxable income or loss in their respective tax returns; therefore, no provision for income taxes has been included in the accompanying financial statements.

Advertising

The Company expenses advertising as incurred.

Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued SFAS No. 141 Business Combinations (“SFAS No. 141”), which eliminates the pooling method of accounting for all business combinations initiated after June 30, 2001, and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in business combinations initiated after June 30, 2001. The Company adopted SFAS No. 141 for business combinations initiated after June 30, 2001.

In June 2001, the Financial Accounting Standards Board issued SFAS No. 142 Goodwill and Other Intangible Assets (“SFAS No. 142”). Under SFAS No. 142, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually for impairment. The Company adopted the standard on January 1, 2002.

In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”). SFAS No. 144 replaces SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. See Note 7 for a discussion of the effect of SFAS No. 144 on the Company’s financial statements.

In December 2001, the FASB Emerging Issues Task Force (“EITF”) issued EITF 01-14, Income Statement Characterization of Reimbursements Received for “Out-of-Pocket” Expenses Incurred (“EITF 01-14”). The Company adopted EITF 01-14 on January 1, 2002. EITF 01-14 requires companies that provide services as part of their central ongoing operations to characterize the reimbursement of out-of-pocket expenses related to those services as revenue. In prior year periods, reimbursed expenses were recorded as a reduction to expense. In accordance with EITF 01-14, the Company reclassified $2.0 million of reimbursed expenses in 2001 from expense to revenue.

3. Leases

In January 1994, the Company entered into a master lease (the “Lease”) with the REIT whereby all of the operating Inns are leased to the Company under the Lease and future Inns constructed by the REIT during the term of the Lease will be added to the lease upon completion of each such Inn’s construction.

The Jameson and Signature leases, which expire December 31, 2011 and December 31, 2012, respectively, provide for payment of Base Rent plus Percentage Rent. Base Rent, which is payable monthly, equals $264 and $394 per month for the Jameson Inns and Signature Inns, respectively, for each available room in the Inns at the beginning of the relevant month.

Percentage Rent, which is payable quarterly, is calculated as a percentage of the total amount of room rental and certain other miscellaneous revenues realized by the Company over the relevant period less base rent paid for such period. For Jameson Inns, the percentage is 39% of such revenues up to $23.01 per day per room in 2002 plus 65% of all additional average daily room rental revenues. For Signature Inns, the percentage is 37% of such revenues up to $38.61 per day per room in 2002 plus 65% of the next $10.00 of average daily per room rental revenues; plus 70% of all additional average daily room rental revenues.

Total rent for the Jameson Inns for any calendar year may not exceed 47% of total room rental revenues Jameson Inns for that year. The $23.01 and $38.61 per room amount, for Jameson Inns and Signature Inns, respectively, used in calculating percentage rent is subject to adjustment each year based on changes in the Consumer Price Index and as of January 1, 2003 was adjusted to $23.57 and $39.55 for Jameson Inns and Signature Inns, respectively.

Base rent totaled $30,980,783, $31,279,152 and $28,900,248 in 2002, 2001 and 2000, respectively. Percentage rent totaled $11,087,135, $11,597,800, and $13,651,822 in 2002, 2001 and 2000, respectively.

Under the Leases, the REIT is required to maintain the structural elements of each Inn. The Company is required, at its expense, to maintain the Inns (exclusive of furniture, fixtures and equipment) in good order and to make nonstructural repairs which may be necessary and which do not significantly alter the character or purpose, or significantly detract from the value or operating efficiencies of the Inns. All alterations, replacements and improvements are subject to all the terms and provisions of the Lease and become the property of the REIT upon termination of the Leases.

4. Property and Equipment

Property and equipment consists of the following at December 31:

	2002	2001
Furniture, fixtures and equipment	$1,622,508	$1,475,419
Leasehold improvements	366,284	357,455

	1,988,792	1,832,874
Accumulated depreciation	(1,521,703)	(1,230,242)

	$467,089	$602,632

On April 2, 1999, the Company completed the sale of the outdoor advertising assets and certain operations of the Company to the REIT. Consideration of $2,381,000 paid to the Company from the REIT consisted of (i) 72,727 shares of the REIT’s Series A Preferred Stock (at $17.625 per share), (ii) $400,000 in cash, and (iii) the assumption of indebtedness of approximately $700,000. The gain of $1,163,098 is being recognized over the lease period and $212,892 was recognized in each of the three years ended December 31, 2002, 2001, and 2000 respectively.

5. Construction Contracts

Construction contracts consist of the following at December 31:

	2002	2001
Costs incurred on contracts	$19,957,580	$27,600,017
Estimated earnings	4,041,868	6,647,939

Contract revenues earned	23,999,448	34,247,956
Less: billings	(22,878,767)	(34,251,161)

Costs and estimated earnings in excess of billings	$1,120,681	$(3,205)

At December 31, 2001, the Billings in Excess of Costs and Estimated Earnings are included in other accrued liabilities.

The Company records income on construction contracts on the percentage-of-completion basis. Revisions to estimated contract profits are made in the year in which circumstances requiring such revisions become known. The effect of changes in the estimates of contract gross margins changed net income for the years ended December 31, 2002, 2001, and 2000 by an increase of approximately $155,000, $804,000, and $576,000, respectively.

6. Notes Payable

Notes payable consist of the following at December 31:

	2002	2001
$2.0 million line of credit, maturing on October 15, 2003, interest only installments due monthly until maturity. Interest accrues at the rate of prime plus 0.75% (5.0% at December 31, 2002). This loan is secured by hotel and construction receivables and is guaranteed by the CEO of the Company.	$750,000	$11,300
Mortgage note payable, maturing October 2017, due in monthly installments of $2,873 of principal and interest with remaining unpaid balance payable at maturity. Interest accrues at prime plus 1.25% (6.0% at December 2001). This loan was paid in full during 2002.	—	280,253
Notes payable, maturing, July 2009. Due in monthly installments of $425 of principal and interest with remaining unpaid balance payable at maturity. Interest accrues at a 10% per annum. This loan was paid in full during 2002.	—	27,006

Total	750,000	318,559
Less current portion	(750,000)	(13,512)

	$—	$305,047

At December 31, 2002 and 2001, none of the Company’s net book value of property and equipment was collateralized by the various notes payable.

Of the $2.0 million line of credit secured by hotel and construction receivables, $1.5 million is available is secured by hotel accounts receivable and is available for hotel operating purposes. The remaining $0.5 million is secured by the construction accounts receivable and is available for construction activities.

The following table summarizes the scheduled aggregate principal payments for the notes payable for the five years subsequent to December 31, 2001 and thereafter:

2003	$750,000
Thereafter	—

$750,000

Interest expense of $4,396, $32,238, and $31,700 for 2002, 2001, and 2000, respectively is included in investment income (expense), net.

7. Discontinued Operations

In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”). SFAS No. 144 replaces SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet been incurred. SFAS No. 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. Due to the adoption of SFAS 144, the Company now reports as discontinued operations assets held for sale (as defined by SFAS 144) and assets sold in the current period. All results of these discontinued operations are included in a separate component of income on the consolidated statements of income and comprehensive income under the heading, “loss from discontinued operations.” This change has resulted in certain reclassifications of 2001 and 2000 financial statement amounts.

The components of income (loss) from operations related to discontinued operations for the years ended December 31, 2002, 2001 and 2000 are shown below. These include the results of operations through the date of each respective sale for sold properties and a full period of operations for those assets held for sale for the respective periods.

	Year ended December 31,
	2002	2001	2000
Room rental revenues	$1,248,271	$1,589,634	$1,885,051
Other inn-related sales	63,479	73,797	60,045

Total revenue	1,311,750	1,663,431	1,945,096
Expenses:
Lease expense	738,347	816,352	968,770
Room expenses	418,557	485,655	549,640
General and administrative	239,028	245,497	243,566
Maintenance	149,105	170,409	160,489
Utilities	100,662	105,353	130,006
Advertising	59,196	105,303	115,420

Total expenses	1,704,895	1,928,569	2,167,891

Loss from discontinued operations	$(393,145)	$(265,138)	$(222,795)

8. Related Party Transactions

At December 31, 2002, the Company had executed construction contracts with the REIT for an Inn expansion totaling $900,000, of which $264,000 had not been expended.

The Company shares office space and management with the REIT. The Company has a Cost Reimbursement Agreement with the REIT whereby the REIT agrees to pay for its share of the use of office space, office equipment, telephones, file and storage space and other reasonable and necessary office equipment and facilities and personnel costs. Overhead charged to the REIT was approximately $1,574,000, $875,000 and $962,000 for 2002, 2001 and 2000, respectively, pursuant to the Cost Reimbursement Agreement and is reflected as overhead reimbursement in the accompanying statements of income.

The Company’s construction contracts with the REIT are generally fixed price and limit the Company’s profit on each contract to 10% after considering costs of construction and certain other amounts. The Company does not believe that there were amounts in excess of such limitations at December 31, 2002, 2001 and 2000.

Although the REIT is the legal borrower of construction loans or related debt, the Company is responsible for interest due on such financing during the construction period as a part of its construction contracts. Construction period interest incurred during 2002, 2001 and 2000, which is included in cost of revenues earned, totaled approximately $59,000, $510,000 and $1,687,000, respectively. Interest paid includes amounts paid on behalf of the REIT.

On June 5, 2001, the Company entered into a Capital Refurbishment Agreement with the REIT authorizing the Company to complete all refurbishment projects for Jameson Inns, Inc. The agreement requires the REIT to pay the Company cost, plus a 7% profit margin for the refurbishment projects. For the years ended December 31, 2002 and 2001, total amounts billed by the Company to the REIT in accordance with the Capital Refurbishment Agreement total $6,924,000 and $6,988,000, respectively, and are included as a component of construction revenues.

9. Commitments and Contingencies

The Company leases approximately 100 billboards from the REIT for initial terms of five years. These leases expire at various dates but generally include 5-year automatic renewal periods; the leases provide for future minimum payments by the Company as follows:

Year ending December 31,
2003	$623,995
2004	638,620
2005	650,642
2006	281,104
2007	195,576

$2,389,937

The Company leases office space and billboards from 3rd party companies for terms of 1 to 7 years. These leases expire at various dates then may continue on a month-to-month basis pending renewal or cancellation of the leases. The leases provide for future minimum payments by the Company as follows:

Year ending December 31,
2003	$951,353
2004	147,729
2005	91,854
2006	72,721
2007	75,630
Thereafter	160,456

$1,499,743

From time to time, the Company becomes party to various claims and legal actions arising during the ordinary course of business. Management, after reviewing with legal counsel all actions and proceedings, believes that aggregate losses, if any, would not have a material adverse effect on the Company’s financial position or results of operations.

Kitchin Hospitality, LLC

Consolidated Balance Sheets

	June 30, 2003	December 31, 2002
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,192,669	$284,522
Marketable securities	1,560,065	1,243,029
Hotel accounts receivable, net of allowance of $85,175 and $63,613	2,194,679	1,682,631
Construction contract and other receivables	2,371,613	1,531,974
Costs and estimated earnings in excess of billings	—	1,120,681
Predevelopment costs	246,376	257,457
Prepaid expenses and other assets	1,072,219	757,260
Inventory	1,410,434	1,428,735

	10,048,055	8,306,289
Property and equipment, net	424,777	467,089
Intangibles, net	287,135	289,865
Deferred finance costs, net	5,333	10,833

	$10,765,300	$9,074,076

Liabilities and Members’ Capital
Current liabilities:
Subcontractors payable, including retainage of $456,314 and $462,626	$626,927	$2,516,549
Accounts payable	792,677	361,147
Payable to affiliates	3,962,134	1,484,085
Notes payable, current portion	402,453	750,000
Sales and use taxes payable	946,732	726,783
Accrued payroll	827,456	814,426
Billings in excess of costs on construction contracts	658,149	—
Other accrued liabilities	1,845,666	1,545,200

	10,062,194	8,198,190
Deferred gain on sale of asset	138,272	244,718

Total liabilities	10,200,466	8,442,908
Retained earnings	457,220	815,053
Unrealized gain (loss) on marketable securities	107,614	(183,885)

Members’ capital	564,834	631,168

	$10,765,300	$9,074,076

See accompanying notes.

Kitchin Hospitality, LLC

Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)

(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2003	2002	2003	2002
Revenues:
Room rental revenues	$23,970,665	$24,406,675	$43,477,744	$43,769,740
Other inn-related sales	1,321,021	1,284,566	2,368,404	2,403,613

Hotel revenues	25,291,686	25,691,241	45,846,148	46,173,353
Construction revenues	4,323,093	7,556,439	8,349,721	12,329,786
Overhead reimbursement	449,250	296,759	898,537	684,789
Management and license fees	60,078	94,663	155,680	171,133
Gain on sale of assets, net	74,538	74,525	149,076	149,052
Investment income (expense), net	37,317	(24,917)	73,227	43,270

Total revenues	30,235,962	33,688,710	55,472,389	59,551,383
Expenses:
Lease expense	11,197,302	11,321,687	20,828,900	20,840,147
Cost of construction revenues	3,990,334	6,917,380	7,707,729	10,936,307
Room expenses	6,134,095	6,212,175	11,724,245	11,649,926
Utilities	1,282,089	1,280,648	2,807,039	2,643,869
General and administrative	4,090,949	3,855,894	8,018,418	8,276,574
Maintenance	1,179,100	1,098,077	2,249,401	2,146,903
Advertising	1,221,527	1,112,124	2,354,248	2,203,787
Depreciation and amortization	23,513	68,427	82,445	141,408

Total expenses	29,118,909	31,866,412	55,772,425	58,838,921

Income (loss) from continuing operations	1,117,053	1,822,298	(300,036)	712,462
Loss from discontinued operations	—	(65,569)	(57,799)	(163,607)

Net income (loss)	1,117,053	1,756,729	(357,835)	548,855
Unrealized gain on marketable securities	299,403	136,360	316,010	177,861

Comprehensive income (loss)	$1,416,456	$1,893,089	$(41,825)	$726,716

See accompanying notes.

Kitchin Hospitality, LLC

Consolidated Statements of Cash Flows

(Unaudited)

	Six months ended June 30,
	2003	2002
Operating activities
Net (loss) income from continuing operations	$(300,036)	$712,462
Adjustments to reconcile net income from continuing operations to cash provided by operating activities:
Depreciation and amortization	82,445	141,408
Discontinued operations	(57,799)	(163,607)
Gain on sale of assets	(149,076)	(106,446)
Changes in assets and liabilities increasing (decreasing) cash:
Accounts receivable	(1,351,687)	(1,556,421)
Costs and estimated earnings in excess of billings	1,778,830	—
Payable to affiliates	2,478,049	3,072,729
Predevelopment costs	11,081	(32,381)
Prepaid expenses and other assets	(314,959)	(299,938)
Inventory	18,301	16,230
Subcontractors payable	(1,889,622)	(1,745,784)
Accounts payable	431,530	463,415
Other accrued expenses	533,445	177,503

Net cash provided by operating activities	1,270,502	679,170

Investing activities
Additions to property and equipment	(14,808)	(19,798)

Net cash used in investing activities	(14,808)	(19,798)

Financing activities
Distributions to members	—	(325,878)
Proceeds from notes payable	—	11,300
Payments on notes payable	(347,547)	(318,559)

Net cash used in financing activities	(347,547)	(633,137)

Net change in cash and cash equivalents	908,147	26,235
Cash and cash equivalents at beginning of period	284,522	597,423

Cash and cash equivalents at end of period	$1,192,669	$623,658

Supplemental information
Interest paid	$17,840	$4,118
Non-cash activity
Unrealized gain on marketable securities	$316,010	$177,861

See accompanying notes.

Kitchin Hospitality, LLC

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2003

1. Business and Basis of Financial Statements

Kitchin Hospitality, LLC (the “Company”) primarily leases and operates inns owned by Jameson Inns, Inc. (the “REIT”). Jameson Inns, Inc. is a real estate investment trust which owns the Jameson Inn and Signature Inn properties (the “Inns”).

At June 30, 2003 there were 96 Jameson Inns and 24 Signature Inns in operation, with a total of 8,175 rooms in fourteen states.

Certain amounts in the 2002 financial statements have been reclassified to conform to the 2003 presentation.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The condensed consolidated balance sheet at December 31, 2002 has been derived from the audited consolidated financial statements at that date. Operating results for the six month periods ended June 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003, or any other interim period. For further information, refer to the consolidated financial statements and footnotes thereto included in the annual report on Form 10-K for the year ended December 31, 2002. There have been no material changes in the accounting policies followed by us during 2003.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. Inventory

Inventory, consisting of room linens and towels, is stated at the lower of cost (first-in, first-out method) or market. Replacements of inventory are expensed.

3. Intangibles

Intangibles consist primarily of the registered trademark, “The Jameson Inn®” and goodwill associated with the Signature Inn transaction in May 1999. The lease with the REIT requires the company to operate the Inns using the trademarks and not to use the trademarks (or license its use to any other parties) for the operation of lodging facilities other than the Inns unless the REIT does not object to such unrelated use. The REIT has an option to purchase The Jameson Inn® and Signature Inns® trademarks from the Company at the end of the lease term (or upon the earlier termination of the lease with respect to all of the Inns) for $25,000 and $50,000, respectively. The intangibles are being amortized over 20 years. Accumulated amortization totaled $46,534 and $43,804 as of June 30, 2003 and December 31, 2002, respectively.

4. Debt

At June 30, 2003, debt consists of a $2,000,000 revolving line of credit, $402,453 is currently outstanding at a rate of Prime plus 75 basis points that adjusts daily. The line of credit is collateralized by Hotel receivables up to $1.5 million and construction contract receivables up to $500,000. The entire amount outstanding at June 30, 2003 is collateralized by construction contract receivables. The line matures October 15, 2003 and is subject to an annual renewal.

5. Income Taxes

Kitchin Hospitality, LLC has elected to be treated as a partnership for federal and state income tax purposes. Accordingly, the members report their proportionate share of the Company’s taxable income or loss in their respective tax returns; therefore, no provision for income taxes has been included in the accompanying financial statements.

6. Related Party Transactions with Jameson Inns, Inc.

The Company shares employees and office space with Jameson Inns, Inc. The Company charges Jameson Inns, Inc. its allocated share under the Cost Reimbursement Agreement. The Company charged Jameson Inns, Inc. approximately $899,000 and $665,000 for the six months ended June 30, 2003 and 2002, respectively, for its allocation of salary, office overhead, and other general and administrative costs.

7. Discontinued Operations

The Company reports as discontinued operations assets held for sale and assets sold by the REIT in currently presented periods. Results of these discontinued operations are included as a separate component of operations on the consolidated statements of operations.

The components of loss from operations related to discontinued operations for the six months ended June 30, 2003 and 2002 are shown below. These include the results of operations through the date of each respective sale for sold properties and a full period of operations for those assets held for sale for the respective periods.

	Six Months Ended June 30,
	2003	2002
Revenues:
Room rental revenues	$56,161	$716,964
Other inn-related sales	3,890	39,384

Hotel revenues	60,051	756,348
Expenses:
Lease expense	49,250	402,533
Room expenses	27,156	229,967
General and administrative	19,730	121,421
Maintenance	11,859	78,770
Utilities	7,005	48,158
Advertising	2,848	39,107

Total expenses	117,848	919,956

Loss from discontinued operations	$(57,797)	$(163,608)

During the first six months of 2002, the REIT sold two Jameson Inns and one Signature Inn. The dispositions of these properties were accounted for under SFAS No. 121. Dispositions of properties sold after June 30, 2002 were accounted for under SFAS No. 144. The REIT sold one Signature Inn in January 2003.

8. Recent Accounting Pronouncements

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN 45 currently requires that a liability be recorded in the guarantor’s balance sheet upon issuance of a guarantee. In addition, as of December 31, 2002, FIN 45 requires disclosures about the guarantees that an entity has issued, including a roll-forward of the entity’s product warranty liabilities. The adoption of FIN 45 did not have any impact to the Company’s financial position, results of operations, or disclosures.

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51.” FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. There has been no impact on the Company’s financial position or results of operations for the first six months of 2003 under FIN 46. The Company is in the process of evaluating FIN 46, and its prospective impact on our financial position and results of operations, for variable interest entities created or acquired prior to February 1, 2003.

9. Subsequent Event

On September 11, 2003, Jameson Inns, Inc. announced that it had entered into a definitive agreement to purchase the Company from Thomas W. Kitchin and members of his family. Under this agreement, the Company will become a wholly owned subsidiary of Jameson Inns, Inc. and will function as the hotel operating division rather than as a separate lessee. The construction related activities of Kitchin Hospitality will not be purchased under this definitive agreement but will be distributed to its members.

Appendix A

MEMBERSHIP INTEREST PURCHASE AGREEMENT

BY AND AMONG

JAMESON INNS, INC.,

A GEORGIA CORPORATION,

KITCHIN HOSPITALITY, LLC,

A GEORGIA LIMITED LIABILITY COMPANY,

AND

EACH OF THE MEMBERS OF KITCHIN HOSPITALITY, LLC

September 10, 2003

i

ii

EXHIBITS

Exhibit A: Members

Exhibit B: Form of Demand Note

Exhibit C: Form of Opinion of Counsel to the Company and the Members

Exhibit D: Form of Shareholders’ Agreement

Exhibit E: Form of Registration Rights Agreement

Exhibit F: Organizational Documents of the Company

TABLE OF SCHEDULES

Title of Schedule	Cross Reference to Sections of Agreement
Affiliated Companies	3.1(a), 3.1(i), 3.2(c)
Brokers	3.1(q)
Buyer Representation Exceptions	3.2
Certain Advances	3.1(z)
Changes in Circumstances	3.1(h)
Conduct of Business Exceptions	5.1
Conflicts	3.1(e)
Consents	3.1(e), 3.1(v)
Contracts	3.1(l), 3.1(t)
Employee Plans	3.1(cc)(i)
Employee Relations	3.1(t)
Employee Waivers	3.1(cc)(iv)
Environmental Matters	3.1(bb)
Existing Agreements	9.1(a)
Fixed Assets	3.1(i)
Insurance	3.1(m)
Intellectual Property	3.1(r)
Liabilities	3.1(f), 3.1(g)
Liens	3.1(i)
Litigation	3.1(n)
Permits	3.1(s)
Real Estate and Leases	3.1(j), 3.1(k), 5.1(e)
Regulatory Compliance	3.1(p)
Suppliers	3.1(o)
Terminated Employee Plans	3.1(cc)(i), 3.1(cc)(ii)(M)

iii

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of September 10, 2003, by and among Jameson Inns, Inc., a Georgia corporation (“Buyer”), Kitchin Hospitality, LLC, a Georgia limited liability company (the “Company”), and each of the parties listed on Exhibit A hereto (each, a “Member” and, collectively, the “Members”), constituting all of the members of the Company.

W I T N E S S E T H:

WHEREAS, the Members own the membership interests in the Company set forth on Exhibit A to this Agreement, which represent all of the issued and outstanding membership interests of the Company (the “Membership Interests”); and

WHEREAS, the Members desire to sell to Buyer, and Buyer desires to purchase from the Members, all of the Membership Interests;

NOW, THEREFORE, in consideration of the premises above and the mutual covenants hereinafter set forth and other good and valuable consideration had and received, the parties hereto, upon the terms and subject to the conditions contained herein, hereby agree as follows:

ARTICLE I. PURCHASE AND SALE OF MEMBERSHIP INTERESTS

1.1 Purchase and Sale of Membership Interests. At the Closing (as hereinafter defined), the Members shall assign, transfer and deliver to Buyer, and Buyer shall purchase from the Members, the Membership Interests, free from any restrictions, liens, encumbrances, claims (including, without limitation, any “adverse claim” as such term is defined in the Uniform Commercial Code), options, calls, pledges, trusts and other commitments, agreements or arrangements (singularly, “Claim” and collectively, “Claims”). The Buyer shall pay any and all state and/or Federal transfer taxes and governmental charges payable in connection with the transfer of the Membership Interests to Buyer, if any.

1.2 Excluded Assets. Certain assets of the Company (the “Excluded Assets”), consisting only of (i) all of the ownership interests of the Company in Kitchin Development & Construction Company, LLC, and (ii) all of the ownership interests of the Company in Kitchin Residential Construction Company, LLC, shall be distributed to the Members prior to the Closing Date.

1.3 Purchase Price. In full consideration for the sale and transfer of the Membership Interests, but subject to the adjustments (if any) and the procedures described in Sections 1.4 and 1.5 below, Buyer shall, at the Closing, deliver to the Representative (as hereinafter defined): (i) the Stock Consideration (as hereinafter defined), and (ii) the Cash Consideration (as hereinafter defined). The Stock Consideration and the Cash Consideration together shall be referred in this Agreement to as the “Purchase Price.” The Purchase Price

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shall be distributed to the Members by the Representative in accordance with the Operational Documents (as defined herein).

(a) Stock Consideration Defined. As used in this Agreement, the “Stock Consideration” shall mean certificates representing 2,185,430 shares of the Buyer’s common stock, par value $.10 per share (“Buyer Common Stock”), minus (i) a number of shares equal to the quotient of the Year End Long-Term Debt Amount (as hereinafter defined) divided by the Market Value (as hereinafter defined), and, if the Target Working Capital Amount (as hereinafter defined) exceeds the Year End Working Capital Amount (as hereinafter defined), minus a number of shares equal to the quotient of the excess of the Target Working Capital Amount over the Year End Working Capital Amount divided by the Market Value.

(b) Cash Consideration Defined. As used in this Agreement, the “Cash Consideration” shall mean One Million, Three Hundred Thousand dollars ($1,300,000) in cash.

1.4 Preliminary Balance Sheet; Post-Closing Purchase Price Adjustment.

(a) Not later than ten calendar days prior to the Closing Date, the Company shall, and the Members shall cause the Company to, prepare and deliver to the Buyer and to the Representative an unaudited consolidated balance sheet for the Company and its subsidiaries, prepared in good faith, estimated as of the close of business on December 31, 2003, pro forma as to, and giving effect to, any transactions or operations previously occurring or anticipated to occur subsequent to its preparation on or before such time (the “Preliminary Balance Sheet”), along with the computation by the Company of the Net Working Capital Amount (as hereinafter defined) and the Long-Term Debt Amount (as hereinafter defined) of the Company and its subsidiaries, in each case, as of the close of business on December 31, 2003 and consistent with the Preliminary Balance Sheet. Absent a good faith objection from Buyer, delivered no later than five calendar days prior to the Closing Date, as to the Preliminary Balance Sheet and the Company’s computation of the Net Working Capital Amount or the Long-Term Debt Amount, such estimate by the Company of the Net Working Capital Amount and the Long-Term Debt Amount shall be used by the parties solely to effectuate the Closing. Should the Buyer issue an objection, it shall provide in writing its proposed adjustments to the Preliminary Balance Sheet and computation of the Net Working Capital Amount and the Long-Term Debt Amount as of the close of business on December 31, 2003, and such Buyer-adjusted amounts shall be used by the parties solely to effectuate the Closing. The Net Working Capital Amount and the Long-Term Debt Amount used by the parties solely to effectuate the Closing in accordance with this paragraph (a) are referred to herein, respectively, as the “Preliminary Net Working Capital Amount” and the “Preliminary Long-Term Debt Amount.”

(b) As soon as practicable, but in any event not later than 60 calendar days after the December 31, 2003, Buyer shall cause Ernst & Young LLP (“Buyer’s Accountants”) to audit the consolidated financial statements of the Company and its subsidiaries as of the close of business on December 31, 2003, including a computation of the Net Working Capital Amount and the Long-Term Debt Amount of the Company as of the close of business on December 31, 2003 (the “Year End Financial Statements”). The fees of Buyer’s Accountants shall be paid by Buyer. The Year End Financial Statements, as well as the financial information supporting computation of the Net Working Capital Amount and the Long-Term Debt Amount by Buyer’s

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Accountants, shall be prepared in accordance with GAAP (as hereinafter defined), and on a basis consistent with preparation of the Company’s audited consolidated financial statements for the year ended December 31, 2002. Upon receipt of the Year End Financial Statements, the Representative shall be permitted during the succeeding 20 calendar-day period (the “Review Period”) such access at all reasonable times to the books and records and personnel of the Company, and the work papers prepared by Buyer’s Accountants, as the Representative shall reasonably request for purpose of reviewing the Year End Financial Statements.

(c) On or prior to the last day of the Review Period, the Representative may object to the Year End Financial Statements by delivering to Buyer a written statement (a “Statement of Objections”) setting forth specific objections to the Year End Financial Statements and calculation of the Net Working Capital Amount and the Long-Term Debt Amount in accordance therewith. If the Representative fails to object to the Year End Financial Statements within the Review Period, then the Long-Term Debt Amount and the Net Working Capital Amount as calculated in accordance with such financial statements shall be deemed accepted by the Representative, the Company and the Members. If the Representative delivers a Statement of Objections within the Review Period, the Representative and Buyer shall negotiate in good faith to resolve such objections and, if the same are so resolved, the Long-Term Debt Amount and the Net Working Capital Amount as so agreed upon shall be final and binding upon the parties. If the Representative and Buyer fail to reach agreement with respect to any of the matters set forth in the Statement of Objections within 15 calendar days after the Representative delivers the Statement of Objections, then such unresolved matters shall be submitted for resolution to the Atlanta, Georgia office of a nationally-recognized firm of independent certified public accountants, which firm shall not have performed services for any of Buyer, the Company or any of the Members in the 36 months preceding the Closing Date (the “Accounting Experts”), and which firm shall, acting as experts and not arbitrators, resolve the disputes set forth in the Statement of Objections and make any adjustments to the Year End Financial Statements, and the Long-Term Debt Amount and the Net Working Capital Amount prepared in accordance with the Year End Financial Statements, as its deems appropriate. The fees of the Accounting Experts shall be paid one-half by the Representative and one-half by Buyer.

(d) The Long-Term Debt Amount and the Net Working Capital Amount, in each case, as finally determined pursuant to paragraph (c) above are referred to herein, respectively, as the “Year End Long-Term Debt Amount” and the “Closing Date Net Working Capital Amount.” If the Year End Long-Term Debt Amount is greater than the Preliminary Long-Term Debt Amount, then the Representative shall return to Buyer a number of shares of Buyer Common Stock equal to the quotient of such excess divided by the Market Value. If the Preliminary Long-Term Debt Amount is greater than the Year End Long-Term Debt Amount, then Buyer shall deliver to the Representative (for distribution to the Members in accordance with the Organizational Documents) an additional number of shares of Buyer Common Stock equal to the quotient of such excess divided by the Market Value. If the Year End Net Working Capital Amount is less than both the Target Working Capital Amount and the Preliminary Net Working Capital Amount, and if the Target Working Capital Amount is less than the Preliminary Working Capital Amount, then the Representative shall return to Buyer a number of shares of Buyer Common Stock equal to the quotient of the excess of the Target Working Capital Amount over the Year End Working Capital Amount divided by the Market Value. If the Year End Net Working Capital Amount is less than both the Target Working

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Capital Amount and the Preliminary Net Working Capital Amount, and if the Target Working Capital Amount is greater than the Preliminary Working Capital Amount, then the Representative shall return to Buyer a number of shares of Buyer Common Stock equal to the quotient of the excess of the Preliminary Working Capital Amount over the Year End Working Capital Amount divided by the Market Value. If the Preliminary Net Working Capital Amount is less than both the Target Working Capital Amount and the Year End Net Working Capital Amount, and if the Target Working Capital Amount is less than the Year End Working Capital Amount, then Buyer shall deliver to the Representative (for distribution to the Members in accordance with the Organizational Documents) an additional number of shares of Buyer Common Stock equal to the quotient of the excess of the Target Working Capital Amount over the Preliminary Working Capital Amount divided by the Market Value. If the Preliminary Net Working Capital Amount is less than both the Target Working Capital Amount and the Year End Net Working Capital Amount, and if the Target Working Capital Amount is greater than the Year End Working Capital Amount, then Buyer shall deliver to the Representative (for distribution to the Members in accordance with the Organizational Documents) an additional number of shares of Buyer Common Stock equal to the quotient of the excess of the Year End Working Capital Amount over the Preliminary Working Capital Amount divided by the Market Value.

(e) Any shares of Buyer Common Stock to be delivered by Buyer or the Representative, as the case may be, under paragraph (d) above shall be net of the number of shares of Buyer Common Stock to be delivered to such party by the other, as calculated under paragraph (d) above, and shall be delivered to the other party not later than ten calendar days after determination of the Year End Long-Term Debt Amount and the Year End Working Capital Amount in accordance with the provisions of paragraph (c) above.

(f) For purposes of this Agreement:

(i) “Long-Term Debt Amount” means, without duplication, all obligations of the Company and its subsidiaries for borrowed money, all obligations of any such entities evidenced by bonds, debentures, notes or other similar instruments, all obligations of any such entities to pay the deferred purchase price of property or services, all obligations of the Company or any of its subsidiaries under capital leases, all obligations of any such entities to reimburse any bank or other person or entity in respect of amounts payable under banker’s acceptances, letters of credit, guaranty or similar instruments, and all Long-Term Debt of other persons or entities secured by a Lien on any asset of the Company or its subsidiaries; in any such case, which has a stated maturity that is more than twelve months after incurrence of such obligation or that is payable over a period of greater than twelve months (or, in the case of a guaranty or similar instrument, where the underlying obligation has a stated maturity that is more than twelve months after incurrence of the underlying obligation or is payable over a period of greater than twelve months);

(ii) “Net Working Capital Amount” means all current assets of the Company and its subsidiaries minus all current liabilities of the Company and its subsidiaries, in each case determined in accordance with GAAP and in a manner consistent with preparation of the Company’s audited consolidated financial statements

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prepared for the year ended December 31, 2003 (pro forma for the distribution of the Excluded Assets pursuant to Section 1.2); the current liabilities used to compute the Net Working Capital Amount shall include, to the extent not then paid, any expenses or costs incurred by the Company in connection with the transactions provided for herein; and

(iii) “Target Working Capital Amount” means a Net Working Capital Amount equal to a deficit of $1,900,000.

(iv) “Market Value” shall mean the average closing price per share (or if there is no sale on a given date, then the average between the closing bid and ask prices on such day) for shares of Buyer Common Stock during the 60 consecutive trading days ending on the day prior to the Closing Date as reported by the NASDAQ National Market.

1.5 Cash Consideration Payment Procedures. Notwithstanding anything in Section 1.3 to the contrary, the portion of Cash Consideration payable at the Closing shall be no more than the amount of cash available to Buyer to make such payment, as determined in good faith by Buyer, taking into account the contractual requirements of Buyer’s lenders in effect at Closing. That portion of the Cash Consideration not paid at the Closing shall be paid by Buyer in cash in four equal installments, payable on the last day of each of the four calendar quarters following the Closing Date (each such day, a “Due Date”), with any such cash payment subject to any subordination or other contractual requirements of Buyer’s lenders, and to the then availability to Buyer of cash. Any such Cash Consideration payment not paid in full on any Due Date will thereupon be evidenced by a demand note to be issued by Buyer (“Demand Note”), in the form attached hereto as Exhibit B.

1.6 Member’s Acknowledgement. Simultaneously with the execution of this Agreement, the Members have delivered to Buyer a Member’s Acknowledgement, Consent and Power of Attorney, executed by each of the Members, pursuant to which the Representative (as hereinafter defined) has been given an irrevocable power of attorney to act exclusively on behalf of the Members with regard to any matters contemplated by this Agreement and all other instruments and agreements to be entered into in connection herewith (collectively, the “Transaction Documents”), and to allocate and distribute any payments received pursuant to this Agreement to the Members or to their personal representatives, heirs and assigns, as provided for in their Organizational Documents, or as otherwise determined by agreement of the Members.

1.7 Representative Defined. As used in this Agreement, the “Representative” shall mean Thomas W. Kitchin, or in the event that Thomas W. Kitchin resigns, dies or is physically unable to act as the Representative, then the Representative shall be Craig R. Kitchin, and in the event that Craig R. Kitchin resigns, dies or is physically unable to act as the Representative, then the Representative shall be the individual appointed by the Members (or their successors or representatives) to assume such position.

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ARTICLE II. CLOSING

2.1 Closing Defined. As used in this Agreement, the “Closing” shall mean the time at which the Members consummate the sale of the Membership Interests to Buyer by delivery of the items and documents referred to in Section 2.2, against delivery by Buyer of the Purchase Price and the other items and documents referred to in Section 2.3. The Closing will take place at the offices of Jones Day in Atlanta, Georgia on, and be effective as of, January 1, 2004, or at such other date and place as shall be agreed upon in writing by the parties hereto (the “Closing Date”).

2.2 Documents Delivered By the Members. At the Closing, the Members shall deliver to Buyer:

(a) Certificates of Transfer, substantially in form reasonably acceptable to Buyer and its counsel, evidencing transfer of all of the Membership Interests, together with such supporting documents, endorsements, assignments, affidavits, and other good and sufficient instruments of sale and transfer, in form and substance reasonably satisfactory to Buyer and its counsel, as are necessary to permit Buyer to acquire the Membership Interests free of any Claim;

(b) The books of account, minute books and seal of the Company;

(c) An opinion dated as of the Closing Date of Steven A. Curlee, counsel to the Company and the Members, addressed to Buyer substantially in the form attached hereto as Exhibit C;

(d) Copies of (i) the Company’s articles of organization, certified by the Secretary of State of the State of Georgia and the Company’s operating agreement, certified by the Company’s Manager, each as presently in effect and as in effect on the Closing Date (the “Organizational Documents”), and (ii) resolutions of the Company’s Manager and Members approving this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, each as certified by the Company’s Secretary;

(e) A receipt from the Members acknowledging receipt of the Purchase Price delivered at Closing;

(f) A good standing certificate for the Company from the Secretary of State of the State of Georgia dated not more than 15 days prior to the Closing Date;

(g) Certificates from the Secretary of State or other appropriate official of each jurisdiction where the character of the properties owned or held under lease by the Company or the nature of its activities require it to be qualified to conduct business as a foreign corporation showing that the Company is duly qualified as a foreign corporation to conduct business in such jurisdiction;

(h) An executed Shareholders’ Agreement substantially in the form attached hereto as Exhibit D;

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(i) An executed Registration Rights Agreement substantially in the form attached hereto as Exhibit E; and

(j) The certificates required by Section 4.1(i).

2.3 Payment and Documents To Be Delivered By Buyer. At the Closing, Buyer shall deliver to the Representative:

(a) The Purchase Price;

(b) Resolutions of Buyer’s board of directors approving this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, as certified by the Secretary or an Assistant Secretary of Buyer;

(c) An executed Shareholders’ Agreement substantially in the form attached hereto as Exhibit D;

(d) An executed Registration Rights Agreement substantially in the form attached hereto as Exhibit E; and

(e) The certificates required by Section 4.2(f).

ARTICLE III. REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company and the Members.

The Company and each of the Members, jointly and severally, represent and warrant to Buyer that:

(a) Organization and Standing. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite power and authority to carry on its business as now being conducted, to own or lease its assets, to enter into and perform this Agreement and the Transaction Documents, and to perform the obligations required to be performed hereunder and thereunder. Except as disclosed on the Schedule entitled “Affiliate Companies,” the Company has no subsidiary corporations, and owns no interest, directly or indirectly, in any other business enterprise, firm or corporation. The Company is qualified to do business as a foreign limited liability company and is in good standing in each foreign jurisdiction where the character of the properties owned or held under lease by the Company or the nature of its activities require it to be so qualified, except for such failures as would not have (individually or in the aggregate), or would not be reasonably likely to have, a material adverse effect on the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of the Company (“Material Adverse Effect”).

(b) Authorized Capital. The Membership Interests held by the Members constitute all of the membership interests of the Company issued and outstanding. All of the Membership Interests have been duly authorized and validly issued, and there are no other securities of the Company of any type issued, reserved for issuance, or outstanding. There are no

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options, offers, warrants, conversion rights, subscriptions, or agreements or rights of any kind to subscribe for or to purchase, or commitments to issue (either formal or informal, firm or contingent), or other agreements in respect of, Membership Interests or other securities of the Company (whether debt, equity or a combination thereof) or obligating the Company to grant, extend or enter into any such agreement or commitment.

(c) Good Title to Buyer; Execution of Agreements. Upon delivery by the Members of duly executed Certificates of Transfer of the Membership Interests to Buyer as herein contemplated, Buyer shall acquire the entire legal and beneficial ownership of, and shall have good title to, all of the issued and outstanding Membership Interests of the Company, free and clear of all Claims. This Agreement and the Transaction Documents to be executed by the Company have been duly authorized, executed and delivered by it and constitute the valid and legally binding obligation of the Company and each of the Members.

(d) Organizational Documents. Attached hereto as Exhibit F are copies of the Organizational Documents of the Company, certified by the Company’s Secretary. Such copies are true, correct and complete copies of the Organizational Documents as of the date hereof.

(e) Conflicts; Defaults. Except as set forth on the Schedule entitled “Conflicts” attached hereto, neither the execution and delivery of this Agreement or the Transaction Documents by the Members or the Company, nor the performance of the transactions contemplated hereby or thereby by the Members or the Company, will (i) violate, conflict with, or constitute a default under, any of the terms of the Company’s Organizational Documents, or any provisions thereof, or violate, conflict with, or constitute a default under, or result in the acceleration of any obligation under, or termination of, any of the Contracts (as hereinafter defined), or order, judgment or decree, relating to the Company or the Membership Interests, or by which the Company, its assets, the Members or the Membership Interests may be bound, (ii) result in the creation or imposition of any Liens (as hereinafter defined) or Claims in favor or any third person or entity upon any assets of the Company or the Membership Interests, (iii) violate any law, statute, judgment, decree, order, ordinance, rule or regulation of any courts, foreign, United States, state or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality (singularly, “Governmental Authority” and collectively, “Governmental Authorities”) applicable to the Members or the Company, (iv) constitute an event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration, termination, or creation or imposition of such Liens or Claims, or (v) constitute an event which, whether after notice or lapse of time or otherwise, would create, or cause to be exercisable or enforceable, any option, warrant, subscription, agreement or right of any kind to purchase any Membership Interests, assets or rights of the Company. Except as set forth on the Schedule entitled “Consents” attached hereto, no consent, novation, approval, notice, filing or authorization will be required to be obtained or satisfied for the continued performance by the Company of any of the Contracts or require filing with or notice to, or consent, approval or authorization of, any Governmental Authority. The Company is not in violation of its Organizational Documents.

(f) Financial Statements. The Members have heretofore delivered to Buyer the following financial statements (collectively, together with the notes, supplementary information and exhibits thereto, the “Financial Statements”):

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(i) The unaudited Consolidated Balance Sheet of the Company as of June 30, 2003, (“Unaudited Balance Sheet”), the unaudited Consolidated Statement of Income and Comprehensive Income and the unaudited Statement of Members’ Capital of the Company for the six months ended June 30, 2003 (collectively, the “Unaudited Financial Statements”); and

(ii) For the three most recent fiscal years ended, the audited Consolidated Balance Sheets (the “Audited Balance Sheets”) of the Company, the audited Consolidated Statements of Income and Comprehensive Income, and the audited Statements of Members’ Capital, together with the notes thereto and the report thereon by Ernst & Young LLP, certified public accountants (collectively, the “Audited Financial Statements”).

Each of the Financial Statements is true and correct in all material respects, was prepared from the books and records kept by the Company for its business and fairly presents the financial position of the Company as of the respective dates thereof, and the results of the Company’s operations and the Company’s cash flows for the periods then ended in accordance with generally accepted accounting principles consistently applied (“GAAP”). Except as set forth on the Schedule entitled “Liabilities,” since the date of the Unaudited Balance Sheet, there has been no material adverse change in the condition (financial or otherwise), results of operations, assets, liabilities, business or prospects of the Company, nor has there been any event or condition of any character which is reasonably likely to materially and adversely affect, the condition (financial or otherwise), results of operations, assets, liabilities, business or prospects of the Company (“Material Adverse Change”). The Unaudited Balance Sheet reflects all assets, real, personal or mixed, that are currently used by the Company in its business, except for (i) assets purchased or sold in the ordinary and normal course of business since the date of such balance sheet, or (ii) assets associated with hotels sold by Buyer since the date of such balance sheet.

(g) Liabilities. The Company does not have any liabilities or obligations of any nature whatsoever, including any liabilities arising out of any illegal or concealed conditions, whether absolute, accrued, contingent or otherwise, except for those (i) reflected or reserved on the Unaudited Balance Sheet, (ii) incurred or accrued since the date of the Unaudited Balance Sheet in the ordinary and normal course of business and that are consistent with the representations, warranties, covenants, obligations and agreements contained in this Agreement, (iii) set forth on the Schedule entitled “Liabilities” attached hereto, and (iv) incurred in the ordinary and normal course of business under the Contracts in transactions in the ordinary and normal course of business, (and not involving any breaches thereof or defaults thereunder) and there exists no event or circumstance which, after notice or lapse of time or both, creates any other obligations or liabilities of the Company.

(h) Changes in Circumstances. Except as disclosed on the Schedule entitled “Changes in Circumstances” attached hereto, since the date of the Unaudited Balance Sheet, the Company has not (i) other than assets associated with hotels sold by Buyer, sold, transferred or otherwise disposed of any of its assets outside the ordinary and normal course of business or for less than fair market value; (ii) mortgaged, pledged, or subjected to any Lien on any of its assets; (iii) acquired any assets outside the ordinary and normal course of business or for more than fair market value; (iv) sustained any material damage, loss or destruction of or to its assets (whether

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or not covered by insurance); (v) entered into any transaction or otherwise conducted its business other than in the ordinary and normal course consistent with past practice; (vi) effected any change in its Organizational Documents; (vii) other than in the ordinary and normal course of business, granted any salary increase or bonus or permitted any advance to any officer or manager or Member (or to any officer or director of Buyer), instituted or granted any general salary increase to its employees (or any employee of Buyer), or any other salary increase, or entered into any new, or altered or amended any existing, Employee Plan (as hereinafter defined) or any employment or consulting agreement; (viii) made any borrowing, whether or not in the ordinary and normal course of business, issued any commercial paper or refinanced any existing borrowings; (ix) paid any obligation or liability (fixed or contingent), other than in the ordinary and normal course of business, discharged or satisfied any Lien, or settled any claim, liability or suit pending or threatened against it or any of its assets; (x) made any loans or gifts; (xi) modified, amended, cancelled or terminated any existing contracts or commitments outside of the ordinary course of business; (xii) issued, sold, purchased, redeemed, retired or otherwise acquired (directly or indirectly) any of its Membership Interests; (xiii) declared or paid, or become obligated to declare or pay, any distribution or other payment in respect of its Membership Interests; (xiv) disbursed, or became obligated to disburse, cash, except in the ordinary course of carrying on its business; (xv) made any capital expenditures or commitments in excess of an aggregate of $100,000 for additions to property, plant or equipment; (xvi) written down the value of any inventory or written off as uncollectible any notes or accounts receivable or any portion thereof, except in the ordinary course of carrying on its business; (xvii) canceled any other debts or claims, except in the ordinary course of carrying on its business; (xviii) made any material change in any method of accounting or accounting practice; (xix) taken or omitted to take any action that would cause to be breached, or might result in a breach of, any of the representations, warranties, covenants, obligations and agreements of the Company or the Members contained herein if the same were made anew immediately after such act or omission; (xx) paid, accrued or incurred any liabilities or obligations, including fees, to any Related Party (as defined below), or forgiven any debt or other obligation owed to the Company by any Related Party; (xxi) sold or transferred any assets to, or entered into any other transaction with (or modified any existing obligations with respect to), any Related Party; (xxii) modified, amended or extended payment terms for trade creditors, except in the ordinary course of carrying on its business; (xxiii) accelerated the collection of trade receivables or the recording of shipments or sales to customers; or (xxiv) agreed to, or obligated itself to, do anything identified in (i) through (xxiii) above. For purposes of this Agreement, a “Related Party” means the Members, any Affiliate of a Member, or any trust, corporation or any entity in which the Members, any Affiliate of a Member, or a member of a Member’s family has a material interest, other than Buyer.

(i) Assets; Good Title. The properties and assets currently used by the Company in the conduct of its business (including, without limitation, the assets reflected on the Financial Statements) are, other than in certain immaterial respects, in good operating condition and repair (subject to normal wear and tear consistent with the age of such assets), and are adequate and sufficient for the operation of its business as now conducted. Except as disclosed on the Schedule entitled “Affiliate Companies,” the Company is the only business organization through which its business is or has been conducted, and all of the assets of the Company used to conduct its business are owned or leased by it. The Company has good and marketable title to all assets reflected on the Unaudited Balance Sheet (except to the extent such assets have been

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disposed of for fair market value in the ordinary and normal course of business since June 30, 2003), and all other assets which it purports to own, free and clear of any and all security interests, liens, encumbrances, mortgages, pledges, equities, charges, assessments, easements, covenants, restrictions, reservations, defects in title, encroachments and other burdens (singularly, “Lien” and collectively, “Liens”), except (i) Liens for taxes and assessments or governmental charges or levies not yet due and payable, (ii) Liens disclosed as securing specified liabilities noted in categories on the Unaudited Balance Sheet and the Audited Balance Sheets and notes thereto with respect to which no uncured default exists, and (iii) Liens disclosed on the Schedule entitled “Liens” attached hereto (the Liens described in clauses (i), (ii) and (iii) being collectively referred to herein as “Permitted Liens”). Except as disclosed on the Unaudited Balance Sheet or on the Schedule entitled “Liens” attached hereto, no assets of the Company are subject to, or are held under, any mortgage, security agreement, conditional sales or other title retention agreement, equipment obligation or lease purchase agreement, or are other than under the sole control of the Company. The Schedule entitled “Fixed Assets” contains true, correct and complete lists of all fixed assets owned by the Company (other than the Excluded Assets) as of June 30, 2003.

(j) Real Property. The Schedule entitled “Real Estate and Leases” attached hereto contains a true, correct and complete list of all instruments and agreements creating any interest or right in real property owned, leased or occupied by the Company (including easements and buildings, structures, fixtures and other improvements) (collectively, the “Real Property”). No event has occurred which constitutes, or with the giving of notice or passage of time, or both, would constitute, an uncured default or uncured breach by the Company or, to the knowledge of the Company or the Members, any third party under any of such instruments, agreements or leases. Neither the whole nor any portion of any real property owned, leased or occupied by the Company has been condemned, requisitioned or otherwise taken by any Governmental Authority, and, to the best of the Company’s or the Members’ knowledge, no such condemnation, requisition or taking is threatened or contemplated. All buildings, structures, fixtures, and appurtenances included in the Real Property (whether owned or leased) are in good condition and have been well maintained, normal wear and tear excepted.

(k) Leases. The Company has the right to quiet enjoyment of all real property leased by it, subject to the leaseholds described in the Schedule entitled “Real Estate and Leases” for the full term of each such lease and any renewal option related thereto and exercisable in connection therewith. There has been no disturbance of, or challenge to, the Company’s quiet possession under any such lease, and no leasehold or other interest of the Company in such real property is subject or subordinate to any Liens (except Permitted Liens) except as specifically set forth on the Schedule entitled “Real Estate and Leases.” The Company has the right under valid and existing leases to occupy, use or control all assets leased by it.

(l) Contracts. The Schedule entitled “Contracts” attached hereto contains a complete list or description of (other than Excluded Contracts, as hereinafter defined): (i) all written licenses, contracts, agreements, commitments and undertakings (A) relating to the Company, or to which the Company is a party, that involve aggregate future payments in excess of $10,000 or which extend for a period of more than 12 months, (B) between the Company and any distributors, manufacturers’ agents, or selling agents, that are not terminable at will or on less than 60 days’ written notice, in each case, described in this subsection (B) regardless of the

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size of such licenses, contracts, agreements, commitments and undertakings, (ii) each loan or credit agreement, security agreement, guaranty, indenture, mortgage, pledge or other agreement or instrument evidencing indebtedness of the Company or to which the Company is a party or is bound or to which any of its assets are subject, (iii) any conditional sale or other title retention agreement, equipment obligation, or lease purchase agreement relating to the Company to which the Company is a party, (iv) each contract, agreement, commitment or undertaking, whether or not fully performed, relating to Membership Interests, bonds or other securities of the Company, (v) except for the Member’s Acknowledgement, Consent and Power of Attorney given by each of the Members to the Representative in order to consummate the transactions contemplated hereby, any power of attorney given by the Company (or by any of the Members in connection with the Company’s Membership Interests) to any person, firm or corporation, (vi) any non-competition, restrictive covenant or other similar agreement that restricts the Company from doing business anywhere in the world, (vii) each contract, agreement, commitment or undertaking presently in effect by the Company with any current or former officer, manager, consultant, other employee (or group of employees) of the Company or with the Members, (viii) each contract, agreement, commitment, undertaking or arrangement, whether formal or informal, involving the payment by the Company of royalties in amounts in excess of $5,000 per year; (ix) each contract, agreement, commitment or undertaking involving the acquisition or disposition by the Company of any assets outside the ordinary and normal course of business or Membership Interests; and (x) all other contracts, agreements, commitments or undertakings of the Company material to the business of the Company or the condition (financial or otherwise), results of operations, assets, liabilities or prospects of the Company (the items described in clauses (i) through (x) being herein collectively referred to as the “Contracts”). Except as set forth on the Schedule entitled “Contracts,” the Company has performed all material obligations required to be performed by it to date under the Contracts, and neither the Company nor any other party to any Contract has breached or improperly terminated any Contract, or is in default under any Contract by which it is bound, and there exists no condition or event which, after notice or lapse of time or both, would constitute any such breach, termination or default. Except as set forth on the Schedule entitled “Contracts,” each of the Contracts is in full force and effect, and is a legal, binding and enforceable obligation of or against the parties thereto.

(m) Insurance. The Schedule entitled “Insurance” attached hereto contains a list of all insurance policies (specifying the location, insured, insurer, beneficiary of the policy, amount of coverage, type of insurance and policy number) maintained by the Company. The Company has in full force and effect, with all premiums paid thereon (or timely paid in accordance with a periodic payment plan with the respective insurance provider), the policies of insurance, or renewals thereof, in the amounts set forth on such Schedule. Consummation of the transactions contemplated hereby will not constitute a default by the Company under any such insurance policies.

(n) Litigation. Except as set forth on the Schedule entitled “Litigation” attached hereto: (i) the Company is not subject to any order or consent decree of, or written agreement or memorandum of understanding with, any Governmental Authority; (ii) there exists no litigation, action, suit, or proceeding pending, or, to the knowledge of the Company or any Member, any litigation, action, suit, investigation, claim or proceeding threatened, against any of the Company, any Employee Plans or Terminated Employee Plans (as hereinafter defined), or any employee or beneficiary covered under any company plan, including, without limitation,

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claims for product warranty, product liability, employment liability or other liability or obligation of the Company; and (iii) no one has asserted and no one has valid grounds to assert any claims against the Company which would affect the transactions contemplated by this Agreement. Set forth on the Schedule entitled “Litigation” is a description of all litigation, actions, suits, investigations, claims and proceedings asserted, brought or threatened against the Company within the five years preceding the date hereof (other than those ordinary and normal course workers’ compensation claims, guest claims, or vendor claims that involve immaterial liabilities).

(o) Suppliers. The Company is not involved in any material claim or controversy with any of its suppliers. The Schedule entitled “Suppliers” attached hereto contains a list of the Company’s top 20 dollar volume vendors. Neither the Company nor any Member has been given notice by any supplier listed on such Schedule that such supplier is terminating its relationship with the Company or intends to disrupt the supply of any items purchased by the Company from such supplier or increase the prices thereof.

(p) Regulatory Compliance. Except as set forth on the Schedule entitled “Regulatory Compliance,” the Company has complied in all material respects with all Laws (as hereinafter defined) applicable to it and to the conduct of its business, and no material expenditures are or will be required by the Company to comply with any Laws. Except as set forth on such Schedule, the Company is not in default under, and no event has occurred which, with the lapse of time, could result in an uncured default under the terms of any Laws, or of any judgment, decree, order or writ of any Governmental Authority.

(q) Brokers, Finders and Agents; Transaction Costs. Except as set forth on the Schedule entitled “Brokers,” neither the Company nor the Members are directly or indirectly obligated to anyone acting as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

(r) Intellectual Property. The Company either has good title to and solely owns, or has exclusive perpetual rights to use (which such rights shall not be affected by the consummation of the transactions contemplated by this Agreement), free and clear of any payment, restriction or encumbrance, any and all patents, trademarks, service marks, trade names, copyrights (or any applications for or extensions or reissuances of, any of the foregoing), trade secrets, confidential information, proprietary rights and processes and other intellectual property necessary for its business as now conducted without conflict with or infringement of the rights of others. All of such intellectual property is listed on the Schedule entitled “Intellectual Property” attached hereto. True, correct and complete copies of the items identified on such Schedule have been delivered to Buyer. There is no claim or demand of any person pertaining to, or any proceedings which are pending or threatened, that challenge (i) the exclusive rights of the Company in respect of any patents, trademarks, service marks, trade names, domain names or copyrights (or applications for, or extensions or reissuances of, any of the foregoing) that are or have been used in the conduct of, or that relate to, the Company’s business or that are owned by it, or (ii) the rights of the Company in respect of any processes, formulas, confidential information, trade secrets, know-how, engineering data, technology or other intellectual property that are or have been used in the conduct of, or that relate to, the Company’s business or that are owned by the Company (collectively (i) and (ii) are “Intellectual Property”). No Intellectual

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Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Authority or any Contract, or infringes the intellectual property of others, or, to the best of the Members’ knowledge, is being infringed by others or is used by others (whether or not such use constitutes infringement). All Intellectual Property owned or held, directly or indirectly, by any officer, manager, Member, or employee of the Company has been, or prior to the Closing Date will have been, duly and effectively transferred to the Company. Set forth on the Schedule entitled “Intellectual Property” is a description of all litigation, actions, suits, investigations, claims and proceedings, asserted, brought or threatened against the Company relating to any Intellectual Property within the five (5) years preceding the date hereof, together with a description of the outcome thereof.

(s) Permits. The Company has, and is in material compliance with, all material permits, approvals, licenses, variances, waivers or consents (“Permits”) that are necessary or required for the operation of its business as it is currently being operated and its present activities on the Real Property, all of which Permits are in full force and effect and are listed on the Schedule entitled “Permits”.

(t) Employee Relations; Collective Bargaining Agreements. There are no material claims or proceedings known to be pending or threatened between the Company and any of its employees. Except as set forth on the Schedule entitled “Employee Relations,” the Company has complied materially, and is complying materially, with all Laws relating to labor and employment, employee rights and employee health and safety. Except as set forth on the Schedule entitled “Employee Relations,” (i) the Company has not experienced any material labor difficulties, including, without limitation, strikes and work stoppages, within the five years preceding the date hereof, (ii) the Company has withheld all amounts required by applicable laws or by agreement to be withheld from wages, salaries and other payments, (iii) the Company is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) the Company is not liable for any payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, workers compensation, social security or other benefits. Except as disclosed on the Schedule entitled “Contracts,” the Company is not a party to any collective bargaining or union contract and there exists no current union organizational effort with respect to any of the Company’s employees. The Company’s business does not involve employment of any person in a manner which violates any non-competition or non-disclosure agreement which such person entered into in connection with any former employment.

(u) Taxes.

(i) For all periods not closed by the applicable statute of limitations, the Company has been treated as a partnership for all tax purposes, and it has filed all tax returns consistent with partnership status. The Company has duly and timely filed, or caused to be duly and timely filed, all tax returns required to be filed by it with the appropriate Governmental Authorities, or requests for extensions to file such tax returns have been timely filed and granted and have not expired. All such tax returns were at the time of filing and are as of the date hereof true, correct and complete in all respects. All taxes currently due and payable by the Company (whether or not shown on any tax return) have been paid within the time and in the manner prescribed by law. The

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Financial Statements reflect adequate reserves for all taxes payable by the Company for all taxable periods and portions thereof accrued through the respective dates of such Financial Statements. All deficiencies for any taxes that have been proposed, asserted, or assessed against the Company have been fully paid, or are fully reflected as a liability in such Financial Statements, or are being contested and an adequate reserve therefore has been established and is fully reflected in such Financial Statements.

(ii) All taxes that the Company is required by law to withhold or to collect have been withheld or collected and paid over to the proper Governmental Authorities or segregated and set aside for such payment.

(iii) The Company has no liability for taxes of any other person or entity as a transferee or successor, by contract or otherwise. The Company is not a party to or bound by any agreement providing for the allocation or the sharing of taxes. There are no liens for taxes, other than for current taxes, not yet due and payable upon the assets of the Company.

(iv) For purposes of this Agreement, (A) the term “tax” (including, with correlative meaning, the terms “taxes” and “taxable”) means all Federal, state, local, and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, alternative minimum, gains, transfer, documentary, stamp, and other taxes, duties, or assessments of any nature whatsoever, together with all interest, penalties, and additions imposed with respect to such amounts, and (B) the term “tax returns” means all returns, reports, declarations, statements, elections, forms, or other documents or information required to be filed with a taxing authority with respect to taxes of the Company.

(v) Consents and Approvals. The Schedule entitled “Consents” attached hereto sets forth a list of all consents, novations, approvals, authorizations, waivers, notifications or filings and other requirements (whether prescribed by Law, Governmental Authority or any Contract) that must be obtained or satisfied by the Members or the Company for (i) the consummation of the transactions contemplated by this Agreement or the Transaction Documents, (ii) the continued performance by the Company of its rights and obligations hereunder or thereunder, or (iii) the continued enjoyment by the Company of its rights under any of the Contracts (collectively, “Consents”). All Consents have been, or by the Closing shall have been, made, obtained and satisfied.

(w) Absence of Certain Commercial Practices. None of the Company, the Members, any officer, manager, employee, trustee, or agent of the Company or any of the Members, or any person acting on behalf of any of the foregoing, has given or agreed to give any (i) individual gift or similar benefit of more than nominal value to any customer, supplier, Governmental Authority (including any governmental employee or official) or any other person who is or may be in a position to help, hinder or assist the Company or the person giving such gift or benefit in connection with any actual or proposed transaction relating to the Company’s business, which gifts or similar benefits would individually or in the aggregate subject the Company or any officer, director, employee or agent of the Company to any fine, penalty, cost or expense or to any criminal proceeding, (ii) receipts from or payments to any governmental

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officials or employees, (iii) commercial bribes or kick-backs, (iv) political contributions, or (v) any receipts or disbursements in connection with any unlawful boycott. No such gift or benefit is required in connection with the operations of the Company to avoid any fine, penalty, cost, expense or Material Adverse Change.

(x) Books and Records. The books and records of the Company (including, without limitation, (i) books and records relating to the purchase of materials and supplies, dealings with customers, invoices, customer lists, inventories, supplier lists, personnel records and taxes, (ii) the books of account and minute books of the Company, and (iii) computer software and data in computer-readable and human-readable form used to maintain such books and records together with the media on which such software and data are stored and all documentation relating thereto), accurately record all transactions of the Company in all material respects and have been maintained consistent with good business practice. The minute books of the Company are complete and correctly reflect in all material respects all corporate actions of the Company and correctly record all resolutions of the Company.

(y) Copies/Availability of Documents. The Members have delivered, or made available, to Buyer true, correct and complete copies of all contracts, agreements and other documents listed in the Schedules to this Agreement or the Transaction Documents, and all modifications and amendments to any of the foregoing. The Company has made available and, upon the request of Buyer will continue to make available, all methods, plans, customer lists and marketing programs employed by the Company.

(z) Certain Advances. Except for travel advances and advances on accrued salary or bonus due or to become due in the usual and ordinary course of business, all of which are described in the Schedule entitled “Certain Advances”, there are no receivables of the Company owing by any manager, officer or employee of the Company or any of the Members, or owing by the corporations, partnerships, firms or organizations in which managers, officers or employees of the Company or the Members have any interest.

(aa) Pricing Practices. The prices to be received or paid by the Company under all outstanding contracts, agreements, commitments and undertakings with its customers and suppliers and others have been determined in accordance with the Company’s established past pricing policies, and there are no outstanding contracts, agreements, commitments or undertakings that individually or in the aggregate are expected to result in any material loss to the Company.

(bb) Environmental and Safety Compliance.

(i) Except as disclosed on the Schedule entitled “Environmental Matters,” neither the Company nor any of its predecessors in interest have (A) engaged in or permitted any operations or activities upon, or any use or occupancy of their respective Real Property resulting in the emission, release, discharge, dumping, treatment, storage, generation or disposal (including off-site disposal) of any Hazardous Material (as hereinafter defined) on, under, from, in or about the Real Property, (B) disposed of any Hazardous Material off the Real Property nor allowed any Hazardous Material to migrate from the Real Property to, upon, about or beneath other properties, or (C) allowed any

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Hazardous Material to migrate or threaten to migrate from other properties to, upon, from, about or beneath the Real Property. Neither the Company nor any of its predecessors in interest has constructed, placed, deposited, stored or disposed of on the Real Property any asbestos in any form which has become friable. No underground improvements, including but not limited to treatment or storage tanks, sumps, or gas or oil wells have been located on the Real Property. There are no polychlorinated biphenyls (“PCBs”) or transformers, capacitors, ballasts or other equipment containing PCBs constructed, deposited, stored, disposed of or located on the Real Property. The operation of the Company’s business on the Real Property and the existing uses and activities of the Company and its prior uses and activities, comply in all material respects with all Environmental Requirements (as hereinafter defined), and the Company has obtained all Permits necessary under applicable Environmental Requirements. Neither the Company nor any prior owner or occupant of the Real Property has received any notice or other communication concerning any alleged violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority, nor any notice or other communication concerning alleged liability for Environmental Damages (as hereinafter defined) in connection with the Real Property, and there exists no judgement, decree, order, writ or injunction outstanding, nor any litigation, action, suit, claim (including citation or directive) or proceeding pending or threatened, arising from the alleged violation of Environmental Requirements by any Person or from the suspected presence of quantities of Hazardous Material in connection with the Real Property, nor are there any existing facts or conditions which could give rise to any such violation or liabilities.

(ii) For purposes of this Section 3.1(bb) the following terms shall have the following meanings:

(A) “Hazardous Material” means any substance (i) the presence of which requires remediation under any Law, (ii) that is or has been identified as a potential “hazardous waste,” “hazardous substance,” pollutant or contaminant under any Environmental Requirement, or (iii) which has been identified and regulated as a hazardous material by any Governmental Authority.

(B) “Environmental Requirements” means all applicable Laws, Permits and similar requirements of all Governmental Authorities relating to the protection of human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Material.

(C) “Environmental Damages” means any and all Liabilities (as hereinafter defined) that are incurred as a result of the presence, generation or disposal (including off-site disposal) of Hazardous Material upon, about, from or beneath the Real Property or migrating or threatening to migrate to or from the Real Property or the existence of a violation of Environmental Requirements pertaining to the Real Property, including without limitation (i) damages for personal injury or injury to property or natural resources occurring upon or off of

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the Real Property, (ii) fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements, (iii) Liabilities to any Person to indemnify such Person for costs expended in connection with the items referenced in this Section 3.1(bb), and (iv) diminution of the value of Buyer’s interest in the Real Property and damages for the restriction on the use of, or adverse impact on, the marketing of rentable or usable space or of any amenity of the Real Property.

(cc) Employee Benefits.

(i) General. The Schedule entitled “Employee Plans” attached hereto sets forth a true, complete and accurate list of: (A) any and all severance or employment agreements with any current or former manager, officer or employee, (B) any and all severance programs or policies, (C) any and all plans or arrangements relating to current or former managers, officers or employees containing change in control provisions, (D) any collective bargaining agreements or consulting agreement currently established, maintained or contributed to by the Company for the benefit of the Company’s employees, (E) any other agreements or arrangements, including bonus, incentive compensation, equity ownership, equity option, equity appreciation, equity purchase, phantom equity, vacation, retirement (other than those required to be disclosed in subparagraph (F) below), insurance, severance, supplemental unemployment, disability, death benefit, hospitalization, medical, workers compensation, pension, profit-sharing or deferred compensation plans currently established, maintained or contributed to by the Company for the benefit of the Company’s employees, and (F) any employee welfare and employee pension benefit plans (as such terms are defined in Sections 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that are currently established, maintained or contributed to by the Company and are applicable to the Company’s former or current employees (singularly, “Employee Plan” and collectively, “Employee Plans”). In addition, the Schedule entitled “Terminated Employee Plans” attached hereto sets forth a true, complete and accurate list of all Employee Plans, except those disclosed in the Schedule entitled “Employee Plans” under this subsection (i), established, maintained or contributed to by the Company (“Terminated Employee Plans”).

(ii) Pension and Welfare Benefit Plans. With respect to the Employee Plans:

(A) the Company and each Employee Plan are in compliance with the requirements required by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to such plans, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), and each Employee Plan has been administered in accordance with its terms;

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(B) with respect to the Company’s employee welfare benefit plans, no trust is or has ever been maintained pursuant to such employee welfare benefit plans that was intended to be tax-exempt pursuant to Code § 501(c)(9);

(C) each Employee Plan intended to be qualified pursuant to Code § 401(a) and Code § 501(a) is qualified under Code § 401(a) and Code § 501(a) and has received a determination letter from the Internal Revenue Service (“IRS”) covering the Tax Reform Act of 1986, as amended, that each such Employee Plan is so qualified and each trust established in connection with any such Employee Plan is exempt from Federal income taxation and nothing (either in form or operation) has since occurred from the date of the last favorable determination letter to cause the loss of each such plan’s or trust’s qualification;

(D) all required reports and descriptions of each such Employee Plan (including without limitation the IRS Form 5500 Annual Return/Report, summary annual report and summary plan description) have been timely filed and distributed;

(E) any notices required by ERISA or the Code or any other state or Federal law or any ruling or regulation of any state or Federal administrative agency with respect to each such Employee Plan have been appropriately given;

(F) all required contributions for all periods ending prior to Closing (including periods from the first day of the current plan year to Closing) will be made to such each such Employee Plan prior to the Closing Date by the Company;

(G) the Company has taken no action directly or indirectly that obligates it to institute, modify or change any Employee Plan, any change in the manner in which contributions are made or the basis on which such contributions are determined;

(H) all insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to such plans for policy years or other applicable policy periods ending on or before Closing; and that with respect to any contract or arrangement with an insurance company providing funding under any Employee Plan, there is no material liability for any retroactive rate adjustment;

(I) with respect to each such Employee Plan, neither the Company, the Members, nor any of their respective Affiliates (as hereinafter defined) have engaged in prohibited transactions (as defined in ERISA § 406 or Code § 4975), no penalty, fine, tax, action, suit, grievance, arbitration or other manner of litigation, or claim (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) is pending, threatened or imminent against

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or with respect to each such Employee Plan, the Company or any fiduciary (as defined in ERISA § 3(21)) of each such plan (including any action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct that allegedly interferes with the attainment of rights under such plans), neither the Company nor any fiduciary with respect to each such plan has any knowledge of any facts that would give rise to or could give rise to any penalty, fine, tax, action, suit, grievance, arbitration or other manner of litigation, or claim, and the Company has not incurred any lien under Code § 401(a)(29) or any material liability for any tax or civil penalty imposed by Code § 4971 or Code § 4976 or ERISA § 502;

(J) no Employee Plan is (i) a “defined benefit” plan within the meaning of ERISA § 3(35), (ii) a “multiemployer plan” within the meaning of Code § 414(f) or ERISA § 3(37), (iii) a “multiple employer plan” within the meaning of Code § 413(c) or ERISA § 210(a), (iv) or a “multiple employer welfare arrangement” within the meaning of ERISA § 514(b)(6);

(K) the Company is not subject to any liability under Title IV of ERISA, including any withdrawal liability on behalf of a multiemployer plan;

(L) neither the Company nor any of its Members, officers, employees or any other fiduciary has any outstanding liability for a material breach of fiduciary responsibility imposed by ERISA for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such Employee Plans;

(M) except as disclosed in the Schedule entitled “Terminated Employee Plans,” none of such plans has been completely or partially terminated;

(N) no current or former employee of the Company will be entitled to any payment, additional benefits or any acceleration of the time of payment or vesting of any benefits under any Employee Plan as a result of the transactions contemplated by this Agreement and no trustee under any “rabbi trust” or similar arrangement in connection with any Employee Plan will be entitled to payment as a result of the transactions contemplated by this Agreement;

(O) there is no pending or threatened litigation, action, suit, proceeding or investigation against or involving such Employee Plans and there is no basis for any litigation, action, suit, proceeding or investigation;

(P) no Employee Plan provides medical, life or other welfare benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law);

(Q) the Company has the right to amend or terminate its participation with respect to each Employee Plan; and

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(R) each Employee Plan that is a “group health plan,” as defined in Code § 5000 has been operated in accordance with Code § 4980B, Code § 9801 and the secondary payor requirements of Section 1862(b) of the Social Security Act.

(iii) Terminated Employee Plans. With respect to the Terminated Employee Plans:

(A) the Company and each Terminated Employee Plan were in compliance with the requirements provided by any and all statutes, orders or governmental rules or regulations in effect and applicable to such plans, including, but not limited to, ERISA and the Code, until the date of termination of each such Terminated Employee Plan and each such Terminated Employee Plan was administered in accordance with its terms prior to its termination;

(B) each Terminated Employee Plan that was intended to be qualified pursuant to Code § 401(a) and Code § 501(a) was qualified under Code § 401(a) and Code § 501(a) and received a determination letter from the IRS covering such Terminated Employee Plan, including without limitation, a determination upon termination for such Terminated Employee Plan, that each such Terminated Employee Plan was so qualified and each trust established in connection with any such Employee Plan was exempt from Federal income taxation and nothing (either in form or operation) occurred from the date of the last favorable determination letter to have caused the loss of such plan’s or trust’s qualification;

(C) all required reports and descriptions of each such Terminated Employee Plan (including without limitation the IRS Form 5500 Annual Return/Report, summary annual report and summary plan description) were timely filed and distributed;

(D) any notices required by ERISA or the Code or any other state or Federal law or any ruling or regulation of any state or Federal administrative agency with respect to each such Terminated Employee Plan were appropriately given;

(E) all required contributions were made to each such Terminated Employee Plan by the Company;

(F) all insurance premiums were been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to such plans for policy years or other applicable policy periods;

(G) with respect to each such Terminated Employee Plan, neither the Company, the Members, nor any of their respective Affiliates engaged in prohibited transactions (as defined in ERISA § 406 or Code § 4975), no penalty, fine, tax, action, suit, grievance, arbitration or other manner of litigation, or claim (other than routine claims for benefits made in the ordinary course of

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plan administration for which plan administrative review procedures have not been exhausted) is pending, threatened or imminent against or with respect to each such Terminated Employee Plan, the Company or any fiduciary (as defined in ERISA § 3(21)) of each such plan (including any action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct that allegedly interferes with the attainment of rights under such plans), neither the Company nor any fiduciary with respect to such plans has any knowledge of any facts that would give rise to or could give rise to any penalty, fine, tax, action, suit, grievance, arbitration or other manner of litigation, or claim, and the Company has not incurred any lien under Code § 401(a)(29) or any material liability for any tax or civil penalty imposed by Code § 4971 or Code § 4976 or ERISA § 502;

(H) no Terminated Employee Plan was (i) a “defined benefit” plan within the meaning of ERISA § 3(35), (ii) a “multiemployer plan” within the meaning of Code § 414(f) or ERISA § 3(37), (iii) a “multiple employer plan” within the meaning of Code § 413(c) or ERISA § 210(a), (iv) or a “multiple employer welfare arrangement” within the meaning of ERISA § 514(b)(6);

(I) neither the Company nor any of its Members, officers, employees or any other fiduciary has any outstanding liability for a material breach of fiduciary responsibility imposed by ERISA for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such Terminated Employee Plans;

(J) no current or former employee of the Company will be entitled to any payment, additional benefits or any acceleration of the time of payment or vesting of any benefits under any Terminated Employee Plan as a result of the transactions contemplated by this Agreement and no trustee under any “rabbi trust” or similar arrangement in connection with any Terminated Employee Plan will be entitled to payment as a result of the transactions contemplated by this Agreement;

(K) there is no pending or threatened litigation, action, suit, proceeding or investigation against or involving such Terminated Employee Plans and there is no basis for any litigation, action, suit, proceeding or investigation; and

(L) each Terminated Employee Plan that was a “group health plan,” as defined in Code § 5000 was operated in accordance with Code § 4980B, Code § 9801 (if applicable) and the secondary payor requirements of Section 1862(b) of the Social Security Act.

(iv) Waiver Letters. Each of the employees of the Company listed on the Schedule entitled “Employee Waivers” has executed and delivered waiver letters in the form attached to such schedule.

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(dd) Disclosure. No representation or warranty made by the Members contained in this Agreement, the Transaction Documents or in any other writing furnished pursuant hereto or thereto contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading.

3.2 Several Representations and Warranties of the Members.

Each the Members, severally and not jointly, represents and warrants to Buyer that:

(a) Title to Membership Interests. Such Member is the sole holder of record and beneficial owner of all of the Membership Interests set forth opposite his, her or its name on Exhibit A to this Agreement. Good, valid and marketable title to such Membership Interests is held by such Member, free and clear of all Claims and Liens. The Certificates of Transfer and other documents evidencing transfer of such Member’s Membership Interests delivered to Buyer at the Closing, and the signatures and endorsements thereof or powers of attorney delivered therewith, are valid and genuine.

(b) Capacity of Members; Consents; Execution of Agreement; Good Title to Buyer. Such Member has (in the case of a Member that is not a natural person) all requisite power and authority and (in the case of a Member that is a natural person) capacity to enter into and perform this Agreement and the Transaction Documents, and to perform the obligations required to be performed by such Member hereunder and thereunder. All Consents from any Governmental Authorities and other persons and entities, required to be obtained by such Member so as to sell such Member’s Membership Interest to Buyer, free of any Claims or Liens, pursuant to the terms and conditions of this Agreement, or that are necessary for the consummation by such Member of the transactions contemplated by this Agreement and the Transaction Documents, have been obtained. This Agreement and the Transaction Documents have been duly authorized, executed and delivered by, and constitute the valid and legally binding obligations of such Member, enforceable against such Member in accordance with their respective terms. Upon delivery by such Member of such Member’s Membership Interest to Buyer as herein contemplated, Buyer shall acquire legal and beneficial ownership of, and shall have good title to, such Member’s Membership Interest free of all Claims and Liens.

(c) Other Businesses. Except as disclosed on the Schedule entitled “Affiliate Companies,” such Member has no direct or indirect interest in any corporation or business which competes with or conducts any business similar to any business conducted by the Company, other than Buyer, except for the possible ownership of not more than 1% of any class of the outstanding equity securities of any corporation whose shares are traded on any stock exchange or in the over-the-counter market.

3.3 Representations and Warranties of Buyer. Except as set forth on the Schedule entitled “Buyer Representation Exceptions,” Buyer represents and warrants to the Members that:

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(a) Organization and Standing; Corporate Power and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and has full corporate power and authority to make and perform this Agreement and the Transaction Documents, and to perform the obligations required to be performed by it hereunder and thereunder. This Agreement and the Transaction Documents have been or will be as of the Closing Date, as the case may be, duly executed and delivered by Buyer. Subject to the Requisite Acquisition Vote (as defined below), this Agreement and the Transaction Documents have been duly approved by the board of directors of Buyer, through action of a special committee of its board of directors (the “Special Committee”), and constitute the valid, binding and enforceable obligations of Buyer, in accordance with their respective terms.

(b) Conflicts; Defaults. Neither the execution and delivery of this Agreement and the Transaction Documents by Buyer, nor the performance of the transactions contemplated hereby or thereby by Buyer, will (i) violate, conflict with or constitute a default under any of the terms of Buyer’s articles of incorporation or by-laws, or (ii) violate any law, statute, judgment, decree, order, ordinance, rule or regulation of any Governmental Authority applicable to Buyer.

(c) Brokers, Finders and Agents. Buyer is not directly or indirectly obligated to anyone as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

(d) Consents. All consents prescribed by any Law, and that must be obtained or satisfied by Buyer for the consummation of the transactions contemplated by this Agreement or the Transaction Documents, or for the continued performance by it of its obligations hereunder or thereunder, have been, or by the Closing shall have been, made, obtained and satisfied.

(e) Requisite Acquisition Vote. The affirmative votes of a majority of votes cast by the holders of Buyer Common Stock, as required by the Buyer’s Amended and Restated Articles of Incorporation, as amended (“Buyer’s Charter”) and by Rule 4350(i) of the NASD Rules, are the only votes or consents of the holders of any class or series of Buyer’s securities necessary for Buyer to approve this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby (together, the “Requisite Acquisition Vote”).

ARTICLE IV. CONDITIONS TO CLOSING

4.1 Conditions to Buyer’s Obligations. The obligation of Buyer to consummate the transactions provided for by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which (other than the conditions set forth in subsections (e) (as to Consents of Governmental Authorities) and (f) of this Section 4.1) may be waived, in whole or in part, by Buyer for purposes of consummating the transactions contemplated hereby, but without prejudice to any other right or remedy that Buyer may have hereunder as a result of any misrepresentation by, or breach of, any covenant or warranty of the Company or the Members herein or in any other certificate or instrument furnished by, or on behalf of, the Company or any Member hereunder:

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(a) Representations and Warranties. Each of the representations and warranties of the Members and the Company made in Article III of this Agreement shall be true and correct in all material respects (or, in the case of a representation or warranty that already is qualified as to materiality, shall be true and correct) both on the date hereof and as of the Closing Date as though made at such time.

(b) Covenants. The Members and the Company shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by each of them at or prior to the Closing Date.

(c) Material Adverse Change. Since the date hereof, there shall have been no Material Adverse Change, or discovery of a condition or occurrence of any event which might reasonably be expected to result in any Material Adverse Change.

(d) Distribution of Excluded Assets. The Excluded Assets shall have been distributed to the Members, and all state and/or Federal transfer taxes and governmental charges payable in connection with such distribution shall have been paid.

(e) Consents. All Consents of Governmental Authorities and third parties, including those described in Sections 3.1(e) and 3.1(v), shall have been obtained and satisfied.

(f) Shareholder Approval. This Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby, shall have been approved by the Requisite Acquisition Vote.

(g) No Governmental Proceeding or Litigation. No litigation challenging the legality of the transactions provided for in this Agreement shall have been instituted by any Governmental Authority and not settled or otherwise terminated.

(h) Legal Matters. All legal matters in connection with this Agreement and the transactions contemplated hereby, and the form and substance of all legal proceedings and of all papers, instruments and documents used or delivered hereunder or incidental hereto shall, in the reasonable judgment of Buyer, be satisfactory to Buyer and its counsel.

(i) Certificate of the Representative and the Company. At the Closing, the Representative for and on behalf of the Members, and the President and the Manager of the Company shall have executed and delivered to Buyer a Certificate dated the Closing Date, to the effect that the conditions specified in this Section 4.1 applicable to each of the Members and the Company, respectively, have been fulfilled.

(j) Certificates; Documents. The Representative and other persons shall have delivered the certificates, opinions of counsel and other documents required by Section 2.2.

(k) Buyer shall have received, in form and substance reasonably satisfactory to it, evidence of termination or assignment of the Excluded Contracts as contemplated by Section 5.8.

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4.2 Conditions to the Members’ Obligations. The obligations of the Members to consummate the transactions provided for by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Members (other than the conditions set forth in subsection (c) of this Section 4.2):

(a) Representations and Warranties. Each of the representations and warranties of Buyer made in Section 3.3 of this Agreement shall be true and correct in all material respects (or, in the case of a representation or warranty that already is qualified as to materiality, shall be true and correct) both on the date hereof and as of the Closing Date as though made at such time.

(b) Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it at or prior to the Closing Date.

(c) Consents. All consents described in Section 3.3(d), necessary to consummate the transactions contemplated hereunder shall have been obtained.

(d) Legal Matters. All legal matters in connection with this Agreement and the transactions contemplated hereby, and the form and substance of all legal proceedings and of all papers, instruments and documents used or delivered hereunder or incidental hereto shall, in the reasonable judgment of the Members, be reasonably satisfactory to the Members, and counsel to the Members.

(e) Certificate of Buyer. At the Closing, Buyer shall have delivered to the Representative a Certificate signed by the President or a Vice President of Buyer, and attested to by the Secretary or an Assistant Secretary of Buyer, and dated the Closing Date, to the effect that the conditions specified in this Section 4.2 have been fulfilled.

(f) Certificates; Documents. Buyer shall have delivered to the Representative the Purchase Price and the certificates and other documents required by Section 2.3.

ARTICLE V. COVENANTS OF COMPANY AND MEMBERS

5.1 Conduct of Business. During the period from the date hereof through the Closing, the Company will, and the Members shall cause the Company to, conduct its business and operate its assets only in the ordinary and normal course (including, without limitation, using its best efforts to preserve beneficial relationships between the Company and its agents, lessors, employees, suppliers and customers) and continue normal maintenance and distribution expenditures in connection with its business. The Company will not engage in any transactions, including transactions relating to the purchase or sale of goods, raw materials, inventories or other operating or production items, intracorporate or otherwise, with any of its Affiliates (other than Buyer), the Members, officers or employees of the Company, or any Affiliate of the Members (other than Buyer), from the date hereof until the Closing, other than transactions approved by Buyer in writing. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, or to the extent as set forth on the Schedule entitled “Conduct of Business Exceptions,” during the period from the date hereof through the Closing, the Company shall not, and the Members will not permit the Company to:

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(a) Obligations for Borrowed Money. Other than trade indebtedness incurred in the ordinary course of business consistent with past practice, (i) create, incur or assume any indebtedness (including obligations in respect of capital leases) or any debt for money borrowed (whether long or short-term); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligation of any other person; or (iii) make any loans, advances or capital contributions to any other person;

(b) Employee Matters. Adopt or amend any bonus, profit sharing, compensation, severance, termination, equity option, pension, retirement, deferred compensation, employment or other employee benefit arrangements, trusts, plans, funds or other arrangements for the benefit or welfare of any manager, officer or employee, or increase in any manner the compensation or fringe benefits of any manager or officer, or except in the ordinary or normal course of business and consistent with past practice any employee, or pay any benefit not required by any existing plan or arrangement or take any action or grant any benefit not expressly required under the terms of any existing agreements, trusts, plans, funds or other such arrangements or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

(c) Sale of Assets. Except (i) as disclosed in the Schedules to this Agreement, (ii) with consent of Buyer (which, in connection with the sale of properties by Buyer, shall not unreasonably be withheld), and (iii) for distribution of the Excluded Assets to the Members, sell, transfer, license or otherwise dispose of or agree to sell, transfer, license or otherwise dispose of any assets, including, without limitation, any intellectual property or technology, except inventory in the ordinary and normal course of business consistent with past practice;

(d) Commitments. Enter into any other agreements, commitment, contracts or undertakings, except agreements, commitments, contracts or undertakings made in the ordinary and normal course of business consistent with past practice and the representations and warranties of the Members contained in this Agreement;

(e) Leased Facilities. Except with consent of Buyer (which, in connection with the sale of properties by Buyer, shall not unreasonably be withheld) terminate, modify or amend any of the Leases disclosed on the Schedule entitled “Real Estate and Leases”;

(f) Encumbrances. Encumber, or grant or create a Lien on, any of its assets;

(g) Organizational Documents. Make or propose any change or amendment in the Organizational Documents;

(h) Membership Interests. Issue or sell any Membership Interests or other securities or issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any contract, understanding or arrangement with the respect to the issuance of, any Membership Interests or any other of its securities or enter into any arrangement or contract with respect to the purchase or voting of their Membership Interests, or adjust, split, cancel, combine or reclassify any of its Membership Interests or other securities, or make any other changes in its capital structure;

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(i) Distributions. Declare, set aside, pay or make any distribution or other payment (whether in cash, stock or property) with respect to, or purchase or redeem, any of its Membership Interests (other than the distribution of the Excluded Assets);

(j) Insurance. Cause any of the policies of insurance referred to in Section 3.1(m) to terminate, lapse or be canceled, unless reasonable replacement policies, without lapse of coverage, shall be put in place;

(k) Litigation. Enter into any compromise or settlement of any litigation, action, suit, claim, proceeding or investigation to which the Company is a party or to which the Company is subject, except settlements made in the ordinary and normal course of business or by insurers which do not exceed $10,000; or

(l) Representations and Warranties. Take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations and warranties contained in Article III to fail to be true and correct as of the Closing as though made at and as of the Closing.

5.2 Information. During the period from the date hereof to the Closing, the Members will promptly (i) furnish or make available to Buyer copies of all operating reports and monthly, quarterly and other financial statements of the Company, and (ii) notify Buyer of (x) any material change in the condition (financial or otherwise), results of operations, business, properties, assets, liabilities or prospects of the Company and (y) the institution or settlement of any litigation, complaint, investigation, action, suit, claim or proceeding involving the Company and of any developments therein.

5.3 Closing. The Members will use their best efforts to cause the conditions set forth in Section 4.1 to be satisfied by the Closing Date.

5.4 Maintenance of Insurance. The Company shall, and the Members shall cause the Company to, maintain all policies of insurance maintained for the benefit of the Company on the date hereof through and until the Closing unless such policies are terminated in accordance with their terms, and equivalent substitution policies, without lapse of coverage, are obtained by the Company.

5.5 No Shopping or Disclosure. From the date hereof through and until the earlier of termination of this Agreement pursuant to Article VIII or Closing, none of the Company, the Members or their respective employees, officers, agents or representatives shall, directly or indirectly, (a) solicit, initiate or encourage any inquiries, proposals or offers from any person relating to any acquisition or purchase of all or a material amount of assets of, or any securities of, or any merger, consolidation or business combination with, the Company, or (b) with respect to any of the foregoing (i) participate in any discussions or negotiations, (ii) furnish to any other person any information with respect to the Company, or (iii) otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any such effort. None of the Company, the Members or any of the Company’s employees, officers or agents will disclose this Agreement or the transactions contemplated hereby to any third party without the consent of the

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other parties, except for disclosure to the attorneys and accountants involved in assisting with the negotiation and consummation of the proposed transaction.

5.6 Notice of Insurance. The Company shall, and the Members shall cause the Company to, give Buyer prompt written notice of the cancellation or termination of any of the Company’s insurance policies, together with a description of the equivalent replacement policies obtained by the Company.

5.7 Confidentiality. The Members will hold in confidence all confidential information which remains in the possession of the Members or their respective Affiliates concerning the Company after Closing. The Members will not release or disclose any such information to any person other than Buyer and its authorized representatives. Notwithstanding the foregoing, the confidentiality obligations of this Section 5.7 shall not apply to information:

(a) that the Members are compelled to disclose by judicial or administrative process, or, in the opinion of counsel, by other mandatory requirements of law;

(b) that can be shown to have been generally available to the public other than as a result of a breach of this Section 5.7; or

(c) that can be shown to have been provided to the Members by a third party who obtained such information other than from the Members, the Company or their Affiliates or other than as a result of a breach of this Section 5.7.

5.8 Excluded Contracts. Prior to the Closing Date, the Company and the Members shall cause all of the contracts listed on the Schedule entitled “Excluded Contracts” attached hereto (the “Excluded Contracts”) to be either terminated or assumed by Kitchin Development & Construction Company, LLC.

ARTICLE VI. COVENANTS OF BUYER

6.1 Maintenance of, and Access to, Records. From and after the Closing, Buyer, shall, whenever reasonably requested by the Members, permit the Members to have access to all business records turned over to Buyer pursuant to this Agreement or the Transaction Documents for purposes of permitting the Members to satisfy their respective tax requirements. Buyer shall preserve and maintain the records that are part of the Company’s assets as of the Closing for at least three years after the Closing Date for purposes of permitting the Members to satisfy their respective tax requirements.

ARTICLE VII. CERTAIN ADDITIONAL COVENANTS

7.1 Access to Records and Properties. Prior to the Closing, (a) Buyer shall be entitled, and the Company shall, and the Members shall cause the Company to, permit Buyer, and its agents and representatives, to conduct such investigation of the business, operations, properties, assets, prospects and condition (financial or otherwise) of the Company as Buyer shall reasonably deem appropriate, and (b) the Company shall, and the Members shall cause the Company to, (i) provide Buyer and its agents and representatives, including its independent accountants, internal auditors and attorneys, full and complete access to all the facilities, offices

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and personnel of the Company, and to all of the books and records of the Company (including work papers of any independent accountant); (ii) cause the Company’s officers, employees and advisors to furnish Buyer, and its agents and representatives, with such other financial and operating data (including interim, monthly and quarterly financial information) and other information with respect to the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Company as Buyer shall reasonably request; and (iii) permit Buyer, and its agents and representatives, to make such inspections thereof as Buyer may reasonably require.

7.2 Expenses. Except as otherwise provided for in this Agreement, the Buyer shall pay its own expenses (including, without limitation, attorneys’, brokers’, consultants’, accountants’ or other representatives’ fees and out of pocket expenses) incident to this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, and the Members shall pay their own respective expenses and, with funds that are not funds of the Company, the Company’s expenses (including, without limitation, attorneys’, brokers’, consultants’, accountants’ or other representatives’ fees and out of pocket expenses) incident to this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby.

7.3 Further Assurances. From time to time after the Closing, upon reasonable request of Buyer and without further consideration, the Members shall execute, acknowledge and deliver such other instruments of sale, assignment, conveyance and transfer and shall take all such other actions (including the actions required to be taken pursuant to Section 5.3 hereof) as may be required for the consummation of the transactions contemplated hereby, and to transfer to and vest in Buyer, and to put Buyer in possession of, the Membership Interests. Each Member shall use his, her or its reasonable best efforts to secure, or to assist the Buyer in securing, any Consent from any person, firm, corporation, or Governmental Authority that may be required for the consummation of the transactions contemplated hereby and the continued operation of the Company’s business after the Closing.

7.4 Cooperation in the Defense of Claims. In the event that a claim is asserted against Buyer or its Affiliates, or the Company with respect to events or conditions occurring or existing in connection with, or arising out of, the operation of its business prior to the Closing, or the ownership, possession, use or sale of the Company’s assets prior to the Closing, the Members (subject to the provisions of Article IX hereof) shall cooperate with Buyer and the Company in the defense of any such claim.

ARTICLE VIII. TERMINATION

8.1 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

(a) Mutual Consent. By mutual written consent of the Representative and Buyer;

(b) Closing Date. By the Representative or Buyer if the Closing shall not have occurred on or before January 31, 2004 (the “Termination Date”) provided, however, that

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the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

(c) The Company’s or Members’ Misrepresentation or Breach. By Buyer, if there has been a material breach by the Members or the Company of any of the representations, warranties, covenants, obligations or agreements set forth in this Agreement, the Transaction Documents or in any writing delivered pursuant hereto or thereto by the Members, the Representative on behalf of the Members or the Company;

(d) Buyer’s Misrepresentation or Breach. By the Representative, if there has been a material breach by Buyer of any of its representations, warranties, covenants, obligations or agreements set forth in this Agreement, the Transaction Documents or in any writing delivered pursuant hereto or thereto by Buyer;

(e) Court Order. By the Representative or Buyer if consummation of the transactions contemplated hereby or in the Transaction Documents shall violate any nonappealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction;

(f) Material Adverse Change. By Buyer, if since June 30, 2003 there has been a Material Adverse Change, or the occurrence of a condition or event which might result in a Material Adverse Change;

(g) Buyer’s Conditions. By Buyer, if any condition precedent to Buyer’s obligation to effect the Closing as set forth in Section 4.1 is not satisfied and such condition is not waived, if waivable, by Buyer on or prior to the Termination Date;

(h) The Members’ Conditions. By the Representative, if any condition precedent to the Members’ respective obligations to effect the Closing as set forth in Section 4.2 is not satisfied and such condition is not waived, if waivable, by the Representative on or prior to the Termination Date; and

(i) Fiduciary Duty. By Buyer, if the Special Committee, in the exercise of its good faith determination as to Buyer’s fiduciary duties to its shareholders imposed by Law, decides that such termination is required.

8.2 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall thereafter become void and have no further force and effect and all further obligations of the Company, the Members and Buyer under this Agreement and the Transaction Documents shall terminate without further liability of the Company, the Members and Buyer, except that (a) the obligations of the Members under any confidentiality agreement relating to the transactions contemplated by this Agreement shall survive such termination; and (b) such termination shall not constitute a waiver by any party of any claim it may have for damages caused by reason of, or relieve any party from liability for, any breach of this Agreement prior to termination under Section 8.1.

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ARTICLE IX. INDEMNIFICATION

9.1 Indemnification by the Members.

(a) After Closing, the Members shall indemnify, defend and hold Buyer and its Affiliates harmless from and against any and all claims, actions, suits, demands (including Environmental Damages), assessments, interest, penalties, fines, judgments, losses, liabilities (including strict liabilities), damages, costs and expenses (including, without limitation, reasonable attorneys’ fees to the extent permitted by law, accounting fees, and defense and investigation costs) and of any settlement, of whatever kind or nature, contingent or otherwise, matured or immatured, foreseeable or unforeseeable (collectively, “Liabilities”) that may be incurred by Buyer or its Affiliates arising out of or relating to (i) any breach of any representation or warranty contained in Sections 3.1 or 3.2; (ii) any breach of any covenant, obligation or agreement contained herein; (iii) all Liabilities arising out of, relating to or incurred in connection with the Company’s business, assets, liabilities or operations prior to the Closing Date, to the extent not disclosed on the Unaudited Balance Sheet; (iv) the operation, ownership or use of the Excluded Assets (whether such Liabilities arise before or after the Closing Date); or (v) any event, set of facts or circumstances arising prior to the Closing Date for which Buyer would have a claim for indemnification against the Company pursuant to those agreements listed on the Schedule entitled “Existing Agreements” attached hereto.

(b) Since following the Closing Date the Company will be owned by Buyer, the parties to this Agreement agree that any recovery against the Company by the Buyer after Closing will be against the Members, who will have no right of reimbursement or contribution against the Company, and any losses suffered or incurred by the Company against which the Buyer is indemnified and held harmless as provided above shall be deemed suffered by the Buyer, who shall, either independently or jointly with the Company, be entitled to enforce such indemnity.

(c) The Members may, at their election, satisfy their obligations under this Section 9.1 by returning to the Company, in respect of the sum so paid, that number of shares of Buyer Common Stock with an aggregate market value, based on the closing price per share of the Buyer Common Stock as reported on the NASDAQ National Market on the day prior to satisfaction of such obligation (or the average between the closing bid and ask prices, if there is no sale on such day), equal to such sum.

9.2 Survival; Certain Limitations on Claims for Indemnification.

(a) Buyer’s Limitations. Except as provided in Section 9.3, the right of Buyer and its Affiliates to indemnification under Section 9.1(a)(i) for any breach of any representation or warranty shall apply only to those claims for indemnification which are given pursuant to this Agreement on or before the respective dates set forth below:

(i) Any claim for indemnification under Section 9.1(a)(i) relating to any breach of the representations and warranties set forth in Section 3.1(u) and (cc) shall be made on or before 45 days after the expiration of the applicable statute of limitations

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(and any extensions thereof) applicable to any claim arising in connection with any breach of any such representations and warranties.

(ii) No time limit shall apply to any right to indemnification under Section 9.1(a)(i) relating to any breach of any representation or warranty contained in: Sections 3.1(a), 3.1(b), 3.1(c), or Sections 3.2(a) or (b).

(iii) Any claim for indemnification under Section 9.1(a)(i) relating to any breach of any representation or warranty set forth in Section 3.1(bb) shall be made on or before the date that is five years from the date of Closing.

(iv) Any claim for indemnification under Section 9.2(a)(i) relating to any breach of any representation or warranty set forth in any subsection of Sections 3.1 or 3.2 (or portion thereof) not referred to elsewhere in this Section 9.4(a) shall be made on or before the earlier of (i) the date that is two years from the date of Closing, or (ii) the date the applicable statute of limitations expires.

(v) Notwithstanding the foregoing, each of the time periods referred to in sub-clauses (i) though (iv) shall expire upon a Change in Control of Buyer occurring at any time after the second anniversary of Closing.

(vi) Notwithstanding the foregoing, in the event that a claim for indemnification under Section 9.1 is made in a timely manner, the subsequent expiration of the survival period of the corresponding representation or warranty or right of indemnification shall not affect the rights and obligations of the indemnified and indemnifying parties thereunder.

(vii) Notwithstanding the foregoing, should the Closing occur, in no event shall the Company or the Members have any liabilities under or pursuant to this Agreement for any misrepresentation or breach of warranties or covenants hereunder (other than for claims of misrepresentation or breach of the warranties contained in Sections 3.1(a), 3.1(b), 3.1(c), or Sections 3.2(a) or (b)), in excess of the Indemnification Cap (as hereinafter defined). Notwithstanding the foregoing, in no event shall the Buyer and its Affiliates be entitled to indemnification pursuant to this Section 9.2 until the aggregate of all Liabilities for which indemnification is sought pursuant to this Section 9.2 exceeds the Indemnification Threshold (as hereinafter defined), after which Buyer shall be entitled to be indemnified for all Liabilities, in excess of the Indemnification Threshold, up to the Indemnification Cap.

(A) For purposes of this Agreement, the “Indemnification Cap” means, on any given day, the lesser of (i) the Cash Consideration plus the aggregate cash proceeds to the Members from the disposition of any portion of the Stock Consideration plus the aggregate market value, based on the closing price per share of the Buyer Common Stock as reported on the NASDAQ National Market on the day prior to such day (or the average between the closing bid and ask prices, if there is no sale on such day), of any remaining portion of the Stock Consideration; or (ii) $6,600,000.

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(B) For purposes of this Agreement, the “Indemnification Threshold” means $158,000.

(b) Commercially Reasonable Efforts Re: Tax Treatment. Notwithstanding the foregoing, each indemnified party hereunder will use its commercially reasonable efforts to structure the defense or settlement or other conclusion of any matter as for which such indemnified party is entitled to indemnification hereunder, or any indemnification payment to be made to such indemnified party, so that the indemnifying party achieves, relative to the matter and indemnification therefor, the most tax-advantaged result to the indemnifying party. The indemnifying party will be responsible to provide direction in this regard to assist such efforts of the indemnifying party.

(c) Exception to Buyer’s Limitations. No limitation set forth in subsection (a) of this Section 9.2 shall apply with respect to any matter the facts of which the Members knowingly concealed from Buyer as of the Closing.

(d) Insurance Limitation. The indemnification obligation of the Members shall be adjusted so as to give credit to the Members for any insurance proceeds received by Buyer.

9.3 Notice of Claims; Right to Participate in and Defend Third Party Claim.

(i) Contemporaneously with asserting any claim for indemnification against the Members, Buyer shall provide the Members with prompt written notice of the facts and circumstances of the claim (including the amount of the monetary damages, if known, associated with the claim) that gives rise to the alleged right to indemnification.

(ii) In the event that any indemnified party receives notice of the assertion of any claim, the commencement of any suit, action or proceeding, or the imposition of any penalty or assessment by a third party in respect of which indemnity may be sought hereunder (a “Third Party Claim”), and the indemnified party intends to seek indemnity hereunder, the indemnified party shall promptly provide the indemnifying party with notice of the Third Party Claim. The failure by an indemnified party to notify an indemnifying party of a Third Party Claim shall not relieve the indemnifying party of any indemnification responsibility under this Article IX, unless such failure prejudices the ability of the indemnifying party to defend such Third Party Claim. The indemnified party shall have the right to control the defense or settlement of the Third Party Claim with counsel of its choosing; provided, however, that the indemnified party shall not settle or compromise any Third Party Claim without the indemnifying party’s prior written consent, unless (I) the terms of such settlement or compromise release the indemnified party or the indemnifying party from any and all liability with respect to the Third Party Claim, or (II) the indemnifying party shall not have acknowledged its obligations to indemnify the indemnified party with respect to such Third Party Claim in accordance with this Article IX and established security in form and substance reasonably satisfactory to the indemnified party to secure the indemnifying party’s obligations under this Article IX with respect to such Third Party Claim. The indemnifying party shall be

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entitled (at the indemnifying party’s expense) to participate in the defense of any Third Party Claim with its own counsel.

9.4 Other Remedies. The indemnification provided in Section 9.1 is in addition to, and in no way shall be construed to limit or replace, any other rights which the Buyer and its Affiliates may have at law, in equity, by statute or otherwise.

9.5 The Company’s and Members’ Limitations. None of the representations, warranties and agreements of the Buyer in this Agreement or the Transaction Documents shall survive the Closing, and thereafter neither Buyer nor any of its officers, directors or employees, shall have any liability whatsoever with respect to any such representations, warranties or agreements, except for those agreements expressly contemplated to be performed subsequent to the Closing.

ARTICLE X. MISCELLANEOUS

10.1 Amendments. This Agreement may be amended only by a writing executed by Buyer and the Representative.

10.2 Entire Agreement. This Agreement and the Transaction Documents set forth the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties with respect to the subject matter hereof and thereof.

10.3 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Georgia, without regard to its conflicts of law doctrine. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and Federal courts sitting in the State of Georgia for the resolution of all disputes arising under this Agreement or the Transaction Documents.

10.4 Authority to Act. Approval by a majority of the members of the Special Committee shall constitute requisite corporate approval pursuant to this Agreement or the Transaction Documents for any approval, consent, waiver or other action taken hereunder or thereunder.

10.5 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when received if personally delivered, (b) within five days after being sent by registered or certified mail, return receipt request, postage prepaid, (c) within 12 hours after being sent by telecopy, with confirmed answer back, and (d) within one business day of being sent by established overnight courier, to the parties (and to the persons to whom copies shall be sent) at their respective addresses set forth below.

If to Buyer:

Jameson Inns, Inc.

8 Perimeter Center East

35

Suite 8050

Atlanta, Georgia 30346-1604

Attention: Thomas J. O’Haren, Chairman, Special Committee

With a copy to:

Jones Day

3500 SunTrust Plaza

303 Peachtree Street, N.E.

Atlanta, Georgia 30308

Attention: John E. Zamer, Esq.

If to the Company or to the Members:

Thomas W. Kitchin

8 Perimeter Center East

Suite 8050

Atlanta, Georgia 30346-1604

Any party by notice given to the other party in accordance with this Section 10.5 may change the address or the persons to whom notices or copies thereof shall be directed.

10.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

10.7 Assignment; Affiliates. This Agreement, including, without limitation, Section 10.1 and Section 10.2, shall be binding upon and inure to the benefit of the successors, heirs, beneficiaries, representatives and assigns of each party hereto, including, without limitation, the beneficiaries of any trust which is a party hereto, but no rights, obligations or liabilities hereunder shall be assignable by any party without the prior written consent of the other party.

10.8 Waivers. Any waiver by any party of any violation of, breach of or default under any provisions of this Agreement or any other agreements provided for herein, by the other party shall not constitute or be construed as a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreements provided for herein.

10.9 Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than Buyer, the Members and the Company any rights or remedies under or by reason of this Agreement.

10.10 Exhibits and Schedules. The Exhibits and Schedules attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.

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10.11 Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

10.12 Certain Definitions.

(a) The phrases “To the best of the Company’s or the Member’s knowledge,” “the Company’s and the Member’s knowledge,” or similar phrases shall be deemed to include all information that is actually known, or, in the exercise of reasonable diligence in the normal course of his employment and/or assigned duties, would reasonably be expected to be known, by the Member.

(b) “Affiliate” or “Affiliates” shall mean any person(s), firm(s) or corporation(s) that directly, or indirectly through one or more intermediaries, control(s), is/are controlled by, or is/are under common control with, the person specified.

(c) “Control” shall mean the right to exercise, directly or indirectly, 50% or more of the voting rights attributable to the stock of, or other ownership interest in, any entity, or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity. A “Change in Control” shall mean a transaction by which Control of the relevant entity changes.

(d) “Law” or “Laws” shall mean any applicable statute(s), law(s), rule(s), regulation(s), order(s), ordinance(s), code(s) and decree(s) of Governmental Authorities.

10.13 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or hereafter existing at law or in equity or by statute or otherwise. No remedy shall be deemed to be a limitation on the amount or measure of damages resulting from any breach of this Agreement. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

10.14 Gender and Number. The masculine, feminine or neutered gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates.

10.15 Effect of Disclosure on Schedules. An item disclosed on any one Schedule to this Agreement shall not be deemed to be disclosed on any other Schedule to this Agreement.

10.16 Mutual Offset Rights. Each party hereto agrees that if any fees, costs, damages, or other expenses are incurred by it that are directly attributable to a violation of this Agreement or the Transaction Documents, such party may offset such amounts against amounts payable by it hereunder of thereunder.

[ SIGNATURE PAGE TO FOLLOW ]

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IN WITNESS WHEREOF, each of the Members has executed this Agreement, and the Company and the Buyer each have caused their respective duly authorized representative or agent to execute this Agreement, as of the day and year first above written.

JAMESON INNS, INC.

By:
Name:
Title:

KITCHIN HOSPITALITY, LLC

By:
Name:
Title:

MEMBERS:

Thomas W. Kitchin, in his individual capacity

Thomas W. Kitchin, as attorney-in-fact to each of the Members (other than himself), pursuant to the Member’s Acknowledgement, Consent and Power of Attorney executed by each of the Members

EXHIBIT A

SELLERS

Thomas	W. Kitchin
Judith	K. Kitchin
Thomas	W. Kitchin and Judith K. Kitchin, Trustees of the Thomas J. Kitchin Family Trust
Thomas	W. Kitchin and Judith K. Kitchin, Trustees of the Craig R. Kitchin Family Trust
Thomas	W. Kitchin and Judith K. Kitchin, Trustees of the Matthew T. Kitchin Family Trust
Thomas	W. Kitchin and Judith K. Kitchin, Trustees of the Alexander G. Kitchin Family Trust
Thomas	W. Kitchin and Judith K. Kitchin, Trustees of the John P. Kitchin Family Trust
Thomas	W. Kitchin and Judith K. Kitchin, Trustees of the Karen E. Kitchin Family Trust

EXHIBIT B

JAMESON BOARD OF DIRECTORS

Number of Sellers’ Directors upon Increase in Number of Directors

Total Number of Directors	Number of Sellers’ Directors
4 – 6	1
7 – 10	2

EXHIBIT D

FORM OF SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT (this “Agreement”), dated as of January     , 2004, is made by and among Jameson Inns, Inc., a Georgia corporation (“Jameson”), and each of the persons listed on Exhibit A hereto (each, a “Seller” and collectively, the “Sellers”).

W I T N E S S E T H:

WHEREAS, Jameson, Kitchin Hospitality, LLC, a Georgia limited liability company (the “LLC”), and the Sellers have entered into a Membership Interest Purchase Agreement dated September 10,2003 (the “Membership Interest Purchase Agreement”), pursuant to which Jameson, contemporaneously with the execution and delivery of this Agreement, is purchasing from the Sellers all of the outstanding membership interests in the LLC in return for shares of Common Stock (defined below) and cash;

WHEREAS, the Sellers, by virtue of their existing ownership of shares of Common Stock of Jameson, and the issuance to the Sellers of ~~sh~~ares of Common Stock pursuant to the closing of the transactions provided for in the Membership Interest Purchase Agreement, collectively will own approximately 20% of the outstanding shares of Common Stock, and the parties desire to establish in this Agreement certain terms and conditions concerning the corporate governance of Jameson from and after the date hereof and certain terms and conditions concerning the acquisition and disposition of securities of Jameson by the Sellers; and

WHEREAS, it is a condition precedent to the closing of the transactions contemplated by the Membership Interest Purchase Agreement that the parties hereto execute this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

(a)	“Affiliate” has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

(b)	“Associate” has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

(c)	“Board of Directors” means the Board of Directors of Jameson.

(d)	“Business Combination” means any one of the following transactions:

(i)	Any merger or consolidation of Jameson or any Subsidiary of Jameson with any corporation or other entity (other than Jameson) that is, or after such merger or consolidation would be, an Affiliate or Associate of any Seller;

(ii)	Any sale, lease, exchange, mortgage, pledge, transfer or other disposition by Jameson (in one transaction or a series of transactions) to or with any Seller, or any Affiliate or Associate of any Seller (other than Jameson), of all or a Substantial Part of the assets of Jameson or any Subsidiary of Jameson; or

(iii)	The adoption of any plan or proposal for the liquidation or dissolution of Jameson proposed by or on behalf of any Seller or any Affiliate or Associate of any Seller (other than Jameson); or

(iv)	Any reclassification of securities (including any reverse stock split), recapitalization of Jameson, or any merger or consolidation of Jameson with any Subsidiary thereof or any other transaction to which Jameson is a party (whether or not with or into or otherwise involving any Affiliate or Associate of any Seller) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Jameson or any Subsidiary thereof which is directly or indirectly owned by any Seller, or any Affiliate or Associate of any Seller (other than Jameson).

(e)	“Common Stock” means the common stock, par value $.10 per share, of Jameson.

(f)	“Director” means a member of the Board of Directors.

(g)	“Equity Security” means any (i) Common Stock, (ii) securities of Jameson convertible into or exchangeable for Common Stock, and (iii) options, rights, warrants and similar securities to acquire Common Stock.

(h)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended.

(i)	“Group” shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

(j)	“Independent Director” means a Person who is an independent director within the meaning of Rule 4200 of the National Association of Securities Dealers, as such rule may be amended from time to time.

(k)	“Initial Percentage” means the percentage of the issued and outstanding Equity Securities owned in the aggregate by the Sellers on the date hereof

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giving effect to the closing of the transactions contemplated by the Membership Interest Purchase Agreement.

(l)	“Jameson” has the meaning set forth in the preamble to this Agreement.

(m)	“LLC” has the meaning set forth in the recitals to this Agreement.

(n)	“Membership Interest Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

(o)	“Other Shares” means shares of Equity Securities that are not owned or controlled, directly or indirectly, by any Seller or any Affiliate of any Seller.

(p)	“Permitted Acquisition Transaction” means either (i) a tender or exchange offer for outstanding shares of Common Stock or (ii) a Business Combination, in either case, that is conditioned upon approval by at least a majority of the Unaffiliated Shareholders, and which transaction, in the case of either clause (i) or (ii) above, satisfies each of the following conditions:

(A)	the Board of Directors receives an opinion from a recognized independent investment banking firm selected by the Board of Directors other than Sellers’ Director(s) that the price and other financial terms of the transaction are fair from a financial point of view to the Unaffiliated Shareholders; and

(B)	a majority of the Board of Directors (other than the Sellers’ Director(s)) concludes that the price and other terms of the transaction are fair to and in the best interests of the Unaffiliated Shareholders and recommends that Unaffiliated Shareholders approve the transaction; or

(iii) a merger following the consummation of a tender or exchange offer described in clause (i) above that offers the same consideration as such tender or exchange offer, whether or not such merger complies with paragraph (A) or (B) above.

(q)	“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity, government or any agency or political subdivision thereof, or any Group comprised of two or more of the foregoing.

(r)	“Registration Rights Agreement” means that certain Registration Rights Agreement, by and among Jameson and the Sellers, executed contemporaneously herewith.

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(s)	“SEC” means the Securities and Exchange Commission.

(t)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as amended.

(u)	“Sellers” has the meaning set forth in the preamble to this Agreement.

(v)	“Sellers’ Director(s)” means the Director or Directors who are designated for such position by the Sellers in accordance with Section 3.1.

(w)	“Sellers’ Interest” means the aggregate percentage of the outstanding Equity Securities that is controlled, directly or indirectly, by any of the Sellers or their respective Affiliates.

(x)	“Subsidiary” has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

(y)	A “Substantial Part” of Jameson means more than 10% of the fair market value of the total assets of Jameson and its Subsidiaries as of the end of its most recent fiscal quarter ending prior to the time the determination is made.

(z)	“Unaffiliated Shareholders” means shareholders of Jameson other than any Seller or any Affiliate or Associate of a Seller.

ARTICLE II

BUSINESS COMBINATIONS INVOLVING JAMESON AND THE SELLERS

SECTION 2.1. PURCHASES OF EQUITY SECURITIES.

(a)	Unless approved by a majority of the Independent Directors of the Board of Directors, from the date of this Agreement until and including December 31, 2008, none of the Sellers nor their respective Affiliates shall, directly or indirectly, purchase or otherwise acquire, or propose or offer to purchase or otherwise acquire, any Equity Securities, whether by tender offer, market purchase, privately negotiated purchase, Business Combination or otherwise, if, immediately after such purchase or acquisition, the aggregate Interest held by the Sellers would equal or exceed the Initial Percentage.

(b)	The prohibitions contained in Section 2.1(a) shall not apply to any Permitted Acquisition Transaction following (x) the commencement by any third party of (1) a bona fide tender or exchange offer to purchase in excess of 20% of the outstanding shares of Common Stock that the Board of Directors either recommends acceptance of, expresses no opinion and remains neutral toward or is unable to take a position with respect to, (2) a bona fide proposal to acquire all or substantially all of the assets of

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Jameson that the Board of Directors is actively entertaining and the consummation of which would require approval by the shareholders of Jameson pursuant to Section 14-2-1202 of the Georgia Business Corporation Code or (3) a bona fide proposal to enter into any acquisition or other business combination transaction with Jameson that the Board of Directors is actively entertaining, in the case of each of clauses (1)-(3), which shall not have been approved in advance by Jameson or the Board of Directors, or (y) Jameson entering into (or announcing its intention to do so) a definitive agreement, or an agreement contemplating a definitive agreement, for any of the transactions described in clauses (1) - (3) above.

SECTION 2.2. ADDITIONAL LIMITATIONS. During the term of this Agreement, none of the Sellers shall, nor shall they permit any of their respective Affiliates to:

(a)	other than in connection with an election contest to which Rule 14a-11 under the Exchange Act applies initiated by a third party or as otherwise approved by a majority of the Board of Directors (other than the Sellers’ Director(s)), make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules of the SEC) or seek to advise, encourage or influence any person or entity with respect to the voting of any shares of capital stock of Jameson, initiate, propose or otherwise solicit shareholders of Jameson for the approval of one or more shareholder proposals or induce or attempt to induce any other individual, firm, corporation, partnership or other entity to initiate any shareholder proposal;

(b)	deposit any Equity Securities into a voting trust or subject any Equity Securities to any arrangement or agreement with respect to the voting of such securities or form, join or in any way participate in a Group with respect to any Equity Securities;

(c)	other than as permitted by this Agreement, propose any Business Combination, or any other merger, tender offer or other business combination involving Jameson or its Affiliates; or

(d)	except in connection with a transaction permitted by Section 2.1(b) hereof, make any public announcement with respect to the transactions referred to in Section 2.1(a) hereof.

ARTICLE III

CORPORATE GOVERNANCE

SECTION 3.1. COMPOSITION OF THE BOARD OF DIRECTORS; COMMITTEES.

(a)	Except as otherwise provided herein, the Board of Directors shall consist of at least four (4) Directors, a majority of whom shall be Independent Directors.

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(b)	At all times during the term of this Agreement that the Sellers’ Interest is ten percent (10%) or greater, the Sellers shall have the right to designate for nomination one Director (a “Sellers’ Director”), subject to increase as provided below. The initial Sellers’ Director shall be Thomas W. Kitchin.

(c)	Notwithstanding the foregoing, the Sellers and Jameson hereby agree that the number of Directors on the Board of Directors may be increased or decreased from time to time as determined by the Board of Directors, provided that the number of Directors shall not be fewer than four nor greater than ten. In the event that the Board of Directors decides to increase or decrease the number of directorships on the Board of Directors, and provided that the Sellers’ Interest is 10% or greater at such time, the Sellers will have the right to designate for nomination the number of Directors indicated on Exhibit B hereto.

(d)	Subject to the other provisions of this Section 3.1, the Sellers shall have the right to designate for nomination any replacement for a Director designated in accordance with Section 3.1 by the Sellers at the termination of such Director’s term or upon death, resignation, retirement, disqualification, removal from office or other cause. The Board of Directors shall elect each person so designated upon nomination by the Board of Directors.

(e)	No individual who is an officer, director, partner or principal shareholder of any competitor of Jameson or any of its Subsidiaries shall serve as a Sellers’ Director.

(f)	Each person designated as a nominee for a Sellers’ Director pursuant to this Section 3.1 shall be nominated for such position by the Board of Directors, unless the Board of Directors, in the execution of its fiduciary duties, with any Sellers’ Directors abstaining, shall reasonably determine that such designee is not qualified to serve on the Board of Directors. If the Board of Directors (with any Sellers’ Directors abstaining) shall reasonably determine that such designee is not so qualified, the Sellers shall have the opportunity to specify one or more additional designees who shall become nominees subject to the qualification set forth in the immediately preceding sentence.

SECTION 3.2. SOLICITATION AND VOTING OF SHARES.

(a)	Jameson shall use its reasonable best efforts to solicit from the shareholders of Jameson eligible to vote for the election of Directors proxies in favor of the nominees designated in accordance with Section 3.1.

(b)	In any election of Directors or any meeting of the shareholders of Jameson called expressly for the removal of Directors, the Sellers shall cause their

6

Equity Securities to be present for purposes of establishing a quorum and shall vote all of their respective Equity Securities entitled to vote in the election of Directors for all nominees in proportion to the votes cast with respect to the Other Shares, provided that the Sellers may cast any or all of their votes, in their sole discretion, (i) in favor of any nominee designated by Sellers pursuant to Section 3.1 and (ii) in connection with an election contest described in paragraph 2.2(a) of this Agreement.

(c)	In any matter originally submitted to the shareholders of Jameson by a shareholder of Jameson (including by any of the Sellers), the Sellers shall cause their Equity Securities to be present for purposes of establishing a quorum and shall vote all of their respective Equity Securities entitled to vote on such matter as recommended by the Board of Directors, if the Board of Directors has made a recommendation as to such matter, and, otherwise, in proportion to the votes cast with respect to the Other Shares. This restriction shall not apply to any matter originally submitted to the shareholders of Jameson by the Board of Directors.

SECTION 3.3. ARTICLES OF INCORPORATION AND BY-LAWS. The parties hereto shall take or cause to be taken all lawful action necessary to ensure at all times that Jameson’s Articles of Incorporation and By-Laws are not, at any time, inconsistent with the provisions of this Agreement.

ARTICLE IV

TRANSFER OF JAMESON COMMON STOCK

SECTION 4.1. TRANSFER OF JAMESON COMMON STOCK.

(a)	From the date of this Agreement until and including December 31, 2004, no Seller or Affiliate of a Seller shall, directly or indirectly, sell, transfer or otherwise dispose of any Equity Securities. Commencing on January 1, 2005 and thereafter during the term of this Agreement, no Seller or Affiliate of a Seller shall, directly or indirectly, sell, transfer or otherwise dispose of any Equity Securities, except the transfer of Common Stock (i) in an amount which, when aggregated with all other shares of Common Stock transferred by Sellers or their Affiliates within the three-month period immediately preceding the date of such transfer, would not exceed the volume limitations of Rule 144 under the Securities Act applicable to sales of securities by an Affiliate of an issuer (regardless of whether the transferring Seller or Affiliate of a Seller is deemed at such time to be an Affiliate of Jameson); (ii) not more than one time in any twelve-month period by the Sellers and their Affiliates as a group, in an amount equal to no more than 4.9% of the then-outstanding Common Stock to any one institutional investor which (A) purchases such shares in the normal course of its investment business, for investment purposes only, and with no intention of influencing control of Jameson, (B) pursuant to an

7

exemption from the registration requirements of the Securities Act and (C) provides appropriate certification to Jameson as to the foregoing matters; (iii) pursuant to a tender offer or exchange offer by a third party that is not rejected by the Board of Directors within the time period prescribed by the Exchange Act and the rules and regulations thereunder; (iv) to another Seller or its Affiliate; (v) pursuant to exercise of the registration rights provided for in the Registration Rights Agreement; or (vi) as a gift.

(b)	The transfer of any interest in, or control of, any entity that is a Seller or Affiliate of a Seller shall be deemed to be a transfer of Equity Securities owned or controlled by such entity.

(c)	Proposed transfers of shares of Equity Securities that are not in compliance with this Article IV shall be of no force or effect and Jameson shall not be required to register any such transfer.

SECTION 4.2. TRANSFER AS A RESULT OF DEMAND NOTE. The first sentence of Section 4.1 notwithstanding, should a Seller receive a Demand Note (as defined in the Membership Interest Purchase Agreement), such Seller may, directly or indirectly, sell, transfer or otherwise dispose of up to that number of shares of Common Stock whose aggregate value on the day of issuance of the Demand Note equals the principal amount of the Demand Note; provided, however, that the restrictions of Section 4.1 applicable from January 1, 2005 onward shall apply to any sale, transfer or disposition pursuant to this Section 4.2.

SECTION 4.3. NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of any Equity Securities by a Seller or an Affiliate of a Seller permitted pursuant to Section 4.1 or 4.2 (other than pursuant to Section 2.1 or 2.2 of the Registration Rights Agreement), such Seller or Affiliate of a Seller shall give written notice to Jameson of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by Jameson, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed transfer does not violate the terms of this Agreement and that the proposed transfer may be effected without registration under the Securities Act, whereupon such Seller or Affiliate of a Seller shall be entitled to transfer such Equity Securities described in, and in accordance with the terms of, such notice; provided, however, that no such opinion of counsel shall be required for a transfer to another Seller or Affiliate of a Seller .

ARTICLE V

MISCELLANEOUS

SECTION 5.1. SHAREHOLDER’S ACKNOWLEDGEMENT, CONSENT AND POWER OF ATTORNEY. Contemporaneously with the execution of this Agreement, each of the Sellers shall execute a Shareholder’s Acknowledgement, Consent and Power of Attorney, appointing Thomas W. Kitchin, and, in the event

8

of death or incapacity of Thomas W. Kitchin, then Craig R. Kitchin, as such Seller’s lawful attorney and proxy for the purpose of taking any actions required or permitted by the Sellers under this Agreement, including without limitation designation of nominees for the Sellers’ Director(s) pursuant to Section 3.1, voting of Equity Securities of the Sellers in the manner provided in Section 3.2.

SECTION 5.2. ENFORCEMENT OF THIS AGREEMENT. The approval of either a majority of the Board of Directors or a majority of the Independent Directors shall constitute requisite corporate action for Jameson to seek to enforce the terms of this Agreement.

SECTION 5.3. .COMPLIANCE BY AFFILIATES OF THE SELLERS. The Sellers hereby agree to cause their respective Affiliates to comply in full with those terms of this Agreement applicable to Affiliates of the Sellers.

SECTION 5.4. LEGENDS. In addition to any legends required by applicable securities laws, all certificates representing any shares of capital stock of Jameson subject to the provisions of this Agreement shall have endorsed thereon legends substantially as follows during the term of this Agreement, unless the General Counsel of Jameson agrees to remove or alter such legend:

“The securities represented by this certificate are subject to the terms of a certain Shareholders’ Agreement, dated             , 2003, to which the registered holder, or his or its predecessor in interest, is a party, which agreement provides for certain voting rights and restrictions on transfer. Such agreement is on file at the principal office of this corporation and affects the transferability of the shares represented by this certificate. This legend may be removed only at the direction of the issuer.”

SECTION 5.5. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

if to any Seller, to:

Thomas W. Kitchin

8 Perimeter Center East

Suite 8050

Atlanta, Georgia 30346-1604

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if to Jameson, to:

Jameson Inns, Inc.

8 Perimeter Center East

Suite 8050

Atlanta, Georgia 30346-1604

Attention: General Counsel

SECTION 5.6. AMENDMENTS; NO WAIVERS.

(a)	Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Jameson and each of the Sellers, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that no such amendment or waiver by Jameson shall be effective without the approval of a majority of the Independent Directors.

(b)	No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 5.7. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 5.8. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, together with the documents contemplated hereby, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise.

SECTION 5.9. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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SECTION 5.10. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

SECTION 5.11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia applicable to contracts executed in and to be performed in the State of Georgia. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Georgia state or federal court thereof.

SECTION 5.12. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 5.13. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 5.14. TERMINATION. This Agreement shall terminate upon the earlier of (i) the date on which the Sellers’ Interest falls below 5%; and (ii) the 20th anniversary of the date hereof.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, each of the Sellers has executed this Agreement, and Jameson Inns, Inc. has caused its duly authorized representative or agent to execute this Agreement, as of the day and year first above written.

JAMESON INNS, INC

By:
Name:
Title:

SELLERS:

Thomas W. Kitchin, in his individual capacity

Thomas W. Kitchin, as attorney-in-fact to each of the Sellers (other than himself), pursuant to the Shareholder’s Acknowledgement, Consent and Power of Attorney executed by each of the Sellers

Appendix B

PROPOSED AMENDMENT TO AMENDED AND

RESTATED ARTICLES OF INCORPORATION

OF JAMESON INNS, INC

ARTICLES OF AMENDMENT

OF

JAMESON INNS, INC.

In accordance with Section 14-2-1006 of the Georgia Business Corporation Code, Jameson Inns, Inc. (the “Corporation”), hereby delivers these Articles of Amendment to the Secretary of State for filing.

I.

The name of the Corporation is Jameson Inns, Inc.

II.

The Amended Articles of Incorporation of the Corporation shall be amended as follows:

A. Article IV Section C paragraph 4 is deleted in its entirety.

B. Article IV Section C paragraph 5 is deleted in its entirety.

C. Article IV Section C paragraph 6 is deleted in its entirety.

D. Article IV Section D is deleted in its entirety.

E. Article IV Section E is deleted in its entirety.

F. Article IV Section F is renumbered to Section D.

G. Article IV Section G is renumbered to Section E.

III.

The amendments set forth in Section II of these Articles of Amendment were duly approved by the shareholders in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer on the      day of             , 2003.

JAMESON INNS, INC.

By:
Steven A. Curlee, Secretary and Vice President–Legal

Appendix C

OPINION OF RAYMOND JAMES & ASSOCIATES, INC.

September 10, 2003

September 10, 2003

Special Committee of the Board of Directors

Jameson Inns, Inc.

8 Perimeter Center East

Suite 8050

Atlanta, GA 30346

Members of the Special Committee of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Jameson Inns, Inc. (the “Company”) of the consideration to be paid by the Company in connection with the acquisition (the “Acquisition”) of all of the membership interests of Kitchin Hospitality, LLC (“Kitchin”) subject to the Membership Interest Purchase Agreement between the Company and Kitchin and all the members (“Members”) of Kitchin, dated as of September 10, 2003 (the “Agreement”). The consideration to be paid by the Company in exchange for all the outstanding membership interests of Kitchin will be an aggregate of seven million nine hundred thousand dollars ($7,900,000) (assuming the 60-day trailing average of the closing price of the common stock of the Company, par value $0.10 per share (the “Common Stock”), as of September 9, 2003 is equal to the closing price of the Common Stock on the date of closing) consisting of (i) $6,600,000 in Common Stock (2,185,430 shares of Common Stock based on the average of the closing prices of the Common Stock for the 60 consecutive trading days ended September 9, 2003); and (ii) $1,300,000 in cash.

In connection with our review of the proposed Acquisition and the preparation of our opinion herein, we have, among other things:

1.	reviewed the financial terms and conditions as stated in the Agreement;

2.	reviewed certain publicly available information on Kitchin and the Company we deemed relevant to our inquiry;

3.	reviewed other non-public financial and operating information, including financial forecasts, requested from and/or prepared and provided by Kitchin and the Company;

4.	discussed with members of the senior management of Kitchin and the Company certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry;

5.	reviewed publicly available financial and operating performance as well as the prices and trading activity of companies we deemed comparable to Kitchin for the purposes of our inquiry;

Special Committee of the Board of Directors

Jameson Inns, Inc.

September 10, 2003

6.	reviewed the financial terms, to the extent publicly available, of certain recent transactions we deemed comparable to the Acquisition; and

7.	performed other such analyses that we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by Kitchin, the Company, or any other party, and we have undertaken no duty or responsibility to verify independently any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of Kitchin. With respect to financial forecasts and other information and data, which were provided to or discussed with us by the managements of the Company and Kitchin, we have assumed, without independent verification or investigation, that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of the date hereof and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

We express no opinion as to the underlying business decision to effect the Acquisition, any decision by the Company to discontinue operating as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”), the structure or tax consequences of the Agreement or the availability or advisability of any alternatives to the Acquisition. We did not structure the Acquisition or negotiate the final terms of the Acquisition. This letter does not express any opinion as to the trading range of the Company’s Common Stock following the Acquisition, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of the Company at that time. Our opinion is limited to the fairness, from a financial point of view, of the Acquisition to the Company. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Special Committee to approve or consummate the Acquisition.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of Kitchin; (ii) the current and projected financial position and results of operations of Kitchin; (iii) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (iv) the general condition of the securities markets.

Special Committee of the Board of Directors

Jameson Inns, Inc.

September 10, 2003

In arriving at this opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

Raymond James & Associates, Inc. (“Raymond James”) is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James has been engaged to render financial advisory services to the Special Committee of the Board of Directors of the Company (“Special Committee”) in connection with the proposed Acquisition and will receive a fee for such services, which fee is contingent upon consummation of the Acquisition. Raymond James will also receive a fee upon the delivery of this opinion. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, Raymond James may trade in the securities of the Company for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Special Committee in evaluating the proposed Acquisition and does not constitute a recommendation to any shareholder of the Company regarding how said shareholder should vote on the proposed Acquisition. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, provided, however, that we consent to its inclusion in any filing required to be made with the Securities and Exchange Commission, provided that it is included in its entirety and that any description of this opinion or our work has been approved by us.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be paid by the Company pursuant to the Agreement is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ RAYMOND JAMES & ASSOCIATES, INC.

RAYMOND JAMES & ASSOCIATES, INC.

Appendix D

AMENDED CHARTER OF THE AUDIT COMMITTEE

September 2003

JAMESON INNS, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

September 2003

Purpose. The Audit Committee is appointed by the Board to assist the Board in monitoring (a) the integrity of the financial statements of the Company, (b) the independence and qualifications of the Company’s independent auditors, (c) performance of the Company’s independent auditors and internal audit functions, and (d) the Company’s compliance with legal and regulatory requirements.

Composition and Independence. There shall be not less than three (3) members of the Audit Committee. The members of the Audit Committee shall meet the independence, experience and financial literacy requirements of The Nasdaq Stock Market, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). The members of the Audit Committee shall be appointed by the Board.

Authority and Responsibilities. The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors retained by the Audit Committee.

Reports. The Audit Committee shall make regular reports to the Board and shall prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement..

Functions. The Audit Committee shall perform the following functions. These functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide as appropriate given the circumstances.

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K..

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

4. Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q. The Chairman of the Audit Committee may represent the entire Audit Committee, either in person or by telephone conference call, for purposes of this review.

5. Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditor, if any, or management.

7. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

8. Approve the fees to be paid to the independent auditor.

9. Receive periodic reports from the independent auditor regarding the auditor’s independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

10. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

11. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

12. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

13. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, replace the independent auditor.

14. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

15. Obtain from the independent auditor assurance that Section 10A of the Exchange Act (Audit Requirements) relating to detection and reporting of illegal acts has not been implicated.

16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

18. Prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

19. Review with the Company’s counsel legal matters that may have a material impact on the financial statements.

20. Meet at least annually with the chief financial officer, the senior internal auditing executive, if any, and the independent auditor in separate executive sessions.

21. Review material related party transactions between the Company and its, officers, directors and key employees and any of their affiliates.

Limitation on Duties and Responsibilities. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

Appendix E

AUDIT COMMITTEE PRE-APPROVAL POLICY

FOR AUDIT AND NON-AUDIT SERVICES

August 21, 2003

Jameson Inns, Inc.

Audit Committee Pre-Approval Policy

For Audit and Non-Audit Services

August 21, 2003

I. Statement of Principles

The Audit Committee is required to pre-approve the audit and non-audit services performed by Jameson Inns, Inc.’s (the “Company”) independent certified public accountants in order to assure that the provision of such services do not impair the accountant’s independence. Unless a type of service to be provided by the independent certified public accountants has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

The appendices to this Policy describe the Audit, Audit-Related, Tax, and All Other Services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will annually review and pre-approve the services that may be provided by the independent certified public accountants without obtaining specific pre-approval from the Audit Committee. The Audit Committee will revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent certified public accountants to management.

II. Delegation

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III. Audit Services

The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. The Audit Committee will approve, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, the Company structure, or other matters.

In addition to the annual audit services engagement specifically approved by the Audit Committee, the Audit Committee may grant general pre-approval for other audit services, which are those services that only the independent certified public accountants reasonably can provide. The Audit Committee has pre-approved the audit services listed in Appendix A. All other audit services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

IV. Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent certified public accountants. The Audit Committee believes that the provisions of audit-related services does not impair the independence of the accountants and is consistent with the SEC’s rules on auditor independence, and has pre-approved the audit-related services listed in Appendix B. All other audit-related services not listed in Appendix B must be specifically pre-approved by the Audit Committee.

V. Tax Services

The Audit Committee believes that the independent certified public accountants can provide Tax services to the Company such as tax compliance, tax planning, and tax advice without impairing the auditor’s independence, and the SEC has stated that the independent auditor may provide such services. The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee will consult with management or outside counsel to determine that the tax planning and reporting positions are consistent with this policy.

The Audit Committee has pre-approved the Tax Services listed in Appendix C. All Tax services involving large and complex transactions not listed in Appendix C must be specifically pre-approved by the Audit Committee, including tax services proposed to be provided by the independent auditor to any executive or director of the Company, in his or her individual capacity, where such actions are paid for by the Company.

VI. All Other Services

Permissible All Other Services must be specifically pre-approved by the Audit Committee. A list of the SEC’s prohibited non-audit services is attached to this policy as Appendix D.

VII. Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent auditors will be established annually by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

VIII. Procedures

All requests or applications for services to be provided by the independent auditor that do not require specific approval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee has designated Steve Curlee, General Counsel, to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this policy. Mr. Curlee will report to the Audit Committee on a periodic basis on the results of its monitoring. Both Mr. Curlee and management will immediately report to the chairman of the Audit Committee any breach of this policy that comes to the attention of Mr. Curlee or any member of management.

IX. Additional Requirements

The Audit Committee has determined to take additional measures on an annual basis to meet its responsibility to oversee the work of the independent auditor and to assure the auditor’s independence from the Company, such as reviewing a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1, and discussing with the independent auditor its methods and procedures for ensuring independence.

Appendix A

Pre-Approval Audit Services for Fiscal Year 2003

Date: August 21, 2003

Services	Fees
Special attestation procedures with respect to rent reporting	Not to exceed $10,000 per occurrence

Services specifically associated with the registration statement and other activities concerning the Company’s proposed transaction; these services began in April 2003 and are expected to continue through March 2004, given proposed timing of transaction.	Not to exceed $250,000 in aggregate

Services associated with SEC registration statement, periodic reports, and other documents filed with the SEC, or other documents issued in connection with securities offering (e.g. comfort letters, consents), and assistance in responding to SEC comment letters	Not to exceed $100,000 per occurrence

Attestation of management reports on internal controls pursuant to Sarbanes – Oxley Section 404, when applicable	Not to exceed $75,000

Consultation by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards, or interpretations by the SEC, FASB, or other regulatory or standard setting bodies	Not to exceed $25,000 per consultation

Appendix B

Pre-Approval Audit-Related Services for Fiscal Year 2003

Date: August 21, 2003

Service	Fees
Due diligence services pertaining to potential business acquisitions/dispositions	Not to exceed $100,000 per occurrence

Financial statement audits of employee benefit plans (the December 31, 2002 audit had begun in April 2003)	Not to exceed $25,000 per audit

Other attest services not required by statute or regulation (e.g. agreed-upon procedures)	Not to exceed $25,000 per occurrence

General assistance with implementation of the requirements of SEC rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act	Not to exceed $75,000 per one year period

Provision of EY Online Electronic Database Services (including Global Accounting & Auditing Tool (GAAIT))	Not to Exceed $10,000 per year

Appendix C

Pre-Approved Tax Services for Fiscal Year 2003

Date: August 21, 2003

Service	Fees
U.S. federal, state, and local tax planning advice	Federal: Not to exceed $100,000 for the year State, and Local: Not to exceed $100,000 for the year

U.S. federal, state, and local tax compliance	Not to exceed $150,000 for the year

Assistance with tax audits and appeals before the IRS and similar state, local, and foreign agencies	Not to exceed $50,000 for the year

Federal, state, and local tax matters related to due diligence, including the proposed transaction on which work began in April 2003	Not to exceed $150,000 for the year

Individual tax and personal financial counseling services rendered to officers of the Company, with officers defined by Section 16b of the Securities Exchange Act	Amounts to be negotiated between officers and independent auditor and paid directly by officers

Appendix D

Prohibited Non-Audit Services

Date: August 21, 2003

1.	Bookkeeping or other services related to the accounting records or financial statements of Jameson

2.	Financial information system design and implementation

3.	Appraisal or valuation services, fairness opinions, or contributions-in-kind reports

4.	Actuarial services

5.	Internal audit outsourcing services

6.	Management functions or Human resources

7.	Broker or dealer, investment adviser or investment banking services

8.	Legal services and Expert services unrelated to the audit

9.	Any other service determined later, by regulation, to be impermissible

Appendix F

JAMESON 2003 STOCK INCENTIVE PLAN

JAMESON

2003 STOCK INCENTIVE PLAN

1. Purpose. This Jameson 2003 Stock Incentive Plan (this “Plan”) is designed to help the Company reward executives, other selected key employees and other persons whose efforts benefit the Company and any Associated Company, excluding non-employee directors of the Company, for making major contributions to the success of the Company and to encourage such efforts and contributions in the future. This is accomplished by means of grants of Stock Options and Stock Appreciation Rights and awards of Restricted Stock made in accordance with the provisions, terms and conditions set forth below.

2. General. The Company has reserved 1,000,000 shares of the Common Stock of the Company for issuance under the Plan. Such number of shares available under this Plan shall be increased automatically without further action by the Board or stockholders of the Company on each anniversary of the approval of this Plan by the stockholders during the term of this Plan by a number of shares equal to the lesser of (i) 100,000 shares, or (ii) that number of shares which, when added to the number of shares subject to Stock Options, Stock Appreciation Rights granted and Restricted Stock awarded under this Plan equals ten percent (10%) of the number of outstanding shares of Common Stock (excluding for purposes of determining the number of shares available under this Plan all shares of Common Stock issued pursuant to this Plan) less the number of shares available under this Plan on the day before such anniversary of the approval of this Plan by the stockholders. The number of shares available under this Plan shall be (i) reduced by the number of shares for which options are granted (notwithstanding that a lesser number of shares may be issued on exercise by reason of the delivery of shares of Common Stock to pay the Exercise Price or withholding tax obligations, or that shares of Common Stock may be withheld from the shares issuable upon exercise to satisfy such obligations), for which SARs are granted and by the number of shares of Restricted Stock awarded, and (ii) increased by the number of shares in respect of which Stock Options are forfeited, cancelled or expire unexercised, in respect of which SARs are forfeited, cancelled or expire unexercised, and by the number of shares of Restricted Stock which are forfeited. Directors who are not officers or full-time employees of the Company or an Associated Company shall not be eligible to participate in this Plan. Stock Options granted hereunder may be: (a) Incentive Stock Options; (b) other forms of statutory stock options; or (c) nonstatutory (non-qualified) options.

3. Administration. This Plan shall be administered by a Stock Plan Committee (the “Committee”) consisting solely of not less than two members of the Board of Directors who are non-employees, within the meaning of Rule 16b-3 of the 1934 Act, as amended (“Rule 16b-3”). The Committee shall be appointed by and serve at the pleasure of the Board of Directors. The lesser of two or a majority of the Committee members shall constitute a quorum, and the acts of at least a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by a majority of the members without a meeting, shall be the acts of the Committee. Said acts shall be final and binding upon all persons. The Committee shall have full power to construe and interpret this Plan and to adopt such rules, regulations, guidelines, subplans, procedures and the like for carrying out this Plan as it may deem necessary, proper and in the best interests of the Company.

4. Definitions. Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section 4.

(a) “Associated Company”. Kitchin Hospitality, LLC, any of its subsidiaries, and any subsidiary of the Company (whether now existing or formed hereafter), and their successors.

(b) “Award”. A grant of shares of Restricted Stock under this Plan.

(c) “Board”. The Board of Directors of the Company.

(d) “Change of Control”. Any of the following:

(i)	the acquisition by a person or group (other than an acquisition from the Company or by the Company, the Company’s management or a Company-sponsored employee benefit plan) of 20% or more of the outstanding shares of the Company’s Common Stock,

(ii)	the membership of the Board of Directors of the Company is changed as a result of one or more contested elections for Directors so that the nominees for Directors in such election or elections designated by the members of the Board of Directors as it is constituted immediately prior to the first such election fail to be elected or to constitute, together with any members of such pre-election Board of Directors not then standing for reelection, at least a majority of the Board of Directors, or

(iii)	the approval by the Company’s stockholders of any of the following without the approval of the Board of Directors of the Company (A) a reorganization, merger or consolidation of which the Company is not the surviving entity or pursuant to which the stockholders of the Company do not receive at least a majority of the voting securities of the surviving entity or (B) sale or disposition of all or substantially all of the assets of the Company, or

(iv)	the approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

(e) “Common Stock” or “stock”. Authorized and issued or unissued shares of the Company’s Common Stock, par value $.10 per share.

(f) “Code”. The Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee”. This term shall have the meaning assigned to it in Section 3.

(h) “Company”. Jameson Inns, Inc., a Georgia corporation, and its subsidiary companies including subsidiaries of subsidiaries.

(i) “Exercise Date”. This term shall have the meaning assigned to it in Section 7(a).

(j) “Exercise Price”. The price set by the Committee for which a Participant may purchase Common Stock upon exercise of an Option.

(k) “Fair Market Value”. “Fair Market Value” means the closing bid price of a share of Common Stock reported on the NASDAQ National Market System on the date as of which Fair Market Value is to be determined; provided, that, if the Common Stock shall be listed or admitted to trading on a national securities exchange, “Fair Market Value” shall mean the closing price of a share of Common Stock on the date as of which Fair Market Value is to be determined, which closing price shall be the last reported sales price regular way or, in case no such reported sales took place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading; provided, however, that if the Common Stock is not traded in such manner that the prices or quotations referred to above are available, or if a majority of the members of the Committee in their sole discretion, shall determine that, because of the occurrence of events relating to the Company or its Common Stock, such closing price does not properly reflect the fair market value of a share of the Common Stock, Fair Market Value shall be determined in the good faith by the Committee (and the determination of the Committee shall be binding and conclusive).

(l) “Incentive Stock Option” or “ISO”. A Stock Option grant intended to comply with the terms and conditions set forth in Section 422 of the Code (which may only be granted to Company employees).

(m) “Insider”. Any person described in Section 16(a)(1) of the 1934 Act as applied to the Company.

(n) “Option” or “Stock Option”. A right granted under the Plan to a Participant to purchase a stated number of shares of Common Stock at a fixed price for a specified period of time.

(o) “Participant”. A person who has received a Stock Option, a Stock Appreciation Right or Restricted Stock granted under this Plan.

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(p) “Restricted Stock”. Common Stock which is not transferable except in accordance with the terms of Sections 7, 9(c) and 10 of this Plan or another Company plan under which it was issued.

(q) “Restrictions”. The limitations on the transfer of Restricted Stock contained in the Company plan under which it was issued and/or otherwise established by the Committee.

(r) “Stock Appreciation Right” or “SAR”. A right granted in accordance with the terms of Section 9 of this Plan.

(s) “SAR Agreement”. The agreement between the Company and the Participant which sets forth the terms and conditions of SARs.

(t) “Stock Option Agreement”. The agreement between the Company and the Participant which sets forth the terms and conditions of Options.

(u) “Tax Date”. This term shall have the meaning assigned to it in Section 7(c).

(v) “Unrestricted Stock”. Common Stock awarded under this Plan or another Company plan which has no Restrictions imposed on it.

(w) “1934 Act”. The Securities Exchange Act of 1934, as amended from time to time.

5. Eligibility. Eligibility for the grant of Options and SARs or award of Restricted Stock under provisions of this Plan shall be limited to such persons whose efforts, in the judgment of the Committee, have a materially beneficial effect upon the performance of the Company.

Recommendations for the award of Restricted Stock or the grant of Options and/or SARs under this Plan shall be made by management of the Company to the Committee. The Committee has the full and exclusive power to determine which of such eligible employees shall receive Restricted Stock, Options, and/or SARs and the number, terms, conditions and restrictions of such Options, SARs or shares of Restricted Stock such employees are to be granted or awarded.

6. Option Grants.

(a) The Committee shall determine the number of shares of Common Stock to be included in each Option or SAR granted under this Plan, the type of grant or grants each individual will receive, and the terms and conditions of each grant to be set forth in the Stock Option Agreement or SAR Agreement; provided, however, no Participant may be awarded more than 150,000 Options or 150,000 SARs in any one calendar year. No grants for fractional shares may be made. In addition, notwithstanding that at the time of the grant of an Option, the Committee designated an Option an ISO and the Stock Option Agreement entered into with a Participant so provides, the Committee may at any time redesignate such Option as an Option which is not an ISO by its delivery to the Participant of written notice of such redesignation.

(b) With respect to Options that are ISOs, the aggregate Fair Market of the Common Stock Value (determined as of the time the ISO is granted) with respect to which ISOs are first exercisable by any Company employee during any calendar year under all Option plans of the Company shall not exceed $100,000. An ISO shall not be granted to a Company employee unless, at the time the ISO is granted, the Company employee does not own Common Stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company or a subsidiary thereof.

(c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options, whether or not in a

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transaction to which Section 424(a) of the Code applies, by means of substitution of a new Option for previously issued options or an assumption of previously issued options. In addition, in the event of a Change in Control, Options granted hereunder shall become fully exercisable and a Participant shall have the right to either purchase the shares covered by his Option or receive in lieu of such exercise an amount in cash equal to the difference between the Fair Market Value of the shares of Common Stock which may be purchased under such Option and the Exercise Price for such shares.

7. Exercise Price and Delivery of Shares.

(a) The price at which shares of Common Stock may be purchased under an Option shall be (i) in the case of Options which are not ISO’s the price determined by the Committee at the time of grant; and (ii) in the case of ISO’s, not less than 100 percent of the Fair Market Value of such stock on the date the Option is granted. With respect to an Option granted, the Committee may reduce the Exercise Price at which shares of Common Stock may be purchased under such Option to the current Fair Market Value of a share of Common Stock if the Fair Market Value of a share of Common Stock is less than such Exercise Price for at least 18 consecutive months after the grant of such Option and the Committee makes a determination that it is in the interests of the Company to reduce such Exercise Price. Shares issued upon exercise of an Option may be issued in book entry form upon the records of the Company’s stock transfer agent and registrar or by one or more certificates. No fractional shares shall be issued as a result of exercising an Option. The payment of the exercise price for all shares purchased shall be by cash and in full on the date of exercise, or, if authorized by the Committee prior to the time such Option is granted, through the delivery of shares of Common Stock, including Restricted Stock, previously held by the Participant for at least six months and having a Fair Market Value equal to the full amount of the Exercise Price or by a combination of such methods; provided, however, that in lieu of paying the Exercise Price (or portions thereof) in cash or through the delivery of previously held Common Stock and if authorized by the Committee prior to the time such Option is granted, the Participant may elect to have shares of Common Stock withheld from the shares deliverable upon such exercise if such election is delivered to the Committee in writing either (i) at least six months prior to the date of exercise (the “Exercise Date”) or (ii) prior to the Exercise Date and in any ten business day period beginning on the third business day following the release of the Company’s quarterly or annual summary statement of sales and earnings. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the Exercise Price obligation not satisfied by the payment of cash or delivery of previously held Common Stock. The Participant will be required to pay to the Company or an Associated Company an amount necessary to satisfy federal, state and local income taxes incurred by reason of the exercise of an Option. The Committee shall determine acceptable methods for tendering Common Stock and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate. In the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of said Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same Restrictions as the Restricted Stock so submitted plus any additional Restrictions that may be imposed by the Committee.

(b) At the discretion of the Committee and upon prior notice to the Participant if the Stock Option Agreement so provides, Restricted Stock may be delivered upon the exercise of an Option regardless of whether the Option price was paid with cash or Common Stock. The provisions of Section 9(c) shall apply to such Restricted Stock.

(c) Upon the exercise of an Option requiring tax withholding, when permitted by the Company, a Participant may elect to have shares of Common Stock withheld from the shares deliverable upon such exercise if such election is delivered to the Committee in writing either (i) at least six months prior to the date the amount of the tax to be withheld is determined (the “Tax Date”) or (ii) prior to the Tax Date and in any ten business day period beginning on the third business day following the release of the Company’s quarterly or annual summary statement of sales and earnings. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable tax withholding requirements.

(d) Any Participant who disposes of shares acquired upon the exercise of an ISO either (i) within two years after the date of the grant of the Option under which the shares were acquired or (ii) within one year after the acquisition of such shares shall notify the Company of such disposition and of the amount realized.

(e) Upon any exercise of an Option or SAR, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of this Plan. Failure to comply with the provisions of subparagraphs 13(a) or 13(b) of this Plan prior to, or during the six months after, any exercise shall constitute a rescission

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of the exercise. The difference between the Fair Market Value on the date of exercise and the Option price, or the SAR price, paid pursuant to Section 7 or Section 9, respectively, shall be returned to the Company by the Participant, in cash, within ten days after notice of the rescission has been given to the Participant by the Company’s Chief Executive Officer, Chief Legal Officer or the Chairman of the Committee. Such notice may be given at any time within two years from the date of exercise.

8. Option Period and Exercisability. Each Option granted under this Plan shall be for such period as is established by the Committee, except that each Stock Option shall be for a period of not more than ten years. No Option shall be exercisable until six months after the date of grant or, in the case of persons who are described in Section 16(a) of the 1934 Act, if later, the date the Exercise Price for shares subject to such Option becomes fixed. Thereupon, except as provided in Section 12, each Option shall become exercisable in whole or in installments as set forth in the Stock Option Agreement. Where Options are exercisable in installments, the right to purchase any shares shall be cumulative, so that when the right to purchase any shares has matured, such shares may be purchased thereafter until the expiration of the Option. The Committee shall have the power to accelerate the exercisability of installments for any Option granted under this Plan but not to eliminate the initial six month period after the date of grant before which an Option may be exercised.

9. Stock Appreciation Rights. The Committee may, in its discretion, grant SARs under this Plan. SARs shall be subject to the following terms and conditions:

(a) Except as provided in paragraph (d) of this Section 9, each SAR shall relate to and have the same terms and conditions as a specific Option granted under this Plan (the related Option) and may be granted at the same time the related Option is granted or at any time thereafter prior to the last day on which the related Option may be exercised. Such SARs shall be subject to such additional terms and conditions as the Committee may specify as set forth in the SAR Agreement. SARs expire upon the death of the Participant, unless otherwise determined by the Committee. When any SAR is granted hereunder, the number of shares related thereto shall be deemed to have been issued as if subject to a grant of a Stock Option for that number of shares, and if the SAR is forfeited or lapses without being exercised it shall be governed by the provisions of Section 15(b) below.

(b) Each SAR shall entitle a Participant, upon surrender of an exercisable related Option, or an exercisable portion thereof, to receive from the Company an amount equal to the Fair Market Value on the surrender date of the shares that the Participant would have been entitled to purchase on that date pursuant to the related Option or portion thereof surrendered, less the amount that the Participant would have been required to pay to purchase such shares under the related Option. The amount shall be paid at the sole discretion of the Committee to the Participant in cash, Common Stock (which may include Restricted Stock), or a combination of cash and Common Stock. No fractional shares will be issued as a result of exercising a SAR. A Participant wishing to exercise a SAR shall give written notice of such exercise to the Company, and the day the Company receives such notice shall be the day on which the related Option or portion thereof shall be deemed surrendered.

(c) Any shares issued upon exercise of an Option may be issued in book entry form upon the records of the Company’s stock transfer agent and registrar or by one or more certificates. Shares issued in book entry form will be subject to the same restrictions as if issued by certificate. Certificates for Restricted Stock issued upon exercise of a SAR shall be deposited in escrow with the Company Treasurer. The Participant shall retain all rights in the Restricted Stock while it is held in escrow or book entry form, including but not limited to voting rights and the right to receive dividends, and may use such Restricted Stock for an Option exercise as provided for in Section 7 of this Plan. The Participant shall not otherwise have the right to transfer, dispose of or assign such shares until all of the Restrictions pertaining to such Restricted Stock lapse or are terminated, at which time the applicable Restricted Stock certificates shall be cancelled and new certificates representing unrestricted stock shall be issued and delivered to the Participant by the Company Treasurer. While held in escrow, the Restricted Stock certificates may carry a legend designating that they are not transferable except in accordance with this paragraph.

A Participant may elect in writing, before the date the Restrictions lapse and on a form acceptable to the Committee, to tender some or all of such Restricted Stock to the Company and receive in exchange therefor, at the expiration of the Restrictions, a cash payment equal to the Fair Market Value of the Restricted Stock tendered on the date such Restrictions lapse. The acceptance of any such election by a Participant shall be at the sole discretion of the Committee.

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(d) The Committee may, in its discretion, grant SARs which are related to shares of Common Stock and which generally will have the same terms and conditions as described in Sections 6 and 7, but which are unrelated to Options. The shares to which such SARs relate shall be subject to the total share limitation specified in Section 2. Each SAR granted under this paragraph shall entitle the individual to receive from the Company, upon the exercise of the SAR, an amount equal to the Fair Market Value on the exercise date of the shares covered by the SAR, or the exercised portion thereof, less the Fair Market Value of such shares on the date the SAR was granted. The payment provisions set forth in Section 9(b) shall apply to such SARs.

10. Restricted Stock Awards. In addition to the issuance of shares of Restricted Stock upon the exercise of Options (as provided in paragraph (b) of Section 7) or SARs (as provided in paragraph (b) of Section 9), the Committee may award shares of Restricted Stock. Shares of Restricted Stock awarded pursuant to this Section 10 shall be forfeited by the Participant to whom such shares are awarded if, before the vesting of the award of such shares, the employment of the Participant by the Company or an Associated Company is terminated other than in accordance with the terms of a Company or Associated Company retirement plan or by reason of the Participant’s death or disability. Recommendations for the grant of Awards under this Plan shall be made by management to the Committee. The Committee has the full and exclusive power to determine which employees of the Company or an Associated Company shall receive Awards; provided, however, that, subject to the limitations of this Plan, the Committee may delegate to management the authority to determine (a) which of those Company employees who are not Insiders are eligible for Awards hereunder, and (b) the number of shares of Common Stock to be awarded.

Grants of Restricted Stock shall be subject to the terms and conditions of the following provisions:

(a) Vesting. Except as otherwise provided in this Section 10, an Award shall mature and vest in such amounts and on such date or dates as are determined by the Committee with respect to such Award and only if the Participant who received the Award has been in the continuous employment of the Company or Associated Company from the date of the Award until such vesting date. The Committee shall have the power to accelerate the vesting of all or any portion of Restricted Stock received pursuant to an Award, but not to eliminate any holding period required under Section 16(b) o f the 1934 Act. In the event of a Participant’s death during employment with the Company or Associated Company, all unvested Awards made to such Participant shall become fully vested and may pass by will or the laws of descent and distribution if such Participant was in the continuous employment of the Company or Associated Company from the date(s) of such Award(s) until the date of such Participant’s death. In the event of a Participant’s disability during employment with the Company, all unvested Awards made to such Participant shall become fully vested if such Participant was in the continuous employment of the Company or Associated Company from the date(s) of such Award(s) until the date of such Participant’s disability. For purposes of this Plan, an individual is disabled if, in the opinion of a physician selected by the Company, he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six months.

(b) Terms and Conditions of Awards. Restricted Stock Awards made pursuant to this Plan shall be evidenced by Award Agreements in such form as the Committee shall, from time to time, approve, which Award Agreements shall comply with and be subject to the following terms and conditions:

(i) Number of Shares: Each such Award Agreement shall state the number of shares of Common Stock (subject to adjustment as provided herein) to which it pertains.

(ii) Restrictions: In addition to the restrictions required under this Plan, Common Stock covered by an Award shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, the forfeiture thereof, limitations on the right to vote such Common Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such time, in such installments or otherwise, as the Committee shall determine at the time of grant or thereafter.

(iii) Forfeiture: Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment (as determined under criteria established by the Committee) during the applicable forfeiture restriction period, Common Stock that is at that time subject to forfeiture restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in

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any Award Agreement, that forfeiture restrictions on Common Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part forfeiture restrictions on Common Stock.

(iv) Certificates for Shares: Common Stock awarded under this Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, issuance of certificates representing shares of Common Stock or in book entry form. Any certificates representing shares of Common Stock subject to the restrictions imposed by this Plan or the Committee shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Common Stock.

(v) Nontransferability: Neither an Award nor the shares of Common Stock represented thereby may be assigned, transferred, pledged, hypothecated, sold or otherwise disposed of, in whole or in part, voluntarily or involuntarily, except by will or the laws of descent and distribution, any such assignment, transfer, pledge, hypothecation, sale or other disposition being void and of no effect.

(c) Other Provisions; Securities Registration. An Award under this Plan may be subject to such other provisions as counsel to the Company deems appropriate, including, without limitation, provisions imposing restrictions on resale or other disposition of such shares and such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements. The Company shall not be required to issue or deliver any certificate for Common Stock awarded under this Plan prior to the admission of such shares to listing on any stock exchange on which Common Stock at that time may be listed. If, at any time during the period after an Award under this Plan and the issuance of the certificate(s) for such shares, the Company shall be advised by its counsel that the shares deliverable upon vesting are required to be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law, or that delivery of such shares must be accompanied or preceded by a prospectus meeting the requirements of the Securities Act, the Company will use its best efforts to effect such registration or provide such prospectus not later than a reasonable time following an Award under this Plan, but delivery of a certificate for such shares by the Company may be deferred until such registration is effected or such prospectus is available.

All certificates for Common Stock delivered under the terms of this Plan shall be subject to such stop-transfer orders and other restrictions as counsel to the Company may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any stock exchange on which Common Stock may be listed. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to such shares.

(d) Government Regulations. The Company’s obligation to deliver shares of Common Stock awarded under this Plan is subject to the requirements of any governmental authority with jurisdiction over the authorization, issuance or sale of such shares.

11. Amendment, Modification, Suspension or Discontinuance of this Plan. Except as provided in the second sentence of this Section 11, the Board may amend, modify, suspend or discontinue this Plan for the purpose of meeting any changes in legal requirements or for any other purpose permitted by law. Except for any adjustments pursuant to Section 15 and amendments approved by the stockholders, the maximum number of shares (i) that may be awarded as Restricted Stock, (ii) that may be purchased pursuant to the exercise of Options and (iii) with respect to which SARs may be granted, may not be increased; the six month Option holding period set forth in Section 9 may not be waived; provisions of the Plan relating to the exercise or base price of Options or SARs granted pursuant to the Plan may not be amended; the administration of the Plan may not be withdrawn from the Committee; and payments for SARs may not exceed the amounts prescribed by Section 9.

12. Termination of Employment. If the employment of a Participant by the Company or an Associated Company shall be terminated, the following rules shall apply:

(a) Resignation in order to assume employment, approved by the Company’s Chief Executive Officer, with a governmental, charitable or educational institution, or business entity affiliated with the Company or an Associated Company:

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When a Participant resigns to assume employment, approved by the Company’s Chief Executive Officer, with a governmental, charitable or educational institution, or business entity in which the Company or an Associated Company has an equity interest, the Committee may (i) authorize the continuation of Options, SARs or Restricted Stock granted prior to termination, including Options or SARs granted less than one year prior to such termination, as if the Participant were still employed by the Company or an Associated Company and (ii) permit the exercise of such Options or SARs during periods after such termination of employment but not beyond the original expiration date of the Option or SAR. Such actions will not be authorized to the extent they would cause outstanding ISOs to be considered to have been modified for purposes of Section 424(h) of the Code. Unless the Committee determines otherwise, termination of such approved employment, except to rejoin the Company or an Associated Company or accept other employment which would qualify under this paragraph (a), or divestiture by the Company or an Associated Company of its equity interest in such business entity shall be treated as a termination of employment pursuant to paragraph (b), (c) or (d) of this Section 12.

(b) Termination for any reason other than death, disability or resignation for approved employment pursuant to paragraph (a) above:

Any Option or SAR shall expire on the 30th day after such termination; provided that if the Participant’s employment terminates as a result of retirement in accordance with the terms of a Company or an Associated Company retirement plan, Options and, with the approval of the Committee, SARs, exercisable at retirement may be exercised up to five years from the date of retirement but not beyond the date the Option or SAR otherwise would have expired in accordance with the Stock Option Agreement or SAR Agreement establishing the term of the original grant. The Committee may accelerate the exercisability of installments for any Option or SAR, including those granted less than one year before such retirement. Further, the Committee, in its discretion, may extend the five-year period following commencement of retirement within which any particular Option or SAR may be exercised but not beyond the original expiration date of the Option or SAR.

(c) Death of Participant:

Except in the case of ISO’s, the Participant’s estate or beneficiaries shall have a period up to the later of one year after the Participant’s death or the expiration date specified in the Stock Option Agreement or SAR Agreement within which to exercise the Option or SAR. In the case of ISO’s, the Participant’s estate or beneficiaries may exercise an Option only until the expiration date specified in the Stock Option Agreement. Any Option or SAR may be immediately exercised in full by the Participant’s estate or beneficiaries. In the event the Participant’s estate is closed with exercisable Options or SARs then unexercised, the rights under this paragraph shall pass by will or the laws of descent and distribution.

(d) Disability of Participant:

Except in the case of an ISO, in the event of a Participant’s disability during employment, the Participant, or his or her guardian or legal representative shall have a period up to the expiration date specified in the Stock Option Agreement within which to exercise the Option or SAR. In the case of an ISO and in the event of a Participant’s disability during employment, the Participant, or his or her guardian or legal representative shall have a period up to the earlier of the expiration date specified in the Stock Option Agreement or one year after the disability within which to exercise an ISO. For purposes of this Plan, an individual is disabled if, in the opinion of a physician selected by the Company, he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period if not less than 12 months.

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13. Cancellation of Option Grants, Restricted Stock and SARs. After Termination of Employment, if the employment by the Company or an Associated Company of any person granted an Option or SAR or awarded Restricted Stock under this Plan shall be terminated for any reason other than death, and, pursuant to paragraph (a), (b) or (d) of Section 12, one or more Options or SARs have not yet expired or the Restrictions pertaining to Restricted Stock awarded under Section 10 have not lapsed, the Committee, in its sole discretion, which may be delegated to the Chief Executive Officer of the Company or to the Chairman of the Committee, may cancel any such Options or SARs at any time prior to the exercise thereof or declare forfeited any such Restricted Stock before the related Restrictions lapse unless the following conditions are met:

(a) The Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Company, is or becomes competitive with the Company or an Associated Company, or which is or becomes otherwise prejudicial to or in conflict with the interests of the Company or an Associated Company. The judgment of the Chief Executive Officer shall be based on the Participant’s positions and responsibilities while employed by the Company or an Associated Company, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company or an Associated Company and the other organization or business, the effect on the Company’s or an Associated Company’s customers, suppliers and competitors of the Participant’s assuming the post-employment position, and such other considerations as are deemed relevant given the applicable facts and circumstances. The Participant shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than 10 percent equity interest in the organization or business.

(b) The Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company or an Associated Company, or use in other than the Company’s or an Associated Company’s business, any confidential information or material relating to the business of the Company or an Associated Company, acquired by the Participant either during or after employment with the Company or an Associated Company.

14. Nonassignability.

(a) Except as set forth in paragraphs (b) and (c) below, no Option, SAR, Restricted Stock or any other benefit under this Plan shall be transferable otherwise than by will or the laws or descent or distribution or, except for ISOs, pursuant to a qualified domestic relations order (as defined in Section 414(p)(1)(B) of the Code and which satisfies Section 414(p)(1)(A) of the Code); and no Option or SAR shall be exercisable during the lifetime of the person to whom it was granted except by such person or by such person’s guardian or legal representative.

(b) Where a Participant terminates employment in order to assume a position with a governmental, charitable or educational institution and retains Options or SARs pursuant to paragraph (a) of Section 12, the Committee, in its discretion and to the extent permitted by law, may authorize a third party (including but not limited to the trustee of a “blind” trust) acceptable to the applicable governmental or institutional authorities, the Participant and the Committee, to exercise Options and SARs.

(c) A Participant may assign his rights in Options or SARs to members of his immediate family (spouse, children, and parents) or to trusts of which the only beneficiaries are the Participant or members of his immediate family and the Participant’s assignees shall be entitled to exercise such Participant’s rights if, at the time of such assignment, (i) such Participant is not a director or officer of the Company or An Associated Company who is subject to the limitations of Section 16(b) of the 1934 Act and (ii) the Committee approves in writing and in advance the assignment proposed by such Participant.

15. Adjustments.

(a) In the event of a stock split or stock dividend, combination or reclassification of shares, the number of shares of Common Stock reserved under this Plan, including shares covered by outstanding Options and SARs, the Option

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price of outstanding Options, and the appropriate Fair Market Value for outstanding SARs, shall be adjusted proportionately. In the event of any other change affecting the Common Stock, such adjustments as may be deemed equitable by the Board shall be made to give proper effect to such event. The Committee may make adjustments to avoid fractional shares.

(b) If any Option or SAR granted hereunder should expire or terminate for any reason other than the exercise of a related Option or SAR without having been exercised in full or shares of Restricted Stock shall be forfeited, the forfeited shares and the unpurchased shares (or the shares with respect to which a SAR was unexercised) shall again become available for the granting of Options or SARs or awarding of Restricted Stock while the Plan remains in effect. If an unexpired Option granted hereunder should be surrendered in connection with the exercise of a related SAR, or if any SAR without a related Option shall be exercised, any shares covered by the SAR, but not delivered as payment, shall not again become available for the granting of Options or SARs. SARs which terminate with the related Option still exercisable are excluded from this paragraph (b).

16. Government Regulations. The Company’s obligation to sell and deliver shares or make payments under an Option or SAR granted under this Plan is subject to the requirements of any governmental authority with jurisdiction over the authorization, issuance or sale of such shares.

17. Notice. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Chairman of the Committee or to the Chief Executive Officer of the Company, and shall become effective when it is received by the office of such Chairman or the Chief Executive Officer.

18. Company Benefit and Compensation Plans. Nothing contained in this Plan shall prevent any Participant prior to death, or the Participant’s dependents or beneficiaries after the associate’s death, from receiving, in addition to any Options or SARs provided for under this Plan, any salary, incentive or performance plan awards, payments under a Company or an Associated Company retirement plan or other benefits that may be otherwise payable or distributable to such Participant, or to the Participant’s dependents or beneficiaries under any other plan or policy of the Company or an Associated Company or otherwise. To the extent permitted by law, Options or SARs under this Plan may be made in combination with, or as alternatives to, grants, awards or payments under other Company or an Associated Company plans.

19. Representations and Warranties. No employee shall at any time have a right to be selected as a participant in this Plan, nor having been selected as a participant for one grant to be selected as a participant for any other grant, and no person shall have any authority to enter into any agreement assuring such selection or making any warranty or representation with respect thereto. A Participant shall have no rights to or interest in any Option or SAR except as set forth herein.

20. Unfunded Plan. Insofar as it provides for grants of cash and Common Stock, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash or Common Stock under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash or Common Stock, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash or Common Stock to be granted under this Plan. Any liability of the Company to a Participant with respect to a grant of cash or Common Stock under this Plan shall be based solely upon any contractual obligations that may be created by this Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

21. Governing Law. This Plan and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code, shall be governed by the laws of the State of Georgia and construed accordingly.

22. Effective Date and Termination. This Plan shall become effective on the date it is approved by the holders of a majority of the shares of Common Stock then outstanding. No Options, SARs or shares of Restricted Stock may be granted or awarded by the Committee prior to such date. No Incentive Stock Options may be granted on or after the tenth anniversary of such date. This Plan shall terminate on the date the Board declares it terminated and no Restricted Stock, Options or SARs may be awarded or granted hereunder after such date.

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The undersigned, being the duly elected Secretary of Jameson Inns, Inc., does hereby certify that the foregoing Plan was approved by the Board of Directors on September 26, 2003, and by the stockholders of the Company on December             , 2003.

Secretary

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PROXY

JAMESON INNS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas W. Kitchin and Craig R. Kitchin, or either of them, with full power of substitution, as Proxies of the undersigned, with all powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Jameson Inns, Inc. (the “Company”) to be held at                             , on                                 , 2003, at 2:00 p.m., local time, and at any and all adjournments or postponements thereof, as indicated below:

1.	Election of Directors.

a.	☐ FOR the following nominee (except as marked to the contrary below) for term expiring in 2006:. Robert D. Hisrich

☐ WITHHOLD AUTHORITY to vote for the nominee above.

b.	☐ FOR the following nominee (except as marked to the contrary below) for term expiring in 2006:. Thomas J. O’Haren

☐ WITHHOLD AUTHORITY to vote for the nominee above.

2.	Proposal to relinquish the status of Jameson Inns, Inc. as a real estate investment trust.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal to approve issuance of shares of the common stock of Jameson Inns, Inc. as consideration for the acquisition of all of the membership interests of Kitchin Hospitality, LLC pursuant to the Membership Interest Purchase Agreement, dated as of September 10, 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Proposal to amend the articles of incorporation to eliminate the common stock ownership restrictions necessitated by our status as a real estate investment trust.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Proposal to approve the Jameson 2003 Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

7.	Stockholder proposal regarding engagement of an investment banking firm to explore a sale of the Company.

☐ FOR	☐ AGAINST	☐ ABSTAIN

If Proposal 2 above is not approved, Proposals 3 and 4 will not be implemented, even if they are approved. If Proposal 3 is not approved, Proposals 2 and 4 will not be implemented, even if they are approved, unless our Board then determines to proceed with the acquisition of Kitchin Hospitality for consideration not including the issuance of 5% or more of our common stock (and thus not requiring the consent of our shareholders). If Proposals 2 and 3 are approved but Proposal 4 is not, the REIT status of the Company will be relinquished, and it is expected that the board of directors will exercise its authority to waive the restrictions on stock ownership and transfers contained in the existing articles of incorporation.

This Proxy will be voted as directed herein by the undersigned stockholder. If no specifications are made, this Proxy will be voted FOR the nominees for director, and FOR proposals number 2, 3, 4, 5 and 6 above and AGAINST proposal number 7. If any other business should properly be brought before the meeting, the persons named as proxies will vote on such business in accordance with their best judgment.

(Continued and to be signed on the reverse side)

(Continued from other side)

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

Dated: , 2003

Signature(s)

Signature(s)

IMPORTANT: Please date this Proxy and sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Jameson Inns, Inc. encourages you to take advantage of two convenient ways to vote your shares. If you hold your shares in your own name rather than through a broker, you can vote your shares electronically by internet or by telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed above, just below the perforation. The series of numbers that appears above must be used to access the system.

To vote over the internet: Log on to the internet and go to the voting web site http://www.eproxyvote.com/

To vote over the telephone: On a touch-tone telephone call 1-                     24 hours a day 7 days a week.

Your electronic vote authorizes the named proxies to vote in the same manner as if you marked, signed, dated, and returned the proxy card. Telephone and Internet voting will close at 11:00 p.m. on                                 , 2003.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.